Execution Version

Amended and Restated Credit Agreement and Guaranty

Dated as of

October 1, 2026

among

Hicuity Health, Inc. and
Ambulnz Holdings, LLC as the Borrowers,
The Guarantors from Time to Time Party hereto,
as Guarantors
The Lenders from Time to Time Party hereto,
as Lenders
and
Perceptive Credit Holdings IV, LP,
and its successors and assigns party hereto,
as Administrative Agent and as a Lender

4902-5131-0522
10004497

Table of Contents
Section    Heading    Page
Section 1.01.    Certain Defined Terms    2
Section 1.02.    Accounting Terms and Principles    36
Section 1.03.    Interpretation    37
Section 1.04.    Divisions    38
Section 1.05.    Interest Rates    38
Article 2    The Commitments    38
Section 2.01.    Term Loans    38
Section 2.02.    Proportionate Shares    40
Section 2.03.    Fees    41
Section 2.04.    Notes    41
Section 2.05.    Use of Proceeds    41
Article 3    Payments of Principal and Interest    41
Section 3.01.    Repayment    41
Section 3.02.    Interest    41
Section 3.03.    Prepayments    44
Article 4    Payments, Etc.    46
Section 4.01.    Payments    46
Section 4.02.    Computations    47
Section 4.03.    Notices    47
Section 4.04.    Set-Off    47
Article 5    Yield Protection, Etc.    48
Section 5.01.    Additional Costs    48
Section 5.02.    Illegality    49
Section 5.03.    Taxes    49
Section 5.04.    Delay in Requests    53
Article 6    Conditions Precedent    54
Section 6.01.    Conditions to Effective Date    54
Section 6.02.    Conditions to Term Loan B; Term Loan B Borrowing Date    58
Section 6.03.     Conditions to Term Loan C; Term Loan C Borrowing Date    59
Section 6.04.    Conditions to Term Loan D; Term Loan D Borrowing Date    61
Article 7    Representations and Warranties    63
Section 7.01.    Power and Authority    63
Section 7.02.    Authorization; Enforceability    63

Section 7.03.    Governmental and Other Approvals; No Conflicts    63
Section 7.04.    Financial Statements; Projections; Material Adverse Change    64
Section 7.05.    Properties    64
Section 7.06.    No Actions or Proceedings    66
Section 7.07.    Compliance with Laws and Agreements    66
Section 7.08.    Taxes    66
Section 7.09.    Full Disclosure    66
Section 7.10.    Regulation    67
Section 7.11.    Solvency    67
Section 7.12.    Subsidiaries    67
Section 7.13.    Indebtedness and Liens    67
Section 7.14.    Material Agreements    67
Section 7.15.    Restrictive Agreements    67
Section 7.16.    Real Property    68
Section 7.17.    Pension and Other Plans    68
Section 7.18.    Collateral; Security Interest    68
Section 7.19.    Capitalization    68
Section 7.20.    Insurance    69
Section 7.21.    Certain Fees    69
Section 7.22.    Sanctions Laws    69
Section 7.23.    Anti-Corruption Laws    69
Section 7.24.    Anti-Terrorism Laws    69
Section 7.25.    Associated Practice Entities, Associated Practice Entity Owners, and Administrative Services Documents    69
Section 7.26.    Associated Practice Entity Owners    69
Section 7.27.    Regulatory Matters    70
Section 7.28.    Update of Schedules    73
Section 7.29.    Specified Merger Agreement    73
Article 8    Affirmative Covenants and Financial Covenants    73
Section 8.01.    Financial Statements and Other Information    73
Section 8.02.    Notices of Material Events    76
Section 8.03.    Existence; Maintenance of Properties, Etc.    79
Section 8.04.    Payment of Obligations    80
Section 8.05.    Insurance    80
Section 8.06.    Books and Records; Inspection Rights    81
Section 8.07.    Compliance with Laws    81
Section 8.08.    Licenses    81
Section 8.09.    Action under Environmental Laws    81
Section 8.10.    Use of Proceeds    82
Section 8.11.    Certain Obligations Respecting Subsidiaries; Further Assurances; Intellectual Property    82
Section 8.12.    [Reserved]    83
Section 8.13.    Non-Consolidation    83
Section 8.14.    Anti-Terrorism and Anti-Corruption Laws    83
Section 8.15.    Minimum Liquidity    84

Section 8.16.    Minimum Mobile Health Net Revenue    84
Section 8.17.    Maintenance of Material Contracts, Intellectual Property, Etc.    84
Section 8.18.    Cash Management    85
Section 8.19.    Post-Effective Date Obligations    86
Section 8.20.    Health Care Compliance    86
Section 8.21.    Associated Practice Entities and Administrative Services Documents    86
Article 9    Negative Covenants    88
Section 9.01.    Indebtedness    88
Section 9.02.    Liens    90
Section 9.03.    Fundamental Changes and Acquisitions    91
Section 9.04.    Lines of Business    92
Section 9.05.    Investments    92
Section 9.06.    Restricted Payments    94
Section 9.07.    Payments of Indebtedness and Certain Other Obligations    95
Section 9.08.    Change in Fiscal Year    95
Section 9.09.    Sales of Assets, Etc.    95
Section 9.10.    Transactions with Affiliates    97
Section 9.11.    Restrictive Agreements    97
Section 9.12.    Organizational Documents, Material Agreements; Administrative Services Documents; Services Agreement; Existing Purchase Agreements    98
Section 9.13.    [Reserved]    99
Section 9.14.    Sales and Leasebacks    99
Section 9.15.    Hazardous Material    99
Section 9.16.    Accounting Changes    99
Section 9.17.    Compliance with ERISA    99
Section 9.18.    [Reserved]    99
Section 9.19.    Outbound Licenses    99
Section 9.20.    Inbound Licenses    99
Article 10    Events of Default    99
Section 10.01.    Events of Default    99
Section 10.02.    Remedies    102
Section 10.03.    Prepayment Premium and Redemption Price    103
Article 11    Guarantee    103
Section 11.01.    The Guarantee    103
Section 11.02.    Obligations Unconditional    104
Section 11.03.    Reinstatement    106
Section 11.04.    Subrogation    106
Section 11.05.    Remedies    106
Section 11.06.    Instrument for the Payment of Money    106
Section 11.07.    Continuing Guarantee    106

Section 11.08.    Rights of Contribution    107
Section 11.09.    General Limitation on Guarantee Obligations    107
Article 12    Administrative Agent    108
Section 12.01.    Appointment    108
Section 12.02.    Rights as a Lender    108
Section 12.03.    Exculpatory Provisions    108
Section 12.04.    Reliance by Administrative Agent    109
Section 12.05.    Delegation of Duties    109
Section 12.06.    Resignation of Agent    110
Section 12.07.    Non-Reliance on Administrative Agent and Other Lenders    111
Section 12.08.    Administrative Agent May File Proofs of Claim    111
Section 12.09.    Collateral and Guaranty Matters; Appointment of Collateral Agent    111
Article 13    Miscellaneous    112
Section 13.01.    No Waiver    112
Section 13.02.    Notices    113
Section 13.03.    Expenses, Indemnification, Etc    113
Section 13.04.    Amendments, Etc.    114
Section 13.05.    Successors and Assigns    115
Section 13.06.    Survival    118
Section 13.07.    Captions    118
Section 13.08.    Counterparts    118
Section 13.09.    Governing Law    118
Section 13.10.    Jurisdiction, Service of Process and Venue    118
Section 13.11.    Waiver of Jury Trial    119
Section 13.12.    Waiver of Immunity    119
Section 13.13.    Entire Agreement    119
Section 13.14.    Severability    119
Section 13.15.    No Fiduciary Relationship    120
Section 13.16.    USA Patriot Act    120
Section 13.17.    Treatment of Certain Information; Confidentiality    120
Section 13.18.    Releases of Guarantees and Liens    121
Section 13.19.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    121
Section 13.20.    Administrative Borrower    122
Section 13.21.    Joint and Several Liability of Borrowers    123
Section 13.22.    Amendment and Restatement    125
Section 13.23.    Reaffirmation and Consent    125
Section 13.24.    Waiver of Events of Default    126

Schedules:
Schedule 1    —    Commitments and Warrant Shares
Schedule 1.01(a)    —    Existing Joint Ventures
Schedule 1.01(b)    —    Businesses
Schedule 1.01(c)        Existing Purchase Agreements
Schedule 7.05(b)    —    Obligor Intellectual Property
Schedule 7.12    —    Subsidiaries
Schedule 7.13A    —    Existing Indebtedness
Schedule 7.13B    —    Existing Liens
Schedule 7.14    —    Material Agreements
Schedule 7.16    —    Real Property
Schedule 7.17    —    Pension Matters
Schedule 7.19    —    Capitalization
Schedule 7.21    —    Broker’s Fee
Schedule 7.25 —    Associated Practice Entities, Associated Practice Entity Owners, and Administrative Services Documents.
Schedule 8.19    —    Post-Effective Date Obligations
Schedule 9.05    —    Existing Investments
Schedule 9.09    —    Subsidiaries to be Dissolved
Schedule 9.10    —    Transactions with Affiliates
Schedule 13.02    —    Notices

Exhibits:
Exhibit A    —    Form of Guarantee Assumption Agreement
Exhibit B    —    Form of Note
Exhibit C    —    Form of U.S. Tax Compliance Certificate
Exhibit D    —    Form of Compliance Certificate
Exhibit E    —    Form of Assignment Agreement
Exhibit F    —    [Reserved]
Exhibit G    —    Form of Collateral Questionnaire
Exhibit H    —    [Reserved]
Exhibit I    —    Form of Warrant Certificate
Exhibit J    —    Form of Term Loan B Borrowing Notice
Exhibit K    —    Form of Term Loan C Borrowing Notice
Exhibit L    —    Form of Term Loan D Borrowing Notice
v

Amended and Restated Credit Agreement And Guaranty, dated as of October 1, 2026 (this “Agreement”), among Hicuity Health, Inc., a Delaware corporation (“Hicuity”), Ambulnz Holdings, LLC, a Delaware limited liability company (“Ambulnz”, and together with Hicuity, each a “Borrower” and collectively, the “Borrowers”), certain Guarantors from time to time parties hereto, the lenders from time to time party hereto (each as a “Lender” and collectively, the “Lenders”), Perceptive Credit Holdings IV, LP, a Delaware limited partnership (“Perceptive”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Witnesseth:

Hicuity, certain lenders (the “Existing Lenders”), and the Administrative Agent, as administrative agent for the Existing Lenders are party to that certain Credit Agreement and Guaranty, dated as of December 6, 2022 (as amended by that certain First Amendment to Credit Agreement and Guaranty, dated as of December 2, 2024 and that certain Second Amendment to Credit Agreement and Guaranty, dated as of June 25, 2025, the “Existing Credit Agreement”), pursuant to which the Existing Lenders agreed, subject to the terms and conditions contained therein, to extend credit to Hicuity as provided for in the Existing Credit Agreement.
On August 16, 2026, Hicuity, as the “Company”, DocGo Inc., a Delaware corporation (“DocGo” or “Parent”), Ambulnz, HH Merger Sub, LLC, a Delaware limited liability company (“MergerCo”) and Concord Innovation Fund II, LP, a Delaware limited partnership, as the “Shareholder Representative”, have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), whereby upon the satisfaction of certain conditions in the Merger Agreement, (i) Hicuity will merge with and into MergerCo, with Hicuity being the surviving corporation (the “Merger”) and (ii) immediately after giving effect to the Merger, Hicuity will be a wholly-owned Subsidiary of Ambulnz. The Merger and the transactions contemplated by the Merger Agreement are not permitted pursuant to the terms of the Existing Credit Agreement and Hicuity has requested that the Existing Lenders and the Administrative Agent consent to Hicuity entering into the Merger Agreement and the Merger (the “Consent”).
In consideration of obtaining the Consent, DocGo, Ambulnz and certain of their Subsidiaries have agreed to be “Obligors” under the Existing Credit Agreement. Immediately prior to the Existing Credit Agreement being amended and restated hereunder, Parent and certain of its Subsidiaries executed a Guarantee Assumption Agreement and a joinder agreement to the Security Agreement whereby (i) Ambulnz assumed, on a joint and several basis with Hicuity, all of the “Obligations” under the Existing Credit Agreement and became a “Borrower” thereunder, (ii) Parent and certain of its Subsidiaries assumed all of the “Obligations” under the Existing Credit Agreement and became “Guarantors” thereunder and (iii) Parent, Ambulnz and certain of Parent’s Subsidiaries granted Liens to the Administrative Agent, for the benefit of the Existing Lenders in order to secure their obligations under the Existing Credit Agreement.
The Borrowers have requested, and the Administrative Agent and the Existing Lenders hereby agree, subject to certain terms and conditions set forth herein, (i) to grant the Consent, (ii) to convert the Existing Term Loans into a Term Loan A outstanding hereunder, (iii) to provide a new Term Loan B Commitment, (iv) to provide a new Term Loan C Commitment, (v) to provide a new Term Loan D Commitment and (vi) that certain other terms and conditions of the Existing Credit Agreement be amended and, for the sake of clarity and convenience, that the Existing Credit Agreement be restated in its entirety.
It is the intent of the Obligors to confirm that all Obligations of the Obligors under the Loan Documents (as amended, modified or supplemented through the Effective Date) shall continue in full force and effect.
It is the intent of the parties hereto that this Agreement does not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement and that this Agreement amend and restate in its entirety the Existing Credit Agreement.
Article 1

Definitions
    Section 1.01.    Certain Defined Terms. As used herein, the following terms have the following respective meanings:
“Accounting Change” has the meaning set forth in Section 1.02.
“Accounting Change Notice” has the meaning set forth in Section 1.02.
“Acquisition” means any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase of assets, or similar transaction having the same effect as any of the foregoing, (a) acquires all or substantially all of the assets of any Person engaged in any business, (b) acquires all or substantially all of a business line or unit or division of any other Person, (c) acquires Control of securities of a Person engaged in a business representing more than 50% of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a Board or other governing body or (d) acquires Control of more than 50% of the ownership interest in any Person engaged in any business that is not managed by a Board or other governing body.
“Act” has the meaning set forth in Section 13.16.
“Administrative Agent” has the meaning set forth in the introduction hereto.
“Administrative Borrower” has the meaning set forth in Section 13.20.
“Administrative Services Agreements” means any agreement between an Obligor and an Associated Practice Entity, pursuant to which such Obligor provides management services, administrative services, support services, or other similar services, to the Associated Practice Entity.

“Administrative Services Document Termination Event” means the occurrence of any event that grants any party to such Administrative Services Document the right to terminate such agreement; provided that, with respect to an Obligor’s right to terminate an Administrative Services Document either (i) without cause or (ii) for cause with respect to breach thereof due to ordinary course shortfalls in payment of the services fees and other amounts due by the applicable Associated Practice Entity to the Obligor thereunder, it shall only be an Administrative Services Document Termination Event if such Obligor has exercised its right to terminate the applicable agreement.
“Administrative Services Documents” means, collectively, (a) the Administrative Services Agreements, (b) Associated Practice Entity Security Agreements, (c) the Associated Practice Entity Owner Agreements, (d) any other agreement(s) which set(s) forth any administrative, management, or support services arrangements, or any funding or financing arrangements between an Obligor and any Associated Practice Entity, and (e) all other agreements, documents, and instruments to which an Obligor is a party executed and delivered pursuant to or in connection with the foregoing, in each case, whether now in effect or entered into on or after the Closing Date, and as may be amended, restated, or otherwise modified from time to time as permitted by the terms of this Agreement.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the avoidance of doubt, Associated Practice Entities shall not be considered Affiliates.
“Agreement” has the meaning set forth in the introduction hereto.
“Ambulnz” has the meaning set forth in the introduction hereto.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Obligors and their Affiliates concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended.
“Anti-Terrorism Laws” means any laws or regulations relating to terrorism or money laundering, including, without limitation the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 et seq.), the USA Patriot Act and any similar law enacted in the United States after the date of this Agreement.
“Applicable Margin” means 7.50% per annum, as such percentage may be increased by Section 3.02(d).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an

Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“ARM Insurance” means ARM Insurance, Inc., a Vermont corporation.
“Asset Sale” has the meaning set forth in Section 9.09.
“Assignment Agreement” means an assignment and assumption entered into by a Lender and an assignee of such Lender in substantially the form of Exhibit E.
“Assignment of RWI Policy” means a collateral assignment of any representation and warranty insurance in favor of the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.
“Associated Practice Entity” means any Person (other than an Obligor) that is engaged in the delivery of health care services to patients, including without limitation any medical practice or other health care business or medical clinic or practice, or Person (other than an Obligor) owning or operating any such Person, for which an Obligor or a Subsidiary performs management, administrative and/or business services pursuant to Administrative Services Documents, whether directly or indirectly and whether now in effect or entered into after the Closing Date as permitted by, and pursuant to the terms of, this Agreement.
“Associated Practice Entity Owner” has the meaning set forth in Section 7.25 hereof.
“Associated Practice Entity Owner Agreement” means any securities transfer restriction agreement, business continuity agreement, succession agreement, voting agreement, or other similar agreement between an Obligor and an Associated Practice Entity Owner pursuant to which the Associated Practice Entity Owner grants an Obligor purchase rights with respect to the equity of the Associated Practice Entity.
“Associated Practice Entity Security Agreement” means any deficit funding loan agreements, security agreements, or other similar agreements, documents and instruments between an Associated Practice Entity and an Obligor, pursuant to which the Associated Practice Entity provides, as security for all or any portion of its obligations and liabilities under any Administrative Services Document to which it is a party with any Obligor, a Lien on its assets in favor of an Obligor, and as may be amended, restated, or otherwise modified from time to time as permitted by the terms of this Agreement.
“Available Tenor” means, as of the Closing Date, the only Available Tenor for Term SOFR is an interest period of one (1) month; provided that the Administrative Agent may select to use additional interest periods in accordance with the terms of Section 3.02(c)(iv) and such interest periods shall become Available Tenors upon such selection.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation, rule or requirement applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other Insolvency Proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.02(c).
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
    (a)    Daily Simple SOFR; or
    (b)    the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Administrative Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Administrative Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
        (a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
    (b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
    (a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
    (b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02(c) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02(c).
“Beneficial Ownership Regulation” has the meaning set forth in Section 13.16.
“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA to which any Obligor or Subsidiary thereof incurs or otherwise has any obligation or liability, contingent or otherwise.
“Board” means, with respect to any Person, the board of managers or directors (as applicable) (or equivalent governing body) of such Person or any committee thereof.
“Borrower” and “Borrowers” have the meaning set forth in the introduction hereto.
“Borrowing” means a borrowing consisting of the Term Loan B made by the Lenders on the Term Loan B Borrowing Date, the Term Loan C made by the Lenders on the Term Loan C Borrowing Date and the Term Loan D made by the Lenders on the Term Loan D Borrowing Date.
“Business A” means that certain business of the Borrowers and their Subsidiaries described on Schedule 1.01(b).
“Business B” means that certain business of the Borrowers and their Subsidiaries described on Schedule 1.01(b).
“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or not required to close in New York City.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined substantially in accordance with GAAP (subject to Section 1.02).
“Casualty Event” means any actual or constructive loss, condemnation, destruction, confiscation, requisition, seizure or forfeiture of all or any material portion of the assets of the Borrowers or any other Obligor, excluding only those assets, individually or in the aggregate, subject to any such event during any calendar year with a fair market value as of the date thereof equal to or less than $1,000,000.
“Change of Control” means at any time prior to the Merger, a DocGo Change of Control or Hicuity Change of Control, and thereafter, a DocGo Change of Control.
“Citibank Cash Collateral Account” means that certain money market account with Citibank as of the Effective Date for which the sole asset is cash collateral for letters of credit and cash management obligations with Citibank, plus amounts for fees and other charges of Citibank and interest on the foregoing.
“Claims” includes claims, litigation, demands, complaints, grievances, actions, applications, suits, causes of action, orders, charges, indictments, prosecutions, information (brought by a public prosecutor without grand jury indictment) or other similar processes, assessments or reassessments.
“Closing Date” means December 6, 2022.
“Closing Date Permitted Investors” means the “Permitted Investors” as such term is defined in the Existing Credit Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means any Property in which a Lien is purported to be granted under any of the Security Documents (or all such Property, as the context may require).
“Collateral Access Agreement” means any landlord waiver or similar agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker or other similar Person) in possession of any Collateral, any landlord of any real property where any Collateral is located or any landlord of the real property which is the chief executive office.
“Collateral Questionnaire” means that certain Collateral Questionnaire and certification by a Responsible Officer of the Administrative Borrower substantially in the form of attached hereto as Exhibit G.

“Combined Group” means, collectively at any date, the Borrowers and their Subsidiaries and any Associated Practice Entity permitted by GAAP to be consolidated with the Borrowers in their consolidated financial statements if such statements were prepared as of such date.
“Comerica Cash Collateral Account” means that certain money market account of Hicuity with Comerica Bank as of the Closing Date for which the sole asset is cash collateral for letters of credit and credit cards with Comerica Bank, plus amounts for fees and other charges of Comerica Bank and interest on the foregoing.
“Commitment” means, with respect to each Lender, such Lender’s (a) Term Loan B Commitment, (b) Term Loan C Commitment and (c) Term Loan D Commitment, and “Commitments” means all such commitments of all Lenders.
“Committee” means, with respect to any Board, any committee thereof duly authorized to act on behalf of such Board.
“Commodity Account” has the meaning set forth in the Security Agreement.
“Competitor” means any Person that is a bona fide direct competitor of any Obligor in the same industry or a substantially similar industry which offers a substantially similar product or service as any Obligor; provided that no Lender or Affiliate of a Lender shall be deemed to be a direct competitor of any Obligor as a result of such Lender or Affiliate of such Lender being an investor in, owning or managing a business that may be a competitor of any Obligor.
“Compliance Certificate” has the meaning set forth in Section 8.01(d).
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent reasonably decides (in consultation with Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents (in consultation with Borrower)).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consent” has the meaning set forth in the introduction hereto.
“Contracts” means any contract, license, instrument, lease, agreement, obligation, promise, undertaking, understanding, arrangement, document, commitment, entitlement or engagement under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, expressed or implied, and whether in respect of monetary or payment obligations, performance obligations or otherwise), excluding the Loan Documents.
“Control” means, with respect to any particular Person, the possession by one or more other Persons, directly or indirectly, of the power to direct or cause the direction of the management or policies of such particular Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Account” has the meaning set forth in Section 8.18(a).
“Copyrights” has the meaning set forth in the Security Agreement.
“Corporate Practice Laws” means any Law (a) prohibiting any Person other than licensed professionals or entities whose equity interests are owned exclusively by licensed professionals from practicing a health care profession or employing licensed health care professionals to provide health care services or (b) relating to the ownership and operation of professional corporations or professional limited liability companies.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that, any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days; provided further, Daily Simple SOFR shall be rounded upwards to the next 1/100% (if necessary). Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Administrative Borrower.
“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.
“Default Rate” has the meaning set forth in Section 3.02(d).
“Deposit Account” has the meaning set forth in the Security Agreement.
“Designated Person” means a person or entity:
    (a)    listed in the annex to, or otherwise targeted by the provisions of, the Executive Order (as disclosed by World-Check or another reputable commercially available database);
    (b)    named as a “Specially Designated National and Blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (as disclosed by World-Check or another reputable commercially available database); or
    (c)    with which the Lenders are prohibited from dealing or otherwise engaging in any transaction by any Economic Sanctions Laws.
“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable upon exercise or otherwise), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), including pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends or other distributions in cash or other securities that would constitute Disqualified Equity Interests, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is one hundred eighty (180) days after the Stated Maturity Date; provided, that, if such Equity Interests are issued pursuant to any plan for the benefit of directors, officers, employees or consultants of such Person or by any such plan to such directors, officers, employees or consultants, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by such Person upon the death, disability, retirement or termination of employment or service of such director, officer, employee or consultant.
“DocGo” has the meaning set forth in the introduction hereto.
“DocGo Change of Control” means (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date hereof), shall own, directly or indirectly, beneficially or of record, shares representing 40% or more of the Equity Interests of Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis, (b) during any period of twelve (12) consecutive calendar months, the occupation of a majority of the seats (other than vacant seats) on the Board of Parent by Persons who were neither (i) nominated or approved by the Board of Parent, nor (ii) appointed by directors so nominated nor (iii) nominated by the requisite shareholders of the Parent in accordance with the Parent’s Organizational Documents, as amended, and the stockholders agreement, as amended, in effect as of the Effective Date, or (c) Parent ceases to directly or indirectly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of each of its Subsidiaries that is an Obligor, other than as a result of a transaction or series of transactions not prohibited by this Agreement.
“Dollars” and “$” means lawful money of the United States of America.
“Economic Sanctions Laws” means:
    (a)    the Executive Order, the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), any other law or regulation promulgated thereunder from time to time and administered by OFAC and any similar law enacted in the United States after the date of this Agreement; and
    (b)    any other similar applicable law now or hereafter enacted in any other applicable jurisdiction.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the Business Day on which all of the conditions set forth in Section 6.01 have been satisfied or waived by the Lenders.
“Environmental Law” means any federal, state, provincial or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of Hazardous Materials, and all local laws and regulations related to environmental matters and any specific agreements entered into with any competent authorities which include commitments related to environmental matters.

“Equity Interest” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, but excluding debt securities convertible or exchangeable into such equity.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, collectively, any Obligor, Subsidiary thereof, and any Person under common control, or treated as a single employer, with any Obligor or Subsidiary thereof, within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event” means (a) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; (b) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Title IV Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following thirty (30) days; (c) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Title IV Plan or the termination of any Title IV Plan resulting in liability under Sections 4063 or 4064 of ERISA; (c) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Obligor or any ERISA Affiliate thereof of written notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (f) the imposition of liability on any Obligor or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the failure by any Obligor or any ERISA Affiliate thereof to make any required contribution to a Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the determination that any Title IV Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (i) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; (j) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate thereof; (k) an application for a funding waiver under Section 303 of

ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Title IV Plan; (l) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Obligor or any Subsidiary thereof may be directly or indirectly liable; (m) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which any Obligor or any ERISA Affiliate thereof may be directly or indirectly liable; (n) the occurrence of an act or omission which could give rise to the imposition on any Obligor or any ERISA Affiliate thereof of fines, penalties, Taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (o) the assertion of a material claim (other than routine Claims for benefits) against any Plan or the assets thereof, or against any Obligor or any Subsidiary thereof in connection with any such plan; (p) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; (q) the imposition of any Lien (or the fulfillment of the conditions for the imposition of any Lien) on any of the rights, properties or assets of any Obligor or any ERISA Affiliate thereof, in either case pursuant to Title I or IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code; or (r) the establishment or amendment by any Obligor or any Subsidiary thereof of any “welfare plan,” as such term is defined in Section 3(1) of ERISA, that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor, other than those benefits required under the Consolidated Omnibus Budget Reconciliation Act.
“ERISA Funding Rules” means the rules regarding minimum required contributions (including any installment payment thereof) to Title IV Plans, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 10.01.
“Excess Funding Guarantor” has the meaning set forth in Section 11.08.
“Excess Payment” has the meaning set forth in Section 11.08.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Accounts” means (a) the Comerica Cash Collateral Account, (b) zero balance accounts, (c) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the employees of the Obligors, (d) one Deposit Account identified by the Administrative Borrower to the Administrative Agent used exclusively for state licensing and credentialing purposes which contains, in the aggregate, not more than $250,000 at any time, (e) accounts that do not contain more than $75,000 individually or $300,000 in the aggregate for all such accounts, (f) the Citibank Cash Collateral Account, and (g) Segregated Health Care Accounts.

“Excluded Assets” has the meaning set forth in the Security Agreement.
“Excluded Subsidiary” means, collectively, (a) any Joint Venture solely to the extent such Joint Venture (x) is prohibited or restricted by applicable law or by its Organizational Documents existing on the Effective Date (or, in the case of any Joint Venture acquired or formed after the Effective Date pursuant to a transaction not prohibited by this Agreement, the Organizational Documents in existence at the time of such acquisition or formation (including in any Indebtedness assumed in connection therewith)), and with respect to the Organizational Documents, so long as any such Organizational Documents were not entered into for the purpose of evading compliance with provisions of any Loan Document that would otherwise be applicable to such Joint Venture, (y) would require governmental (including regulatory) or third party consent, approval, license or authorization (it being understood there is no requirement to obtain such consent, approval, increase or authorization) to guarantee the Obligations or (z) could reasonably be expected to incur material adverse tax consequences (as reasonably determined by the Administrative Borrower) in respect of the application of the Loan Documents to such Joint Venture, (b) ARM Insurance and (c) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Borrower and the Administrative Agent in its reasonable discretion, the burden or cost of compliance with provisions of any Loan Document that would otherwise be applicable to such Subsidiary would be excessive in view of the benefits to be obtained by the Lenders therefrom.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of a Lender, its applicable lending office located in, the jurisdiction imposing such Tax or (ii) that are Other Connection Taxes, (b) any U.S. federal withholding Taxes that are imposed on amounts payable to or for the account of such Recipient to the extent that the obligation to withhold amounts existed on the date that (i) such Recipient became a “Recipient” under this Agreement or (ii) Recipient changes its lending office, except in each case to the extent Lender is a direct or indirect assignee of any other Lender that was entitled, at the time the assignment of such other Lender became effective, to receive additional amounts under Section 5.03 or Lender was entitled to receive additional amounts under Section 5.03 immediately before it changed its lending office, (c) any Taxes imposed in connection with FATCA, and (d) Taxes attributable to such Recipient’s failure to comply with Section 5.03(f).
“Executive Order” means the US Executive Order No. 13224 on Blocking Property and Prohibiting Transactions with Persons who commit, Threaten to Commit, or Support Terrorism.
“Existing Citi Credit Documents” means the Existing Citi Credit Facility and any other document, instrument, agreement or certificate delivered in connection with the Existing Citi Credit Facility.

“Existing Citi Credit Facility” means that certain Amended and Restated Credit Agreement, dated as of August 7, 2025 by and among Parent, Citibank, N.A. and the other parties thereto.
“Existing Credit Agreement” has the meaning set forth in the introduction hereto.
“Existing Defaults” has the meaning set forth in Section 13.24.
“Existing Joint Ventures” means the Joint Ventures as of the Effective Date set forth on Schedule 1.01(a).
“Existing Lenders” has the meaning set forth in the introduction hereto.
“Existing Obligations” means the “Obligations” as such term is defined in the Existing Credit Agreement.
“Existing Purchase Agreements” has the meaning ascribed thereto in Schedule 1.01(c).
“Existing Purchase Agreement Conditions” has the meaning ascribed thereto in Schedule 1.01(c).
“Existing Purchase Agreement Indebtedness” has the meaning ascribed thereto in Schedule 1.01(c).
“Existing Purchase Agreement Material Amendments” has the meaning ascribed thereto in Schedule 1.01(c).
“Existing Term Loans” means the “Term Loans” as defined in and made pursuant to Section 2.01 of the Existing Credit Agreement.
“Expense Deposit” means a cash deposit in the amount of $150,000 made by Ambulnz to an Affiliate of Perceptive Advisors LLC pursuant to the Proposal Letter for the prepayment of the Administrative Agent’s costs and expenses (payable pursuant to Section 13.03(a) and/or the Proposal Letter) incurred prior to the Effective Date.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Fee Letter” means that certain Fee Letter, dated as of the Effective Date, among the Obligors, the Lenders and the Administrative Agent, as such Fee Letter may be amended, amended and restated or otherwise modified from time to time.

“Financial Plan” has the meaning set forth in Section 8.01(i).
“Floor” means a rate of interest equal to 3.50%.
“Foreign Lender” means a Lender that is not a U.S. Person.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. Subject to Section 1.02, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 7.04(a).
“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certification, accreditation, registration, clearance, exemption, filing or notice that is issued or granted by or from (or pursuant to any act of) any Governmental Authority, including any application or submission related to any of the foregoing.
“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any State, territory, county, city or other political subdivision of the United States or any foreign country. “Governmental Authority” shall include any agency, branch or other governmental body (federal or state) charged with the responsibility, or vested with the authority to administer or enforce, any Health Care Laws.
“Government Reimbursement Program” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f), which includes (as applicable) Medicare, Medicaid, TRICARE, CHAMPVA and any “state health care program” as defined in 42 U.S.C. §1320a-7(h).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business.
“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit A by an entity that, pursuant to Section 8.11(a), is required to become a “Guarantor”.
“Guaranteed Obligations” has the meaning set forth in Section 11.01.
“Guarantor” means, Parent and each Subsidiary of Parent (other than the Borrowers, but including Intermediate Holdings and excluding, in any event, Excluded Subsidiaries), and each Subsidiary of Parent joined as a Guarantor from time to time after the Effective Date pursuant to Section 8.11(a).
“Hazardous Material” means any substance, element, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.
“Health Care Compliance Program” has the meaning set forth in Section 7.27(f) hereof.
“Health Care Laws” means all Requirements of Law, if and to the extent applicable to any Obligor, Subsidiary or Associated Practice Entity, relating in any way to: (a) the provision of, or payment for, health care services (including health care transportation), equipment, or supplies; (b) the billing, coding or submission of health care claims to a Third-Party Payor Program for reimbursement; (c) health care fraud, waste or abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: (i) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), (ii) the Ethics in Patient Referrals Act (Stark Law) (42 U.S.C. § 1395nn), (iii) the civil False Claims Act (31 U.S.C. § 3729 et seq.), (iv) the federal health care program exclusion provisions (42 U.S.C. § 1320a-7), (v) the Civil Monetary Penalties Act (42 U.S.C. § 1320a-7a), (vi) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)), and (vii) other applicable requirements relating to prohibited remuneration, or the defrauding of, or making of any false claim, false statement, or misrepresentation of material facts to any Third-Party Payor Program); (d) required Health Care Permits, including the licensure or registration of health care providers, transportation providers, suppliers, facilities, and manufacturers; (e) quality, safety certification and accreditation standards and requirements; (f) the privacy and security of patient health information, including HIPAA and state health information privacy and security laws; (g) Corporate Practice Laws; (h) fee-splitting prohibitions; (i) the sale, marketing, distribution, storage, prescription or handling of drugs or medical devices, including all applicable rules and requirements of the U.S. Drug Enforcement Administration and the U.S. Food & Drug Administration; (j) pharmacy operations, including all applicable requirements of the applicable state boards of pharmacy; (k) the disposal of medical waste; and (l) any and all other applicable federal, state or local health care laws, rules, codes, regulations, orders, ordinances, professional or ethical rules, as the same may be amended, modified or supplemented from time to time.
“Health Care Permit” means any Permit or accreditation issued by any Government Authority that is required under applicable Health Care Laws and necessary in order for any Obligor, Subsidiary of an Obligor or any Associated Practice Entity or any Licensed Provider to carry on its business, including any Permit to participate in and receive payment under any Third-Party Payor Program.
“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Hicuity-Affiliated Associated Practice Entity” means any Associated Practice Entity with respect to which Hicuity serves as the sole management services organization pursuant to an Administrative Services Agreement.
“Hicuity Change of Control” means, at any time prior to the Merger, (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date hereof), other than the Closing Date Permitted Investors, shall own, directly or indirectly, beneficially or of record, shares representing 40% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Hicuity or (b) during any period of twelve (12) consecutive calendar months, the occupation of a majority of the seats (other than vacant seats) on the Board of Hicuity by Persons who were neither (i) nominated or approved by the Board of Hicuity, nor (ii) appointed by directors so nominated nor (iii) nominated by the requisite shareholders of Hicuity in accordance with Hicuity’s Organizational Documents, as amended, and the stockholders agreement, as amended, in effect as of the Closing Date.
“Hicuity Earnout” means the non-cash earnout obligations of Ambulnz pursuant to Section 2.6 of the Merger Agreement.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d-1329d-8, as amended by the Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111-5, as the same may be further amended, modified or supplemented from time to time, and its implementing regulations.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to Property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of Property or services (excluding (i) accounts payable incurred in the Ordinary Course of Business not overdue by more than one hundred twenty (120) days past the due date on the applicable invoice, unless such accounts are being contested in good faith by appropriate proceedings and for which adequate reserves have been made if required substantially in accordance with GAAP and (ii) deferred compensation plans, bonuses and bonus plans, 401(k) matches or other employee benefits), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) obligations under any Hedging Agreement, currency swaps, forwards, futures or derivatives transactions, (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (l) all obligations of such Person under license or other agreements containing a guaranteed minimum payment or purchase by such Person, other than operating leases entered into in the Ordinary Course of Business and any such license or other agreement for the purchase of goods, software and other intangibles, services or supplies in the Ordinary Course of Business, (m) any Disqualified Equity Interests of such Person, (n) any earnout obligation until such obligation is both required to be reflected as a liability on the balance sheet of such Person in accordance with GAAP and not paid after becoming due and payable and (o) all other obligations required to be classified as indebtedness of such Person under GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, operating leases or leases that are considered operating leases pursuant to Section 1.02 hereof shall not count as Indebtedness.
“Indemnified Party” has the meaning set forth in Section 13.03(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Ineligible Assignee” means (a) a natural person, (b) the Obligors or any of their respective Affiliates and (c) so long as no Event of Default shall have occurred and is continuing, any Competitor of any Obligor.
“Information” has the meaning set forth in Section 13.17.
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, administration, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Intellectual Property” means, with respect to any Person, all of such Person’s rights, title and interest in and to all Patents, Trademarks, Copyrights, industrial designs, Technical

Information, whether registered or not and whether existing under U.S. or non-U.S. Law or jurisdiction, including, without limitation, all:
    (a)    applications, registrations, amendments and extensions relating to such Intellectual Property;
    (b)    rights and privileges arising under any applicable Laws with respect to any Intellectual Property;
    (c)    rights to sue for or collect any damages for any past, present or future infringements of any Intellectual Property; and
    (d)    rights of the same or similar effect or nature as described above in any jurisdiction corresponding to any Intellectual Property throughout the world.

“Interest Period” means, (a) as to the Term Loan A, (i) initially, the period beginning on (and including) the Effective Date and ending on (and including) the last day of the calendar month in which the Effective Date occurs, and (ii) thereafter, the period beginning on (and including) the first day of each succeeding calendar month and ending on the earlier of (and including) (x) the last day of such calendar month and (y) the Maturity Date, (b) as to the Term Loan B, (i) the period commencing on (and including) the Term Loan B Borrowing Date and ending on (and including) the last day of the calendar month in which the Term Loan B Borrowing Date occurs, and (ii) thereafter, the period beginning on (and including) the first day of each succeeding calendar month and ending on the earlier of (and including) (x) the last day of such calendar month and (y) the Maturity Date, (c) as to the Term Loan C, (i) the period commencing on (and including) the Term Loan C Borrowing Date and ending on (and including) the last day of the calendar month in which the Term Loan C Borrowing Date occurs, and (ii) thereafter, the period beginning on (and including) the first day of each succeeding calendar month and ending on the earlier of (and including) (x) the last day of such calendar month and (y) the Maturity Date and (d) as to the Term Loan D, (i) the period commencing on (and including) the Term Loan D Borrowing Date and ending on (and including) the last day of the calendar month in which the Term Loan D Borrowing Date occurs, and (ii) thereafter, the period beginning on (and including) the first day of each succeeding calendar month and ending on the earlier of (and including) (x) the last day of such calendar month and (y) the Maturity Date.
“Intermediate Holdings” means Ambulnz, Inc., a Delaware corporation.
“Invention” means any novel, inventive or useful art, apparatus, method, process, machine (including any article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including any article or device), manufacture or composition of matter.
“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan, assumption of debt or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit in the nature of an ordinary course trade receivable arising in connection with the sale of services, inventory or supplies by such Person in the Ordinary Course of Business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; (d) entering into any joint venture; or (e) the entering into of any Hedging Agreement. The amount of an Investment will be determined at the time the Investment is made without giving effect to any subsequent changes in value.
“IRS” means the U.S. Internal Revenue Service or any successor agency, and to the extent relevant, the U.S. Department of the Treasury.
“Joint Venture” means the Existing Joint Ventures and any joint venture consented to by the Administrative Agent, whose Equity Interests are owned directly by one or more Obligor and such Obligor or Obligors directly own and control fifty percent (50.0%) or less than fifty percent (50.0%) of the Equity Interests issued thereby.
“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority. “Laws” includes Health Care Laws and Environmental Laws.
“Lender” and “Lenders” have the meaning set forth in the introduction hereto.
“Licensed Providers” means any Person required to hold a Health Care Permit or professional license to practice such Person’s profession (including any physician, physician assistant or nurse) and who is engaged in the delivery of professional services for or on behalf of any Obligor, Subsidiary or Associated Practice Entity, whether engaged as employees, leased personnel or independent contractors.
“Lien” means any mortgage, lien, pledge, charge or other security interest, or any lease, title retention agreement, mortgage, restriction, easement, right-of-way, option or adverse Claim (of ownership or possession) or other encumbrance of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.
“Loan Documents” means, collectively, this Agreement, any Note, the Security Documents, the Fee Letter, any Guarantee Assumption Agreement, any Collateral Access Agreement, the Warrant Certificate, the Assignment of RWI Policy, each collateral assignment of an Administrative Services Document and any subordination agreement, intercreditor agreement or other present or future document, instrument, agreement or certificate delivered to any Lender in connection with this Agreement or any of the other Loan Documents, in each case, as amended, restated, supplemented or otherwise modified.
“Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of such Lender’s portion of the Term Loans; provided, at any time prior to the making of the Term Loans, the Loan Exposure of any Lender shall be equal to such Lender’s Commitment.
“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.

“Majority Lenders” means, at any time, one or more Lenders having or holding Loan Exposure and representing more than 50% of the aggregate Loan Exposure of all Lenders.
“Margin Stock” means “margin stock” within the meaning of Regulations U and X.
“Marketable Securities” means Investments in Equity Interests issued by any Person which (a) are publicly traded on a national exchange and (b) at any date, are, in conformity with GAAP, categorized as “Marketable Securities” on a consolidated balance sheet of the Parent and its Subsidiaries at such date.
“Material Adverse Change” and “Material Adverse Effect” mean a material adverse change in or effect on (a) the business, financial condition, or results of operations of the Obligors taken as a whole, (b) the ability of any Obligor to perform its Obligations when they become due, or (c) the legality, validity, binding effect or enforceability of the Loan Documents or the rights and remedies of any Lender under any of the Loan Documents.
“Material Agreement” means (a) any Contract to which any Obligor is a party or a beneficiary from time to time, or to which any assets or properties of any Obligor are bound, the absence or termination of which would reasonably be expected to result in a Material Adverse Effect and (b) any other Contract to which any Obligor is a party or a guarantor (or equivalent) that during any period of twelve (12) consecutive months (i) results in payments or receipts (including royalty, licensing or similar payments) made to the Combined Group in an aggregate amount in excess of $3,000,000 or (ii) requires payments or expenditures (including royalty, licensing or similar payments) made by the Combined Group in an aggregate amount in excess of $3,000,000.
“Material Indebtedness” means, at any time, any Indebtedness for borrowed money (other than the Obligations) of any Obligor, the outstanding principal amount of which, individually or in the aggregate, exceeds $2,500,000.

“Material Intellectual Property” means all Obligor Intellectual Property, whether currently owned or licensed, or acquired, developed or otherwise licensed or obtained after the date hereof, in each case the loss of which would reasonably be expected to have or result in a Material Adverse Effect.
“Maturity Date” means the earlier to occur of (a) the Stated Maturity Date and (b) the date on which the Term Loans are accelerated pursuant to Section 10.02.
“Medicaid” means, collectively, the health care assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and any statutes succeeding thereto, and all Laws pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.
“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and any statutes succeeding thereto, and all Laws pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.
“Merger” has the meaning set forth in the introduction hereto.
“Merger Agreement” has the meaning set forth in the introduction hereto.
“MergerCo” has the meaning set forth in the introduction hereto.
“Mobile Health Net Revenue” means Net Revenue of the Obligors received solely in connection with the Obligors’ Mobile Health Services Business Segment.
“Mobile Health Services Business Segment” means, collectively, the pro forma business segments of the Obligors that are not related to Parent’s legacy medical transportation services, including, for the avoidance of doubt, the business of Hicuity.
“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.
“Net Cash Proceeds” means, (a)  with respect to any Casualty Event experienced or suffered by an Obligor, the amount of cash proceeds actually received from time to time by or on behalf of such Obligor after deducting therefrom only (i) actual costs and expenses related thereto incurred by such Obligor in connection therewith and (ii) Taxes paid or payable in connection therewith and (b) with respect to any Asset Sale, the excess, if any, of (i) cash proceeds received in respect of such Asset Sale (including cash proceeds subsequently received (as and when received)) over (ii) the sum of (A) the direct costs of such Asset Sale then payable by the recipient of such proceeds excluding amounts payable to any Obligor, (B) sales and use taxes paid or payable by such recipient as a result thereof, (C) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Permitted Lien on the properties subject to such Asset Sale and (D) amounts reserved or deposited in escrow with respect to indemnity payments or price adjustments until such amounts are released to the Obligors.
“Net Revenue” means, with respect to the Obligors, all amounts paid to and received by such Person in the Ordinary Course of Business that, in accordance with GAAP, would be classified as net revenue.
“Note” means a promissory note executed and delivered by the Borrowers to any Lender in accordance with Section 2.04.
“Obligations” means, with respect to any Obligor, all amounts, obligations (including, without limitation, all Warrant Obligations), liabilities, covenants and duties of every type and description owing by such Obligor to any Lender or any other Indemnified Party hereunder, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument for the payment of money, including, without duplication, (a) the principal amount of the Term Loans, (b) all interest on the Term Loans (including interest accruing at the Default Rate), whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a Claim for post-filing or post-petition interest is allowed in any such proceeding, (c) any Prepayment Premium, and (d)  all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Loan Document.
“Obligor Intellectual Property” means, at any time of determination, Intellectual Property owned by, licensed to or otherwise held by any Obligor at such time including, without limitation, the Intellectual Property listed on Schedule 7.05(b).
“Obligors” means, collectively, the Borrowers, each Guarantor and each of their respective successors and permitted assigns.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury (or any successor thereto).
“Ordinary Course of Business” means, with respect to the Obligors, the ordinary course of business generally consistent with past custom and practice (including with respect to nature, scope, magnitude, quantity and frequency).
“Organizational Documents” means (a) with respect to any corporation or company, its certificate or articles of incorporation or organization, as amended, and, as applicable, its by-laws, articles of association and/or memorandum of association, in each case, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar government official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such government official.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.03(h)).
“Parent” has the meaning set forth in the introduction hereto.
“Participant” has the meaning set forth in Section 13.05(e).
“Participant Register” has the meaning set forth in Section 13.05(f).
“Patents” has the meaning set forth in the Security Agreement.
“Payment Date” means the last day of each Interest Period; provided that if such last day of such Interest Period is not a Business Day, then the Payment Date for such Interest Period will be the next succeeding Business Day.
“PBGC” means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perceptive” has the meaning set forth in the introduction hereto.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”
“Permits” means all permits, licenses, registrations, certificates, orders, approvals, authorizations, consents, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Authority or any other Person, including, without limitation, those relating to Environmental Laws and Health Care Laws.

“Permitted Acquisition” means any Acquisition by any Obligor or any of its wholly-owned Subsidiaries, by purchase, merger, amalgamation, license or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided that:
    (a)    immediately prior to, and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;
    (b)    all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Laws and in conformity in all material respects with all applicable Governmental Approvals;
    (c)    in the case of the Acquisition of all of the Equity Interests of such Person, all of the Equity Interests (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable Law) acquired, or otherwise issued by such Person or any newly formed Subsidiary of such Obligor in connection with such Acquisition, shall be owned 100% by an Obligor, and such Obligor shall have taken, or caused to be taken, each of the actions set forth in Section 8.11 (within the timeframes set forth therein), if applicable;
    (d)    such Person (in the case of an Acquisition of Equity Interests) or assets (in the case of an Acquisition of assets or a division) (i) shall be engaged or used, as the case may be, in the same business or lines of business in which the Borrowers and/or their Subsidiaries are engaged or a business reasonably related thereto or (ii) shall have a similar customer base as the Borrowers and/or their Subsidiaries;
    (e)    the Borrowers shall have provided the Administrative Agent with at least ten (10) Business Days’ prior written notice of any such Acquisition (or such shorter period to which the Administrative Agent may agree), together with such existing financial information as may reasonably be requested by the Administrative Agent in connection therewith;
    (f)    all of the assets or Equity Interests acquired in connection with such Acquisition shall be of a U.S. Person;
    (g)    the Acquisition shall have been approved by the Board or controlling Person of the Person acquired or the Person from whom such assets or division is acquired; and
    (h)    on a pro forma basis after giving effect to such Acquisition, the Borrowers shall be in compliance with the covenants set forth in Sections 8.15 and 8.16.
“Permitted Cash Equivalent Investments” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than two (2) years from the date of acquisition, (b) commercial paper with an average maturity of no more than one (1) year and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) readily marketable certificates of deposit maturing no more than one year from the date of investment therein, (d) readily marketable Investments in short-term money market accounts having a rating of at least P-2 or A-2 from either Moody’s Investors Service, Inc. or Standard & Poor’s Rating Group, respectively, (e) corporate bonds, including Eurodollar issues of United States domestic corporations, and U.S. dollar denominated issues of foreign corporations, provided such obligations have a credit rating from Standard & Poor’s Ratings Group or Fitch Rating of at least AA or from Moody’s Investors Service, Inc. of at least Aa, in each case, so long as such investment is readily marketable and (f) any money market funds or other investment vehicles whose principal investments are in investments described in clauses (a) through (e) above.
“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.
“Permitted Licenses” are (a) licenses of software that is commercially available to multiple parties and (b) non-exclusive licenses for the use of Obligor Intellectual Property, in each case, entered into in the Ordinary Course of Business or as otherwise may be approved by the applicable Obligors’ Board and, in the case of any licenses other than licenses of software in the Ordinary Course of Business, so long as (i) no Event of Default has occurred and is continuing at the time such license is entered into and (ii) such license does not materially impair the Lenders from exercising their rights under any of the Loan Documents.
“Permitted Liens” means any Liens permitted under Section 9.02.
“Permitted Refinancing” means, with respect to any Indebtedness permitted to be refinanced, extended, renewed or replaced hereunder, any refinancings, extensions, renewals and replacements of such Indebtedness; provided that such refinancing, extension, renewal or replacement shall not (a) increase the outstanding principal amount of the Indebtedness being refinanced, extended, renewed or replaced (other than for the payment of fees, expenses, interest and any premium), (b) contain terms relating to outstanding principal amount, amortization, maturity, collateral security (if any) or subordination (if any), or other material terms that, taken as a whole, are less favorable in any material respect to any Obligor or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, (c) have an applicable interest rate or equivalent yield that exceeds the interest rate or equivalent yield of the Indebtedness being refinanced and (d) contain any new requirement to grant any Lien or to give any Guarantee that was not an existing requirement of the Indebtedness being refinanced.
“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.
“PFIC” has the meaning set forth in Section 8.01(j).
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which an Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Prepayment Premium” has the meaning set forth in Section 3.03(a)(i).
“Pro Rata Share” has the meaning set forth in Section 11.08.
“Prohibited Payment” means any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any Requirement of Law.
“Projections” has the meaning set forth in Section 7.04(b).
“Property” of any Person means any property or assets, or interest therein, of such Person.
“Proportionate Share” means, with respect to any Lender, the percentage obtained by dividing (a) the Loan Exposure of such Lender then in effect by (b) the aggregate Loan Exposure of all Lenders then in effect.
“Proposal Letter” means the letter agreement, dated June 30, 2026, among Ambulnz and Perceptive Advisors LLC, regarding the transactions contemplated hereby and the outline of proposed terms and conditions attached thereto.
“Publicly Reporting Company” means an issuer generally subject to the public reporting requirements of the Exchange Act.
“Qualified Equity Interest” means, with respect to any Person, any Equity Interest of such Person that is not a Disqualified Equity Interest.
“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (a) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (b) that is intended to be tax qualified under Section 401(a) of the Code.
“Recipient” means any Lender or the Administrative Agent.
“Redemption Date” has the meaning set forth in Section 3.03(a)(i).
“Redemption Price” has the meaning set forth in Section 3.03(a)(i).
“Register” has the meaning set forth in Section 13.05(d).

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.
“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Representatives” has the meaning set forth in Section 13.17.
“Requirement of Law” means, as to any Person, any Law applicable to or binding upon such Person or any of its Properties or revenues.
“Resignation Effective Date” has the meaning set forth in Section 12.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” of any Person means each of the president, chief executive officer, chief financial officer or other member of senior management of such Person or, in the case of a UK Subsidiary, a director of that UK Subsidiary.
“Restricted Payment” means any dividend or other distribution, including any management fees (whether in cash, securities or other Property) with respect to any Equity Interest of Parent or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of Parent or any of its Subsidiaries or any option, warrant or other right to acquire any such shares of capital stock of Parent or any of its Subsidiaries.
“Restrictive Agreement” means any indenture, agreement, instrument or other binding arrangement that prohibits, restricts or imposes any condition upon (a) the ability of an Obligor or any Subsidiary to create, incur or permit to exist any Lien upon any of its Property (other than (i) customary provisions in contracts (including without limitation leases and in-bound licenses of Intellectual Property) restricting the assignment thereof, (ii) restrictions or conditions imposed by any agreement governing secured Permitted Indebtedness permitted under Section 9.01(b), (g), (m) or (o) to the extent that such restrictions or conditions apply only to the Property securing such Indebtedness and (iii) software and other Intellectual Property licenses pursuant to which an Obligor or a Subsidiary thereof is the licensee of the relevant software or Intellectual Property, as the case may be (in which case, any prohibition or limitation shall relate only to the assets or rights subject to the applicable license and/or the license itself)), or (b) the ability of any

Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to an Obligor or any other Subsidiary or to Guarantee Indebtedness of an Obligor or any other Subsidiary.
“Revenue Milestone” has the meaning set forth in Section 6.04(e).
“Sanctions” means economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce).
“Sanctions Laws” means all laws, rules, regulations and requirements of any jurisdiction applicable to the Obligors or any party to the Loan Documents concerning or relating to Sanctions, terrorism or money laundering.
“SEC” means United States Securities and Exchange Commission.
“Securities Account” has the meaning set forth in the Security Agreement.
“Security Agreement” means the Security Agreement, dated as of the Closing Date and as amended and restated on the Effective Date, among the Obligors, the Lenders and the Administrative Agent, granting a security interest in the personal Property constituting Collateral thereunder in favor of the Administrative Agent for the benefit of the Lenders.
“Security Documents” means, collectively, the Security Agreement, each Short-Form IP Security Agreement, and each other security document, control agreement or financing statement executed to perfect Liens in favor of the Administrative Agent for the benefit of the Lenders.
“Segregated Health Care Account” means a Deposit Account of an Obligor in the name of such Obligor and under the sole dominion and control of such Obligor maintained in accordance with the requirements of Section 8.19 hereof, the only funds on deposit in which constitute the direct proceeds of payments made by Government Reimbursement Programs.
“Services Agreement” means that certain Consulting Services Agreement, dated as of August 16, 2026 by and between Hicuity, as the “Company” and Ambulnz, as the “Manager”.
“Services” means the various administrative and consulting services provided by Ambulnz pursuant to the terms of the Services Agreement, including, but not limited to, supervision of Hicuity personnel, administration of payroll and employee benefits, billing and collection, preparation and filing of reports required to be filed with governmental authorities, contracting services, oversight of litigation (if any), and finance and accounting services.
“Short-Form IP Security Agreements” means any short-form copyright, patent or trademark (as the case may be) security agreements, dated as of the date hereof entered into by one or more Obligors in favor of the Administrative Agent for the benefit of the Lenders, each in form and substance satisfactory to the Administrative Agent.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Solvent” means, with respect to any Person at any time, that (a) the present fair saleable value of the Property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, and (c) such Person has not incurred and does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature.
“Specified Representations” means the representations and warranties made by Hicuity solely with respect to itself and not with respect to any other Obligors in Sections 7.01(a) and (d), 7.02, 7.10, 7.11, 7.18, 7.22, 7.23 and 7.24.
“Stated Maturity Date” means December 6, 2029.
“Subordinated Indebtedness” means any Indebtedness that is subordinated to the Obligations pursuant to a subordination agreement or other subordination terms reasonably acceptable to the Administrative Agent.
“Subsidiary” means, with respect to any Person at any time of determination, any other Person of which more than 50% of the outstanding capital stock of such other Person having ordinary voting powers, determined on a fully diluted basis, is at the time directly or indirectly owned or controlled by such Person; provided that, any Associated Practice Entity shall not be considered a Subsidiary as a result of any indirect control of such Person by an Obligor. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Borrower. For the avoidance of doubt at any time prior to the consummation of the Merger, Hicuity shall at all times be deemed to be a “Subsidiary” of Ambulnz.
“Sweep Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Obligor maintaining a Segregated Health Care Account, the Administrative Agent and applicable bank or other financial institution at which such Segregated Health Care Account is maintained, pursuant to which such bank or financial institution (a) agrees to automatically sweep amounts deposited in such Segregated Health Care Account to a Controlled Account satisfying the requirements set forth in Section 8.18 hereof, as and when funds clear and become available in accordance with such bank’s or financial institution’s standard practices and procedures and (b) agrees not to change such standing sweep instructions until the date at least five (5) days (or such lesser period as the Administrative Agent may agree in its sole discretion or as may be required by applicable Government Reimbursement Program laws or policies) after receipt of notice from such Obligor maintaining such Segregated Health Care Account by the Administrative Agent.

“Tax Distributions” means payments, dividends and distributions on or prior to each estimated tax payment date as well as each other applicable due date, in an aggregate amount necessary to pay or to make a pro rata dividend or distribution to enable Parent to satisfy its U.S. federal, state or local income Tax obligations (as applicable) and to pay for franchise taxes and other similar taxes or expenses.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Technical Information” means all trade secrets and other proprietary or confidential information, which may include any proprietary information of a scientific, technical, or business nature in any form or medium, standards and specifications, conceptions, ideas, innovations, discoveries, Invention disclosures, all documented research, developmental, demonstration or engineering work, data, plans, specifications, reports, summaries, experimental data, manuals, models, samples, know-how, technical information, systems, methodologies, computer programs or information technology.
“Term Loan A” has the set forth in Section 2.01(a)(ii).
“Term Loan B” means the loan advanced by a Lender pursuant to Section 2.01(b). For purposes of clarification, any calculation of the aggregate outstanding principal amount of the Term Loan B on any date of determination shall mean the aggregate principal amount of the Term Loan B made pursuant to Section 2.01(b) that has not yet been repaid as of such date.
“Term Loan B Borrowing Date” means with respect to the Term Loan B, the Business Day on which the Administrative Borrower requests the Term Loan B be made and all conditions set forth in Section 6.02 have been satisfied and the Term Loan B is made hereunder.
“Term Loan B Borrowing Notice” means a notice substantially in the form attached hereto as Exhibit J.
“Term Loan B Commitment” means the commitment of a Lender to make or otherwise fund the Term Loan B and “Term Loan B Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term Loan B Commitment is set forth on Schedule 1. The aggregate amount of the Term Loan B Commitments as of the Effective Date is $12,500,000.
“Term Loan C” means the loan advanced by a Lender pursuant to Section 2.01(c). For purposes of clarification, any calculation of the aggregate outstanding principal amount of the Term Loan C on any date of determination shall mean the aggregate principal amount of the Term Loan C made pursuant to Section 2.01(c) that has not yet been repaid as of such date.
“Term Loan C Borrowing Date” means with respect to the Term Loan C, the Business Day on which the Administrative Borrower requests the Term Loan C be made and all conditions set forth in Section 6.03 have been satisfied and the Term Loan C is made hereunder.

“Term Loan C Borrowing Notice” means a notice substantially in the form attached hereto as Exhibit K.
“Term Loan C Commitment” means the commitment of a Lender to make or otherwise fund the Term Loan C and “Term Loan C Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term Loan C Commitment is set forth on Schedule 1. The aggregate amount of the Term Loan C Commitments as of the Effective Date is $12,500,000.
“Term Loan D” means the loan advanced by a Lender pursuant to Section 2.01(d). For purposes of clarification, any calculation of the aggregate outstanding principal amount of the Term Loan D on any date of determination shall mean the aggregate principal amount of the Term Loan D made pursuant to Section 2.01(d) that has not yet been repaid as of such date.
“Term Loan D Borrowing Date” means with respect to the Term Loan D, the Business Day on which the Administrative Borrower requests the Term Loan D be made and all conditions set forth in Section 6.04 have been satisfied and the Term Loan D is made hereunder.
“Term Loan D Borrowing Notice” means a notice requesting a Term Loan D substantially in the form of Exhibit L.
“Term Loan D Commitment” means the commitment of a Lender to make or otherwise fund the Term Loan D and “Term Loan D Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term Loan D Commitment is set forth on Schedule 1. The aggregate amount of the Term Loan D Commitments as of the Effective Date is $25,000,000.
“Term Loan D Commitment Termination Date” means December 31, 2027.
“Term Loans” means, collectively, the Term Loan A, the Term Loan B, the Term Loan C and the Term Loan D.
“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, Term SOFR shall be rounded upwards to the next 1/100% (if necessary); provided, further, however, if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Third-Party Payor Authorizations” means all participation agreements, provider or supplier agreements, enrollments, accreditations, and billing numbers required to participate in and receive reimbursement from a Third-Party Payor Program.

“Third-Party Payor Program” means any Government Reimbursement Program, or any other health care payment or reimbursement program in which an Obligor, Subsidiary, or Associated Practice Entity participates, including programs sponsored by private insurers or managed care plans.
“Title IV Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (a) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (b) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.
“Trademarks” has the meaning set forth in the Security Agreement.
“Transactions” means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is a party, the consummation of the Merger and the other transactions contemplated hereby and thereby, including disbursement and application of the proceeds of the Term Loans.
“TRICARE” means the program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation (administered pursuant to 10 U.S.C. Section 1071 et seq.), Sections 1320a 7 and 1320a 7a of Title 42 of the United States Code any statutes succeeding thereto) and all Laws, pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Subsidiaries” means the following Subsidiaries: (a) Location Medical Services Limited (company number 05038929), (b) Ambulnz UK Limited (company number 11273887), (c) Ambulnz Community Partners Limited (company number 06117418), (d) Community Ambulance Service Limited (company number 04961635) and (e) Community Ambulance Training Academy Ltd (company number 14532058), each incorporated under the laws of England and Wales.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unrestricted Cash” means the balance of unencumbered cash (other than cash encumbered by the Liens granted to the Lenders pursuant to the Loan Documents) and Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in a Controlled Account; provided that until a control agreement is delivered to the Administrative Agent pursuant to Section 8.19, any cash in an account on the Effective Date (other than an Excluded Account) shall deemed to be “Unrestricted Cash” until such time as the post-closing period to obtain a control agreement on such account set forth on Schedule 8.19 has expired.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).
“Warrant Certificate” means the Warrant, dated as of the Effective Date in substantially the form of Exhibit I, to be delivered to the Administrative Agent pursuant to Section 6.01(f)(xiii) that, among other things, grants the holder thereof the right to purchase the number of common shares of Parent as indicated on the warrant shares table on Schedule 1, as the Effective Date Warrant Certificate may be amended, replaced or otherwise modified pursuant to the terms thereof.
“Warrant Obligations” means, with respect to Parent, all of its Obligations arising out of, under or in connection with, any Warrant Certificate.
“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such Contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
    Section 1.02.    Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made substantially in accordance with GAAP. If, after the date hereof, any change occurs in GAAP or in the application thereof (an “Accounting Change”) and such change would cause any amount required to be determined for the purposes of the covenants to be maintained or calculated pursuant to Article 8 or 9 to be materially different than the amount that would be determined prior to such change, then the Administrative Borrower will provide a detailed notice of such change (an “Accounting Change Notice”) to the Administrative Agent in conjunction with the next required delivery of financial statements pursuant to Section 8.01. If the Administrative Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision, regardless of whether any Accounting Change Notice is given before or after such Accounting Change or in the application thereof, then the Administrative Agent and the Administrative Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Administrative Agent and the Administrative Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, (a) the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred and (b) the Administrative Borrower shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of any baskets and other requirements hereunder before and after giving effect to such Accounting Change.
All components of financial calculations made to determine compliance with this Agreement shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Acquisition or disposition of assets consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrowers based on assumptions expressed therein and that were reasonable based on the information available to the Borrowers at the time of preparation of the Compliance Certificate setting forth such calculations.
Notwithstanding the foregoing, with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB

ASC 842 on the definitions and covenants herein, GAAP as in effect prior to the adoption of FASB ASC 842 shall be applied.
    Section 1.03.    Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, (a) the terms defined in this Agreement include the plural as well as the singular and vice versa; (b) words importing gender include all genders; (c) any reference to a Section, Article, Annex, Schedule or Exhibit refers to a Section or Article of, or Annex, Schedule or Exhibit to, this Agreement; (d) any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Article, Annex, Schedule, Exhibit or any other subdivision; (e) references to days, months and years refer to calendar days, months and years, respectively; (f) all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”; (g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”; and (h) accounting terms not specifically defined herein shall be construed substantially in accordance with GAAP (except for the term “property,” which shall be interpreted as broadly as possible, including, in any case, cash, securities, other assets, rights under contractual obligations and Permits and any right or interest in any property, except where otherwise noted). Unless otherwise expressly provided herein, references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto permitted by the Loan Documents.
    Section 1.04.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person; and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
    Section 1.05.    Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The

Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Article 2

The Commitments
    Section 2.01.    Term Loans.
    (a)    Term Loan A.
(i)    Under the Existing Credit Agreement, immediately prior to the Effective Date, the aggregate outstanding principal amount (including all accrued and capitalized interest) of the Existing Term Loans is $52,000,000. The Obligors acknowledge and agree that the Existing Term Loans, together with all Existing Obligations in connection thereto, are owing without offset, deduction, defense, recoupment, claim or counterclaim of any kind.
(ii)    On the Effective Date, each Lender’s pro rata share of the Existing Term Loans shall be continued, and for all purposes hereunder shall deemed to be, automatically and without any further action, an outstanding Term Loan A made available to the Borrowers hereunder and held by the relevant Lender in the amount set forth opposite such Lender’s name in Schedule 1 (such amount being referred to herein as such Lender’s “Term Loan A”). Notwithstanding anything to the contrary herein, the Term Loan A shall be deemed to be fully funded by the Lenders as of the Effective Date. Subject to Sections 3.01 and 3.03, all amounts owed hereunder with respect to the Term Loan A shall be paid in full no later than the Maturity Date.
    (b)    Term Loan B.
(i)    Subject to the terms and conditions of this Agreement and relying on the representations and warranties set forth herein, each Lender, severally and not jointly, agrees to provide its share of the Term Loan B to the Borrowers on the Term Loan B Borrowing Date in Dollars in a principal amount equal to such Lender’s Term Loan B Commitment. No Lender shall have an obligation to make a Term Loan B in excess of such Lender’s Term Loan B Commitment.
(ii)    Subject to the terms and conditions of this Agreement (including Section 6.02), the Administrative Borrower shall deliver to the Administrative Agent a fully executed Term Loan B Borrowing Notice no later than 5 p.m. (Eastern time) at least three

(3) Business Days in advance of the Term Loan B Borrowing Date (or such shorter period to which the Administrative Agent may agree).
(iii)    The Borrowers may make one Borrowing under the Term Loan B Commitment which shall be on the Term Loan B Borrowing Date. Subject to Sections 3.01 and 3.03, all amounts owed hereunder with respect to the Term Loan B shall be paid in full no later than the Maturity Date. Each Lender’s Term Loan B Commitment shall terminate immediately and without further action on the Term Loan B Borrowing Date after giving effect to the funding of such Lender’s Term Loan B Commitment on such date.
    (c)    Term Loan C.
(i)    Subject to the terms and conditions of this Agreement and relying on the representations and warranties set forth herein, each Lender, severally and not jointly, agrees to provide its share of the Term Loan C to the Borrowers on the Term Loan C Borrowing Date in Dollars in a principal amount equal to such Lender’s Term Loan C Commitment. No Lender shall have an obligation to make a Term Loan C in excess of such Lender’s Term Loan C Commitment.
(ii)    Subject to the terms and conditions of this Agreement (including Section 6.03), the Administrative Borrower shall deliver to the Administrative Agent a fully executed Term Loan C Borrowing Notice no later than 5 p.m. (Eastern time) at least three (3) Business Days in advance of the Term Loan C Borrowing Date (or such shorter period to which the Administrative Agent may agree).
(iii)    The Borrowers may make one Borrowing under the Term Loan C Commitment which shall be on the Term Loan C Borrowing Date. Subject to Sections 3.01 and 3.03, all amounts owed hereunder with respect to the Term Loan C shall be paid in full no later than the Maturity Date. Each Lender’s Term Loan C Commitment shall terminate immediately and without further action on the Term Loan C Borrowing Date after giving effect to the funding of such Lender’s Term Loan C Commitment on such date.
(d)    Term Loan D.
(i)    Subject to the terms and conditions of this Agreement and relying on the representations and warranties set forth herein, each Lender, on or prior to the Term Loan D Termination Date, severally and not jointly, agrees to provide its share of the Term Loan D to the Borrowers on the Term Loan D Borrowing Date in Dollars in a principal amount equal to such Lender’s Term Loan D Commitment. No Lender shall have an obligation to make a Term Loan D in excess of such Lender’s Term Loan D Commitment.
(ii)    The Borrowers may make only one Borrowing under the Term Loan D. Subject to Sections 3.01 and 3.03, all amounts owed hereunder with respect to the Term

Loan D shall be paid in full no later than the Maturity Date. Each Lender’s Term Loan D Commitment shall terminate immediately and without further action on the Term Loan D Commitment Termination Date.
(iii)    Subject to the terms and conditions of this Agreement (including Section 6.04), the Administrative Borrower shall deliver to the Administrative Agent a fully executed Term Loan D Borrowing Notice no later than 5 p.m. (New York City time) at least five (5) Business Days in advance of the Term Loan D Borrowing Date.
Any principal amount of the Term Loan borrowed under Section 2.01(a), 2.01(b), 2.01(c) and 2.01(d) hereof and subsequently repaid or prepaid may not be reborrowed.
    Section 2.02.    Proportionate Shares. Each Term Loan shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective Proportionate Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Term Loan hereunder or purchase a participation required hereby nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Term Loan requested hereunder or purchase a participation required hereby.
    Section 2.03.    Fees. As and when due and payable under the terms of the Fee Letter, the Borrowers shall pay the fees set forth in the Fee Letter. Such payments shall be in addition to such fees, costs and expenses due and payable pursuant to Section 13.03.
    Section 2.04.    Notes. Upon the request of any Lender, the Borrowers shall prepare, execute and deliver to such Lender one or more promissory note(s) evidencing the portion of the Term Loans payable to such Lender (or if requested by it, to it and its registered assigns) in the form attached hereto as Exhibit B (each, a “Note”).
    Section 2.05.    Use of Proceeds. The Borrowers shall use the proceeds of the Term Loan B, and Term Loan C (a) for general working capital purposes and corporate purposes permitted hereunder and (b) to pay, in accordance with the funds flow attached to the Term Loan B Borrowing Notice and Term Loan C Borrowing Notice (as applicable), fees, costs and expenses incurred in connection with the Transactions. The Borrowers shall use the proceeds of the Term Loan D (a) for general working capital purposes and corporate purposes permitted hereunder and (b) to pay, in accordance with the funds flow attached to the Term Loan D Borrowing Notice, fees, costs and expenses to the extent due and owing pursuant to Section 13.03.
Article 3

Payments of Principal and Interest
    Section 3.01.    Repayment. There will be no scheduled repayments of principal on the Term Loans prior to the Maturity Date. The entire outstanding principal amount of the Term Loans, together with all accrued and unpaid interest thereon, will be due and payable on the Maturity Date.

    Section 3.02.    Interest.
    (a)    Interest Generally. The Borrowers agree to pay to the Lenders interest in cash on the outstanding principal amount of the Term Loans for each Interest Period at a rate per annum equal to the sum of (i) Term SOFR plus (ii) the Applicable Margin.
    (b)    Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Administrative Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
    (c)    Effect of Benchmark Transition Event.
(i)         Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.
(ii)    Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to the Loan Documents.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Administrative Borrower and the Lenders of (x) the implementation of any Benchmark Replacement and (y) the effectiveness of any

Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section 3.02(c) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.02(c).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (x) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (y) if a tenor that was removed pursuant to clause (x) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
    (d)    Default Interest. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, the Applicable Margin on the principal amount of the Term Loans outstanding hereunder shall (i) automatically upon an Event of Default under Section 10.01(a), Section 10.01(b), Section 10.01(i) or Section 10.01(j) and (ii) following delivery of written notice by Administrative Agent to the Borrowers during the continuance of any Event of Default other than the Events of Defaults referenced in the immediately preceding clause (i), increase by three percent (3.00%) per annum (the interest rate, as increased pursuant to this Section 3.02(d), being the “Default Rate”). Notwithstanding any other provision herein, if interest is required to be paid at the Default Rate, it shall also be paid entirely in cash. If any Obligation is not paid when due under any applicable Loan Document, the amount thereof shall accrue interest at the Default Rate. Payment or acceptance of the increased rates of interest provided for in this Section 3.02(d) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.
    (e)    Payment Dates. Accrued interest on the Term Loans shall be payable in arrears on each Payment Date with respect to the most recently completed Interest Period in cash, and upon the payment or prepayment of the Term Loans (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate shall be payable from time to time on demand by the Majority Lenders.
    (f)    Maximum Rate. Notwithstanding any other provision of this Agreement, in no event will any interest or rates referred to herein exceed the maximum interest rate permitted by applicable Law. If such maximum interest rate would be exceeded by the terms hereof, the rates of interest payable hereunder will be reduced to the extent necessary so that such rates (together with any fees or other amounts which are construed by a court of competent jurisdiction to be interest or in the nature of interest) equal the maximum interest rate permitted by applicable Law and any overpayment of interest received by the Lenders before such rates are so construed will be applied, forthwith after determination of such overpayment, to pay all then outstanding interest, and thereafter to pay outstanding principal.
    Section 3.03.    Prepayments.
    (a)    Optional Prepayments. (i) The Borrowers shall have the right to optionally prepay in whole or in part (in a minimum amount of $200,000 and integral multiples of $100,000 in excess of that amount for each partial prepayment, or, if less, the entire outstanding principal amount of the Term Loans) the outstanding principal amount of the Term Loans on any Business Day (a “Redemption Date”) for an amount equal to the sum of (x) the aggregate principal amount of the Term Loans being prepaid, (y) the prepayment premium set forth in clause (ii) below (the “Prepayment Premium”) and (z) any accrued but unpaid interest in respect of the aggregate principal amount of the Term Loans being prepaid (such aggregate amount, the “Redemption Price”).
    (ii)    If the Redemption Date occurs:
(A)    after the Effective Date and on or prior to December 6, 2028, the Prepayment Premium shall be an amount equal to two percent (2%) of the aggregate outstanding principal amount of the Term Loans being prepaid on such Redemption Date; and
(B)    after December 6, 2028 and prior to the Stated Maturity Date, the Prepayment Premium shall be an amount equal to one percent (1%) of the aggregate outstanding principal amount of the Term Loans being prepaid on such Redemption Date.
    (b)    Mandatory Prepayments. The Borrowers shall prepay the Term Loans in amounts as provided below plus any accrued but unpaid interest and fees then due and owing plus, solely in the case of clauses (ii), (iii) and (iv) below, the Prepayment Premium (calculated in accordance with Section 3.03(a)(ii), it being agreed that the relevant payment date shall be deemed to be the “Redemption Date” for purposes of such calculation), on the principal amount of the Term Loans being prepaid, as follows:
    (i)    in the event of any Casualty Event or series of Casualty Events yielding in excess of $1,000,000 in the aggregate in any calendar year, an amount equal to 100% of the Net Cash Proceeds in excess thereof received by the Obligors with respect thereto;

provided, however, so long as no Event of Default has occurred and is continuing, within two hundred seventy (270) days after receipt of such Net Cash Proceeds, the Obligors may apply the Net Cash Proceeds of any casualty policy, toward the replacement or repair of destroyed or damaged property or otherwise in assets used or useful in the Obligor’s businesses; provided, further, that any such replaced or repaired property shall be Collateral in which the Administrative Agent for the benefit of the Lenders has been granted a security interest under the Security Documents;
    (ii)    in the event any Obligor incurs Indebtedness other than Indebtedness that is permitted by Section 9.01 hereof, 100% of the proceeds thereof received by such Obligor. For the avoidance of doubt, any prepayment made pursuant to this Section 3.03(b)(ii) shall not be deemed to be a consent to any such incurrence of Indebtedness or a cure or waiver of any Event of Default which occurs in connection therewith, it being understood that any such Event of Default may only be waived with the express consent of the Majority Lenders;
    (iii)    in the event any Obligor consummates an Asset Sale other than an Asset Sale that is permitted by Section 9.09 hereof (other than Section 9.09(m), Section 9.09(o) and Section 9.09(p)) yielding Net Cash Proceeds in excess of $1,000,000 in the aggregate in any calendar year, an amount equal to 100% of the excess thereof received by such Obligor in connection with such Asset Sale; provided, however, so long as no Event of Default has occurred and is continuing, within two hundred seventy (270) days after receipt of such Net Cash Proceeds, the Obligors may use such Net Cash Proceeds to purchase, acquire, replace, repair or restore properties or assets used or useful in the Obligors’ businesses; provided, further, that any such purchased, acquired, replaced, repaired or restored property shall be Collateral in which the Administrative Agent for the benefit of the Lenders has been granted a security interest under the Security Documents. For the avoidance of doubt, any prepayment made pursuant to this Section 3.03(b)(iii) shall not be deemed to be a consent to any Asset Sale or a cure or waiver of any Event of Default which occurs in connection therewith, it being understood that any such Event of Default may only be waived with the express consent of the Majority Lenders; and
    (iv)    in the event any Obligor consummates an Asset Sale permitted by Section 9.09(q) hereof, (A) at any time prior to the Borrowers borrowing the Term Loan D, an amount equal to 30% of the aggregate Net Cash Proceeds of the sale of Business B and (B) after the Borrowers have borrowed the Term Loan D, an amount equal to 50% of the aggregate Net Cash Proceeds of the sale of Business B.
    (c)    Prepayment Premium. Payment of any Prepayment Premium under this Section 3.03 constitutes liquidated damages, not unmatured interest or a penalty, as the actual amount of damages to the Lenders as a result of the relevant triggering event, prepayment or repayment would be impracticable and extremely difficult to ascertain. Accordingly, any Prepayment Premium hereunder is provided by mutual agreement of the Obligors and the Lenders as a reasonable estimation and calculation of such actual lost profits and other actual damages of the Lenders. Without limiting the generality of the foregoing, it is understood and agreed that upon the occurrence of any prepayment event, any Prepayment Premium shall be automatically and immediately due and payable as though any prepaid or repaid portion of the Term Loans were voluntarily prepaid as of such date and shall constitute part of the Obligations secured by the Collateral. Any Prepayment Premium shall also be automatically and immediately due and payable if the Term Loans are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means in connection with the exercise of secured creditor remedies by the Administrative Agent. EACH OBLIGOR HEREBY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR OTHER LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH EVENTS. The Borrowers and the other Obligors expressly agree (to the fullest extent it and they may lawfully do so) that with respect to any Prepayment Premium payable under the terms of this Agreement: (i) such Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business parties, ably represented by counsel; (ii) such Prepayment Premium shall be payable notwithstanding the then-prevailing market rates at the time payment is made; (iii) there has been a course of conduct between the Lenders and the Obligors giving specific consideration in this transaction for such agreement to pay such Prepayment Premium; and (iv) the Obligors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Obligors expressly acknowledge that their agreement to pay such Prepayment Premium as herein described is a material inducement to the Lenders to provide the Commitments and to make the Term Loans.
Article 4
Payments, Etc.
    Section 4.01.    Payments.
    (a)    Payments Generally. Each payment of principal, interest and other amounts to be made by the Obligors under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the deposit account of the Administrative Agent, for the account of the respective Lenders to which such payment is owed, not later than 2:00 p.m. (Eastern time) on the date on which such payment is due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).
    (b)    Application of Payments. During the continuance of an Event of Default, proceeds of all payments received shall be applied in the following order of priority, with proceeds being applied to a succeeding level of priority only if amounts owing pursuant to the immediately preceding level of priority have been paid in full in cash:
    (i)    first, to the payment of any unpaid costs or expenses referred to in Section 13.03(a) then due and owing;

    (ii)    second, to the payment of any accrued and unpaid interest and any fees then due and owing including, without limitation (x) interest payable at the Default Rate and (y) any Prepayment Premium, if applicable;
    (iii)    third, to the payment of unpaid principal of the Term Loans on a pro rata basis;
    (iv)    fourth, in reduction of the Borrowers’ obligation to pay any Claims or Losses referred to in Section 13.03(b) then due and owing; and
    (vi)    fifth, to the Borrowers or such other Persons as may lawfully be entitled to or directed by the Borrowers to receive the remainder.
Unless otherwise directed by the Majority Lenders, all payments of principal, interest and fees under this Agreement and the other Loan Documents shall be made by the Obligors to the Lenders pro rata in accordance with the Lenders’ respective Proportionate Shares of such payments.
    (c)    Non-Business Days. If the due date of any payment under this Agreement (whether in respect of principal, interest, fees, costs or otherwise) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
    Section 4.02.    Computations. All computations of interest and fees hereunder shall be computed on the basis of a year of 360 days and actual days elapsed during the period for which payable.
    Section 4.03.    Notices. Each notice of optional prepayment shall be effective only if received by the Lenders not later than 2:00 p.m. (Eastern time) on the date three (3) Business Days prior to the date of prepayment. Each notice of optional prepayment shall specify the amount to be prepaid and the date of prepayment.
    Section 4.04.    Set-Off.
    (a)    Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, the Lenders and each of their respective Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders or such Affiliates to or for the credit or the account of any Obligor against any and all of the Obligations, whether or not the Lenders shall have made any demand and although such Obligations may be unmatured. The Lenders agree promptly to notify the Administrative Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders and their respective Affiliates under this

Section 4.04 are in addition to other rights and remedies (including other rights of set-off) that the Lenders and their respective Affiliates may have.
    (b)    Exercise of Rights Not Required. Nothing contained herein shall require the Administrative Agent, the Lenders or any of their respective Affiliates to exercise any such right or shall affect the right of such Persons to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor.
Article 5
Yield Protection, Etc.
    Section 5.01.    Additional Costs.
    (a)    Change in Requirements of Law Generally. If, on or after the date hereof, the adoption of any Requirement of Law, or any change in any Requirement of Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the date hereof, against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office) or shall impose on a Lender (or its lending office) any other condition affecting the Term Loans or the Commitments, not as a result of any action or inaction on the part of such Lender, and the result of any of the foregoing is to increase the cost to any Lender of making or maintaining its portion of the Term Loans, or to reduce the amount of any sum received or receivable by any Lender under this Agreement or any other Loan Document, by an amount reasonably deemed by such Lender in good faith to be material (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (iii) Connection Income Taxes), then the Borrowers shall promptly pay to such Lender on demand such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Requirements of Law for all purposes of this Section 5.01, regardless of the date enacted, adopted or issued.
    (b)    Change in Capital Requirements. If a Lender shall have determined that, on or after the date hereof, the adoption of any Requirement of Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the date hereof, has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Term Loans to a level below that which a Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (iii) Connection Income Taxes), then the Borrowers shall promptly pay to such Lender on demand such additional amount or amounts as will compensate such Lender (or its parent) for such reduction.
    (c)    Notification by Lender. The Lenders will promptly notify the Administrative Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle a Lender to compensation pursuant to this Section 5.01. Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of the Lender claiming compensation under this Section 5.01, setting forth the amount or amounts to be paid to it hereunder, shall be conclusive and binding on the Borrowers in the absence of manifest error.
    Section 5.02.    Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Lender or its lending office to make or maintain the Term Loans (and, in the opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Administrative Borrower thereof following which (a) the Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain the Term Loans hereunder and (b) if such Requirement of Law shall so mandate, the Term Loans shall be prepaid by the Borrowers on or before such date as shall be mandated by such Requirement of Law in an amount equal to the Redemption Price applicable on the date of such prepayment in accordance with Section 3.03(a).
    Section 5.03.    Taxes.
    (a)    Payments Free of Taxes. Any and all payments on account of any Obligation shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law requires the deduction or withholding of any Tax from any such payment by an Obligor, then such Obligor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by such Obligor shall be increased as necessary so that after such deduction or withholding for Indemnified Taxes has been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 5.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made. For the avoidance of doubt, for purposes of this Section, the term “applicable Law” includes FATCA but “Indemnified Taxes” does not include any Taxes imposed in connection with FATCA.
    (b)    Payment of Other Taxes by the Borrowers. Without duplication of Section 5.03(a), the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent, timely reimburse it for, Other Taxes.
    (c)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrowers to a Governmental Authority, as a withholding Tax pursuant to this Section 5.03, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, or a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
    (d)    Indemnification. The Borrowers shall reimburse and indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (including, but not limited to, any costs arising from a dispute with the relevant Government Authority in respect of such Indemnified Taxes), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
    (e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
    (f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Administrative Borrower and the Administrative Agent, at the time or times reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Administrative Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Administrative Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or as reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Administrative Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A), (B) or (D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
    (ii)    Without limiting the generality of the foregoing:
    (A)    any Lender that is a U.S. Person shall deliver to the Administrative Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), duly completed, valid, executed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. Federal backup withholding Tax;
    (B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), whichever of the following is applicable:
    (1)    in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly completed, valid executed copies of IRS Form W-8BEN (or successor form) or IRS Form W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, duly completed, valid, executed copies of IRS Form W-8BEN (or successor form) or IRS Form W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;
    (2)    duly completed, valid, executed copies of IRS Form W-8ECI (or successor form);

    (3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or successor form) or IRS Form W-8BEN-E (or successor form); or
    (4)    to the extent a Foreign Lender is not the beneficial owner, duly completed, valid, executed copies of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI (or successor form), IRS Form W-8BEN (or successor form), IRS Form W-8BEN-E (or successor form), a U.S. Tax Compliance Certificate, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
    (C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Administrative Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
    (D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Administrative Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers or the Administrative Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 5.03 expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the Administrative Borrower and the Administrative Agent in writing of its legal inability to do so.
    (g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the written request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.03(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 5.03(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
    (h)    Mitigation Obligations. If any Obligor is required to pay any Indemnified Taxes or additional amounts to any Recipient or to any Governmental Authority for the account of any Recipient pursuant to Section 5.01 or this Section 5.03, then such Recipient shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole reasonable judgment of such Recipient, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to Section 5.01 or this Section 5.03, as the case may be, in the future, (ii) not subject such Recipient to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Recipient. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by such Recipient in connection with any such designation or assignment and delegation.
    (i)    Survival. Each party’s obligations under this Article 5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

    Section 5.04.    Delay in Requests. Failure or delay on the part of any party to demand performance by any other party pursuant to this Article 5 shall not constitute a waiver of any right to demand such performance; provided that no Obligor shall be required to compensate a Recipient pursuant to this Article 5 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Recipient notifies the applicable Obligor of the change in Law giving rise to such increased costs or reductions, and of the intention of such Recipient to claim compensation therefor (except that, if the change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
Article 6
Conditions Precedent
    Section 6.01.    Conditions to Effective Date . This Agreement shall not become effective until the following conditions precedent shall have been reasonably satisfied or waived in writing by the Administrative Agent:
    (a)    Organization and Capitalization. The organizational structure and pro-forma capitalization of the Obligors, after giving effect to the Transactions, as set forth on Schedule 7.19 as of the Effective Date shall be satisfactory to the Administrative Agent.
    (b)    Joinder Agreements. The Administrative Agent shall have received the following:
    (i)    Guarantee Assumption Agreement. A Guarantee Assumption Agreement executed by Ambulnz, Parent, Intermediate Holdings, certain of Parent’s Subsidiaries on the signature pages thereto and the Administrative Agent, whereby Ambulnz becomes a “Borrower” under the Existing Credit Agreement, and each of Parent, Intermediate Holdings and such of Parent’s Subsidiaries become “Additional Guarantors” under the Existing Credit Agreement.
    (ii)    U.S. Security Agreement. A joinder agreement to the U.S. Security Agreement executed by Ambulnz, Parent, Intermediate Holdings, certain of Parent’s Subsidiaries on the signature pages thereto and the Administrative Agent, whereby each of Ambulnz, Parent, Intermediate Holdings, and such of Parent’s Subsidiaries become “Additional Grantors” under the U.S. Security Agreement, together with any supplement to the schedules thereto.
    (c)    [Reserved].
    (d)    No Law Restraining Transactions. No applicable Law or regulation shall restrain, prevent or, in the reasonable judgment of the Administrative Agent, impose materially adverse conditions upon the Transactions.

    (e)    Lien Searches. The Administrative Agent shall be satisfied with Lien searches regarding the Obligors made prior to the Effective Date.
    (f)    Documentary Deliveries. The Administrative Agent shall have received the following documents, each of which shall be in form and substance satisfactory to the Administrative Agent:
    (i)    Agreement. This Agreement duly executed and delivered by the Borrowers, the Obligors and each of the other parties hereto.
    (ii)    Security Documents. (A)  The Security Documents, including, without limitation, the Security Agreement, each Short-Form IP Security Agreement and financing statements, each in form and substance satisfactory to the Administrative Agent and duly executed and delivered by each of the Obligors and the other parties thereto and (B) to the extent certificated, original stock or share certificates representing all of the Equity Interests required to be pledged thereunder, accompanied by undated stock powers or stock transfer forms (as applicable) executed in blank by a duly authorized officer of the pledgor thereof and other proper instruments of transfer; provided, that, so long as a scanned copy has been delivered to the Administrative Agent prior to the Effective Date, such original stock or share certificates, promissory notes, stock powers, stock transfer forms and instruments of transfer may be delivered to the Administrative Agent within three (3) Business Days of the Effective Date.
    (iii)    Collateral Questionnaire. The Collateral Questionnaire, duly executed and delivered by a Responsible Officer of the Administrative Borrower, substantially in the form of Exhibit G hereto and otherwise in form and substance satisfactory to the Administrative Agent.
    (iv)    Other Perfection Documents. Without limitation, all other documents and instruments reasonably required to perfect the Administrative Agent’s Lien on, and security interest in, the Collateral required to be delivered on or prior to the Effective Date shall have been duly executed and delivered and be in proper form for filing, and shall create in favor of the Administrative Agent, a perfected Lien on, and security interest in, the Collateral, subject to no Liens other than Permitted Liens.
    (v)    [Reserved]
    (vi)    Approvals. The Administrative Borrower shall certify that all material licenses, consents, authorizations and approvals of, and notices to and filings and registrations with, any Governmental Authority (including all foreign exchange approvals) in connection with the Transactions have been made or obtained, all material third-party consents and approvals, necessary in connection with the execution, delivery and performance by the Obligors of the Loan Documents and the Transactions have been obtained.

    (vii)    Organizational Documents. (A) Certified copies of the Organizational Documents of each Obligor and of resolutions of the Board of each Obligor approving and authorizing the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party, certified as of the Effective Date by a Responsible Officer as being in full force and effect without modification or amendment; (B) if such certificates are applicable in the relevant jurisdiction, a good standing certificate and/or compliance certificate from the applicable Governmental Authority of each Obligor’s jurisdiction of incorporation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Effective Date; and (C) such other documents as the Administrative Agent may reasonably request.
    (viii)    Fee Letter. The Fee Letter, duly executed and delivered by the Borrowers and each of the other parties thereto.
    (ix)    Incumbency Certificate or Directors’ Certificate. A certificate of each Obligor as to the authority, incumbency and specimen signatures of the persons who have executed the Loan Documents and any other documents in connection herewith on behalf of the Obligors.
    (x)    Officer’s Certificate. A certificate, dated as of the Effective Date and signed by a Responsible Officer of the Administrative Borrower, confirming compliance with the conditions set forth in this Section 6.01.
    (xi)    Opinions of Counsel. A favorable opinion, dated as of the Effective Date, of (A) Norton Rose Fulbright LLP, outside counsel to each of the Obligors (other than Hicuity), (B) McGuireWoods LLP, counsel to Hicuity and (C) the Parent’s General Counsel, in each case, in form reasonably acceptable to the Administrative Agent and its counsel.
    (xii)    [Reserved].
    (xiii)    Warrant Certificate. An executed Warrant Certificate dated as of the Effective Date.
    (xiv)    Insurance Certificates. Certificates from each Obligor’s insurance broker or other evidence satisfactory to the Administrative Agent that all insurance required to be maintained pursuant to Section 8.05 is in full force and effect, together with endorsements naming the Administrative Agent as additional insured and lender’s loss payee, as applicable, under such Obligor’s liability and casualty insurance policies.
    (xv)    [Reserved].
    (xvi)    [Reserved].

    (xvii)    Assignment of RWI Policy. The Assignment of RWI Policy duly executed by the applicable Obligor and the Administrative Agent, and acknowledged by the applicable insurer.
    (g)    Due Diligence. The Administrative Agent shall have received and be satisfied with all due diligence regarding the Obligors (including without limitation historical financial statements, Projections, technical, operational, legal, Intellectual Property, commercial market forecasts, clinical and regulatory assessments, supply chain, securities, labor, Tax, litigation, environmental, reimbursement and regulatory authority matters) in their sole discretion.
    (h)    Fees, Expenses, Etc. The Lenders and their Affiliates shall have received for their own account, all fees due and payable on the Effective Date in the Fee Letter and all fees, costs and expenses due (including applicable attorney costs and documented out-of-pocket fees and expenses of any other advisors to the Administrative Agent) and payable pursuant to Section 13.03, after deducting therefrom the Expense Deposit.
    (i)    Representations and Warranties. The representations and warranties of the Obligors contained in Article 7 or any other Loan Document shall be true and correct in all material respects on and as of the Effective Date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects; provided, further, notwithstanding anything to the contrary set forth herein or in any other Loan Document, the representations and warranties of Hicuity (and only Hicuity) made or deemed made pursuant to this Section 6.01(i) on the Effective Date shall not, other than the Specified Representations, be the representations and warranties set forth in Article 7 or in any other Loan Document but rather solely such of the representations and warranties made by Hicuity or otherwise with respect to Hicuity and its subsidiaries in the Merger Agreement to the extent a breach of such representations and warranties (i) would be materially adverse to the interests of the Lenders (in their capacities as such) and (ii) would result in a failure of a condition precedent to Ambulnz’s or its Affiliates’ obligations to consummate the Merger or would give Ambulnz or its Affiliates’ the right (taking into account any notice and cure provisions) to terminate Ambulnz or such Affiliates’ obligations pursuant to the terms of the Merger Agreement without any liability to Ambulnz or any of its Affiliates.
    (j)    Miscellaneous. The Administrative Agent and each Lender shall have received such other opinions, instruments, certificates and documents as the Administrative Agent or such Lender shall have reasonably requested with prior notice to the Administrative Borrower.
    (k)    No Default. Subject to Section 13.24, no Default shall exist.

    (l)    Indebtedness. The Administrative Agent shall have received evidence of the payment in full of all Indebtedness under the Existing Citi Credit Facility, together with (i) a termination and release agreement with respect to the Existing Citi Credit Documents and all related documents, duly executed by the Obligors and Citibank, N.A., (ii) a termination of security interest in Intellectual Property for any assignment for security recorded at the United States Patent and Trademark Office or the United States Copyright Office pursuant to the Existing Citi Credit Documents, and covering any intellectual property of the Obligors, and (iii) UCC-3 termination statements for all UCC-1 financing statements filed by the lenders under the Existing Citi Credit Documents and covering any portion of the Collateral.
    (m)    Material Adverse Effect. No event or development shall have occurred since December 31, 2025 which could reasonably be expected to have a Material Adverse Effect.
    (n)     Merger Agreement. The Merger Agreement shall be in full force and effect, shall include terms and provisions reasonably satisfactory to the Administrative Agent and no provision thereof shall have been modified or waived in any respect determined by the Administrative Agent to be material, in each case without the consent of the Administrative Agent.
    Section 6.02.     Conditions to Term Loan B; Term Loan B Borrowing Date.     The obligation of each Lender to make the Term Loan B on the Term Loan B Borrowing Date shall not become effective until the following conditions precedent shall have been reasonably satisfied or waived in writing by the Administrative Agent (which satisfaction or waiver may be made simultaneously with the making of the Term Loan B hereunder):
    (a)    Term Loan B Borrowing Notice. The Administrative Agent shall have received a Term Loan B Borrowing Notice in accordance with Section 2.01(b)(ii) duly executed and delivered by a Responsible Officer of the Administrative Borrower, in form and substance satisfactory to the Administrative Agent.
(b)     Consummation of the Services Agreement. Concurrently with the making of the Term Loan B, (i) all conditions to provide the Services set forth in the Services Agreement shall have been satisfied or the fulfillment of any such conditions have been waived with the consent of the Administrative Agent, and (ii) the Administrative Agent shall have received a fully executed or conformed copy of the Services Agreement and any documents executed in connection therewith. The Services Agreement shall be in full force and effect, shall include terms and provisions reasonably satisfactory to the Administrative Agent and no provision thereof shall have been modified or waived in any respect determined by the Administrative Agent to be material, in each case without the consent of the Administrative Agent.
(c)    Approvals. The Administrative Borrower shall certify that all material licenses, consents, authorizations and approvals of, and notices to and filings and registrations with, any Governmental Authority (including all foreign exchange approvals) in connection with the Transactions have been made or obtained, and all material third-party consents and approvals (other than those consents and approvals required to complete the Merger, as set forth in the Merger Agreement), necessary in connection with the execution, delivery and performance by the Obligors of the Loan Documents and the Transactions have been obtained.
(d)    Representations and Warranties. The representations and warranties of the Obligors contained in Article 7 or any other Loan Document shall be true and correct in all material respects on and as of the Term Loan B Borrowing Date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects; provided, further, notwithstanding anything to the contrary set forth herein or in any other Loan Document, the representations and warranties of Hicuity (and only Hicuity) made or deemed made pursuant to this Section 6.02(d) on the Term Loan B Borrowing Date shall not, other than the Specified Representations, be the representations and warranties set forth in Article 7 or in any other Loan Document but rather solely such of the representations and warranties made by Hicuity or otherwise with respect to Hicuity and its subsidiaries in the Merger Agreement to the extent a breach of such representations and warranties (i) would be materially adverse to the interests of the Lenders (in their capacities as such) and (ii) would result in a failure of a condition precedent to Ambulnz’s or its Affiliates’ obligations to consummate the Merger or would give Ambulnz or its Affiliates’ the right (taking into account any notice and cure provisions) to terminate Ambulnz or such Affiliates’ obligations pursuant to the terms of the Merger Agreement without any liability to Ambulnz or any of its Affiliates.
(e)    No Default. Subject to Section 13.24, no Default shall exist, or would result from such proposed borrowing of Term Loan B or from the application of the proceeds therefrom.
    (f)    Material Adverse Effect. No event or development shall have occurred since December 31, 2025 which could reasonably be expected to have a Material Adverse Effect.
(g)    Officer’s Certificate. The Administrative Agent shall have received a certificate, dated as of the Term Loan B Borrowing Date and signed by a Responsible Officer of the Administrative Borrower, confirming compliance with the conditions set forth in this Section 6.02.

(h)    Fees, Expenses, Etc. The Lenders and their Affiliates shall have received for their own account, all fees, costs and expenses due and payable pursuant to Section 13.03 (including applicable attorney costs and documented out-of-pocket fees and expenses of any other advisors to the Administrative Agent).
    Section 6.03.     Conditions to Term Loan C; Term Loan C Borrowing Date.     The obligation of each Lender to make the Term Loan C on the Term Loan C Borrowing Date shall not become effective until the following conditions precedent shall have been reasonably satisfied or waived in writing by the Administrative Agent (which satisfaction or waiver may be made simultaneously with the making of the Term Loan C hereunder):
(a)    Term Loan C Borrowing Notice. The Administrative Agent shall have received a Term Loan C Borrowing Notice in accordance with Section 2.01(c)(ii) duly executed and delivered by a Responsible Officer of the Administrative Borrower, in form and substance satisfactory to the Administrative Agent.
(b)     Approvals. The Administrative Borrower shall certify that all material licenses, consents, authorizations and approvals of, and notices to and filings and registrations with, any Governmental Authority (including all foreign exchange approvals) in connection with the Transactions have been made or obtained, and all material third-party consents and approvals, necessary in connection with the execution, delivery and performance by the Obligors of the Loan Documents and the Transactions have been obtained.
(c)    Consummation of Merger. Concurrently with the making of the Term Loan C, (i) all conditions to the Merger set forth in the Merger Agreement shall have been satisfied or the fulfillment of any such conditions have been waived with the consent of the Administrative Agent, and (ii) the Administrative Agent shall have received a fully executed or conformed copy of the Merger Agreement and any documents executed in connection therewith. The Merger Agreement shall be in full force and effect, shall include terms and provisions reasonably satisfactory to the Administrative Agent and no provision thereof shall have been modified or waived in any respect determined by the Administrative Agent to be material, in each case without the consent of the Administrative Agent.
(d)    Administrative Services Documents. The Administrative Agent shall have received (i) fully executed copies of the Administrative Services Documents relating to each Associated Practice Entity as in effect on the Term Loan C Borrowing Date, and (ii) except with respect to any Hicuity-Affiliated Associated Practice Entity, a collateral assignment of each such Administrative Services Document in favor of the Administrative Agent, each collateral assignment or amendment thereto in form and substance reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, the Administrative Services Documents delivered in accordance with clause (i) shall be in form and substance substantially similar to the forms provided to the Administrative Agent on the Effective Date, subject to such amendments or modifications that are acceptable to the Administrative Agent in its reasonable discretion or as required by applicable law.
(e)    Associated Practice Entity Financing Statements. Except with respect to any Hicuity-Affiliated Associated Practice Entity, the Administrative Agent shall have received copies of Uniform Commercial Code financing statements in proper form for filing naming the applicable Obligor, as secured party, and each Associated Practice Entity, as debtor, which financing statements describe the collateral as that property granted to the applicable Obligor pursuant to the Administrative Services Documents, as more particularly described in such financing statements.
(f)        Representations and Warranties. The representations and warranties of the Obligors contained in Article 7 or any other Loan Document shall be true and correct in all material respects on and as of the Term Loan C Borrowing Date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects; provided, further, notwithstanding anything to the contrary set forth herein or in any other Loan Document, the representations and warranties of Hicuity (and only Hicuity) made or deemed made pursuant to this Section 6.03(f) on the Term Loan C Borrowing Date shall not, other than the Specified Representations, be the representations and warranties set forth in Article 7 or in any other Loan Document but rather solely such of the representations and warranties made by Hicuity or otherwise with respect to Hicuity and its subsidiaries in the Merger Agreement to the extent a breach of such representations and warranties (i) would be materially adverse to the interests of the Lenders (in their capacities as such) and (ii) would result in a failure of a condition precedent to Ambulnz’s or its Affiliates’ obligations to consummate the Merger or would give Ambulnz or its Affiliates’ the right (taking into account any notice and cure provisions) to terminate Ambulnz or such Affiliates’ obligations pursuant to the terms of the Merger Agreement without any liability to Ambulnz or any of its Affiliates.
(g)    No Default. Subject to Section 13.24, no Default shall exist, or would result from such proposed borrowing of Term Loan C or from the application of the proceeds therefrom.
(h)     Material Adverse Effect. No event or development shall have occurred since December 31, 2025 which could reasonably be expected to have a Material Adverse Effect.
(i)    Officer’s Certificate. The Administrative Agent shall have received a certificate, dated as of the Term Loan C Borrowing Date and signed by a Responsible

Officer of the Administrative Borrower, confirming compliance with the conditions set forth in this Section 6.03.
(j)    Fees, Expenses, Etc. The Lenders and their Affiliates shall have received for their own account, all fees due and payable on the Term Loan C Borrowing Date in the Fee Letter and all fees, costs and expenses due and payable pursuant to Section 13.03 (including applicable attorney costs and documented out-of-pocket fees and expenses of any other advisors to the Administrative Agent).
(k)    Hicuity Documents. The Administrative Agent shall have received (i) certified copies of the Organizational Documents of Hicuity after giving effect to the Merger, (ii) a Pledge Supplement to the Security Agreement reflecting the pledge of 100% of the Equity Interests of Hicuity by Ambulnz and (iii) the original stock or share certificate representing all of the Equity Interests of Hicuity, accompanied by undated stock powers or stock transfer forms (as applicable) executed in blank by a duly authorized officer of Ambulnz.
    Section 6.04.    Conditions to Term Loan D; Term Loan D Borrowing Date. The obligation of each Lender to make the Term Loan D on the Term Loan D Borrowing Date shall not become effective until the following conditions precedent shall have been reasonably satisfied or waived in writing by the Administrative Agent (which satisfaction or waiver may be made simultaneously with the making of the Term Loan D hereunder):
    (a)    Conditions to Term Loan B and Term Loan C. All of the conditions set forth in Section 6.03 shall have been satisfied (or with the consent of the Administrative Agent, waived) and the Borrowers shall have borrowed the full amount of the Term Loan B and Term Loan C hereunder.
    (b)    [Reserved].
    (c)    Term Loan D Borrowing Notice. The Administrative Agent shall have received the Term Loan D Borrowing Notice duly executed by a Responsible Officer of the Administrative Borrower.
    (d)    Representations and Warranties. The representations and warranties of the Obligors contained in Article 7 or any other Loan Document shall be true and correct in all material respects on and as of the Term Loan D Borrowing Date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.
    (e)    No Default. No Default or Event of Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds therefrom.

    (e)    Milestone. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Borrowers have achieved Mobile Health Net Revenue for any twelve (12) consecutive month period prior to the Term Loan D Borrowing Date of at least $120,000,000 (the “Revenue Milestone”); provided that in the event that Business A is not sold prior to the Term Loan D Borrowing Date, the Revenue Milestone shall be at least $130,000,000.
(f)    Officer’s Certificate. A certificate, dated as of the Term Loan D Borrowing Date and signed by a Responsible Officer of the Administrative Borrower, confirming compliance with the conditions set forth in this Section 6.04.
(g)    Expenses, Etc. The Lenders and their Affiliates shall have received for their own account, all fees due and payable on the Term Loan D Borrowing Date in the Fee Letter and all fees, costs and expenses due (including applicable attorney costs and documented out-of-pocket fees and expenses of any other advisors to the Administrative Agent) and payable pursuant to Section 13.03.
The borrowing of the Term Loans shall constitute a certification by the Administrative Borrower to the effect that the conditions set forth in Section 6.02, 6.03 and 6.04 as applicable, have been fulfilled as of the Term Loan B Borrowing Date, Term Loan C Borrowing Date or the Term Loan D Borrowing Date, as applicable.
Article 7
Representations and Warranties
In order to induce the Lenders to enter into this Agreement and to extend the Term Loans hereunder, each Obligor represents and warrants to the Lenders and the Administrative Agent, on the Effective Date, the Term Loan B Borrowing Date, the Term Loan C Borrowing Date and on the Term Loan D Borrowing Date, as applicable, that:
    Section 7.01.    Power and Authority. Each Obligor and each of its Subsidiaries (a) is duly organized or incorporated, validly existing and, if applicable in the jurisdiction of its organization or incorporation, in good standing under the Laws of its jurisdiction of organization, (b) has all requisite corporate (or equivalent) power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except to the extent that failure to have the same would not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except where failure to so qualify would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, and (d) has full power, authority and legal right to make and perform each of the Loan Documents and, in the case of the Borrower, to borrow the Term Loans hereunder.

    Section 7.02.    Authorization; Enforceability. The Transactions are within each Obligor’s corporate (or equivalent) powers and have been duly authorized by all necessary corporate (or equivalent) action and, if required, by all necessary shareholder or other equity holder action. The Loan Documents have been duly executed and delivered by each Obligor party thereto and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
    Section 7.03.    Governmental and Other Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of perfecting or recording the Liens created pursuant to the Security Documents, (b) will not violate any applicable Requirement of Law or the Organizational Documents of any Obligor or any applicable order of any Governmental Authority, in each case, other than any such violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any agreement, or give rise to a right thereunder to require any payment to be made by any such Person, which such violation, default or payment would reasonably be expected to have a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of any Obligor or any of its Subsidiaries.
    Section 7.04.    Financial Statements; Projections; Material Adverse Change.
    (a)    Financial Statements. The Borrowers have heretofore furnished to the Administrative Agent certain financial statements as provided for in Section 8.01. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Obligors as of such dates and for such periods substantially in accordance with GAAP, subject to quarterly or year-end adjustments and the absence of footnotes and the absence of booking of stock compensation (which, with respect Hicuity, is conducted only in connection with its audited financial statements). No Obligor has any material contingent liabilities or liabilities for taxes, long-term lease or unusual forward or long-term commitments not disclosed in the aforementioned financial statements.
    (b)    Projections. On and as of the Effective Date, the projections of the Obligors (collectively, the “Projections”) are based on good faith estimates and assumptions made by the management of the Obligors; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, as of the Effective Date, the management of the Obligors believe that the Projections are reasonable and attainable.

    (c)    No Material Adverse Change. Since December 31, 2025, no event, circumstance or change has occurred that has caused or evidences, either in individually or in the aggregate, a Material Adverse Change.
    Section 7.05.    Properties.
    (a)    Property Generally. Each Obligor has good and marketable fee simple title to, or in the case of UK Subsidiaries, good title to, or valid leasehold interests in, all its real and personal Property, subject only to Permitted Liens and except as would not reasonably be expected to have a Material Adverse Effect.
    (b)    Intellectual Property. (i) Schedule 7.05(b) lists, with respect to each Obligor, all Obligor Intellectual Property, including the applicable jurisdiction, registration or application number and date, as applicable thereto, a designation as to whether it is Material Intellectual Property, and any inbound licenses (other than Intellectual Property licenses commercially available to multiple parties) in respect of Material Intellectual Property.
    (ii)    Each Obligor (A) owns or possesses all legal and beneficial rights, title and interest in and to the Material Intellectual Property designated on Schedule 7.05(b) as being owned by such Obligor and (B) has the right to use the Material Intellectual Property licensed to such Obligor, in each case with good and marketable title, free and clear of any Liens or Claims of any kind other than Permitted Liens.
    (iii)    To each Obligor’s knowledge, the Material Intellectual Property does not violate any license or infringe any valid and enforceable Intellectual Property right of another.
    (iv)    Other than non-exclusive licenses in the Ordinary Course of Business or as otherwise permitted by this Agreement, the Obligors have not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Material Intellectual Property, in whole or in part, to any Person who is not an Obligor.
    (v)    The Obligors have not received any current written communications, nor is there any pending or, to each Obligor’s knowledge, currently threatened action in writing, suit, proceeding or Claim in writing by another, alleging that any of the Obligors has violated, infringed, diluted or misappropriated any Intellectual Property of another.
    (vi)    There is no pending or, to any Obligor’s knowledge, threatened action in writing, suit, proceeding or Claim in writing by another: (A) challenging an Obligor’s rights in or to any Material Intellectual Property owned by such Obligor; or (B) challenging the validity, enforceability or scope of any Material Intellectual Property owned by an Obligor.
    (vii)    Each Obligor has taken commercially reasonable precautions to protect the secrecy, confidentiality and value of the Material Intellectual Property (including without limitation, by requiring that all relevant current and former employees, contractors and consultants of the Obligors execute written confidentiality and invention assignment Contracts), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

    (viii)    [Reserved].
    (ix)    All maintenance fees, annuities, and the like due or payable on the Patents within the Material Intellectual Property have been timely paid or the failure to so pay was the result of an intentional decision by the applicable Obligor, which would not reasonably be expected to result in a Material Adverse Change. All documents and instruments necessary to register or apply for or renew registration of all Patents, Trademarks and Copyrights within the Material Intellectual Property have been validly executed, delivered and filed in a timely manner with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.
    (x)    To each Obligor’s knowledge, (A) there are no material defects in any of the Patents within the Material Intellectual Property and (B) no such Patents within the Material Intellectual Property have ever been finally adjudicated to be invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding.
    (xi)    To each Obligor’s knowledge, no Obligor has received any written notice asserting that the Patents within the Material Intellectual Property are invalid, unpatentable or unenforceable and, to each Obligor’s knowledge, no Obligor has engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or render unpatentable or unenforceable any such Patent within the Material Intellectual Property.
    (xii)    To the knowledge of each Obligor, no third party is infringing upon or misappropriating, or violating any material license or agreement with such Obligor relating to any Material Intellectual Property.
    Section 7.06.    No Actions or Proceedings.
    (a)    Litigation. There is no litigation, investigation or enforcement proceeding pending or threatened in writing with respect to any Obligor by or before any Governmental Authority or arbitrator (i) that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or (ii) that involves this Agreement or the Transactions.
    (b)    Environmental Matters. The operations and the real Property of the Obligors comply with all applicable Environmental Laws, except to the extent the failure to so comply, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To each Obligor’s knowledge, there have been no conditions, occurrences or release of Hazardous Materials which would reasonably be expected to have a Material Adverse Effect.
    (c)    Labor Matters. No Obligor has engaged in unfair labor practices and there are no pending or, to any Obligor’s knowledge, threatened in writing labor actions, disputes, grievance or arbitration proceedings involving the employees of any Obligor, in each case that would reasonably be expected to have a Material Adverse Effect. There is no material strike or work stoppage in existence or threatened in writing against any Obligor and to the knowledge of such Obligor, no union organization activity is taking place.

    Section 7.07.    Compliance with Laws and Agreements. Each Obligor is in compliance with all Requirements of Law (including Health Care Laws and Environmental Laws) and all Contracts binding upon it or its Property, except (other than with respect to Material Intellectual Property) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
    Section 7.08.    Taxes. Each Obligor has timely filed (taking into account all applicable extensions) or caused to be filed all federal income and other material Tax returns and reports required to have been filed and has paid or caused to be paid all federal income and other material Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Obligor has set aside on its books adequate reserves with respect thereto substantially in accordance with GAAP.
    Section 7.09.    Full Disclosure. The Obligors have disclosed to the Lenders all matters to its knowledge, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Obligors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, and the Administrative Agent and the Lenders are hereby advised that actual results may differ materially from projected results.
    Section 7.10.    Regulation.
    (a)    Investment Company Act. No Obligor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
    (b)    Margin Stock. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of the Term Loans will be used to buy or carry any Margin Stock in violation of Regulation T, U or X.
    Section 7.11.    Solvency. The Obligors, on a consolidated basis, are and, immediately after giving effect to the Borrowings, the use of proceeds thereof, and the consummation of the Transactions, will be, Solvent.
    Section 7.12.    Subsidiaries. Schedule 7.12 sets forth all of the Subsidiaries of Parent as of the Effective Date.
    Section 7.13.    Indebtedness and Liens. Set forth on Schedule 7.13A is a complete and correct list of all Permitted Indebtedness described in Section 9.01(b) of each Obligor on the Effective Date. No Obligor is in default under any such Permitted Indebtedness. Set forth on

Schedule 7.13B is a complete and correct list of all Permitted Liens described in Section 9.02(b) granted by an Obligor with respect to its respective Property and outstanding as of the Effective Date.
    Section 7.14.    Material Agreements. Set forth on Schedule 7.14 (as such Schedule may be updated by the Borrowers from time to time) is a complete and correct list of each Material Agreement, together with a summary reference to the purpose of each such Material Agreement and such Contract, to which an Obligor is a party. Accurate and complete copies of each such Contract listed on such schedule have been made available to the Lenders. No Obligor is in default under any such Material Agreement and the Obligors have no knowledge of any default by any counterparty to such Material Agreement or such Contract, which such defaults, in any instance under this sentence, would reasonably be expected to have a Material Adverse Effect or, with respect to Material Agreements, would violate the terms and conditions of Section 8.17 or 9.12(b).
    Section 7.15.    Restrictive Agreements. None of the Obligors is party to any Restrictive Agreement, except (a) as otherwise permitted under Section 9.11, (b) restrictions and conditions imposed by Law or by the Loan Documents, (c) any stockholder agreement, charter, by laws or other organizational documents of an Obligor and (d) limitations associated with Permitted Liens.
    Section 7.16.    Real Property. No Obligor or any of its Subsidiaries owns or leases (as tenant thereof) any real Property on the Effective Date, except as described on Schedule 7.16.
    Section 7.17.    Pension and Other Plans. Schedule 7.17 sets forth, as of the Effective Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for Tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies. Except for those that would not, in the aggregate, have a Material Adverse Effect, (i) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (ii) there are no existing or pending (or to the knowledge of any Obligor or Subsidiary thereof, threatened) Claims (other than routine Claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Obligor or Subsidiary thereof incurs or otherwise has or would have an obligation or any liability or Claim and (iii) no ERISA Event is reasonably expected to occur. The Borrowers and each of their ERISA Affiliates have met all applicable requirements under the ERISA Funding Rules with respect to each Title IV Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained. As of the most recent valuation date for any Title IV Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and neither the Borrowers nor any of their ERISA Affiliates knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage to fall below 60% as of the most recent valuation date. As of the date hereof, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

    Section 7.18.    Collateral; Security Interest. Each Security Document is effective to create in favor of the Administrative Agent for the benefit of the Lenders a legal, valid and enforceable security interest in the Collateral subject thereto and each such security interest is perfected to the extent required by (and has the priority required by) the applicable Security Document, subject to Permitted Liens. The Security Documents collectively are effective to create in favor of the Administrative Agent for the benefit of the Lenders a legal, valid and enforceable security interest in the Collateral, which upon the filing of financing statements in the appropriate offices, such security interests are perfected security interests to the extent that such perfection may be obtained by such filing.
    Section 7.19.    Capitalization. All of the issued and outstanding securities of each Obligor have been duly authorized, are validly issued, fully paid, and non-assessable. As of the Effective Date, other than the Warrant Certificate and except as set forth on Schedule 7.19: (a) there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require an Obligor (other than Parent) to issue, sell, or otherwise cause to become outstanding any of their ownership interests, (b) there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to an Obligor (other than Parent) and (c) there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the ownership interests of an Obligor (other than Parent). None of the Equity Interests in any Obligor (other than Parent) have been mortgaged, assigned or pledged in favor of any Person, other than pursuant to the Security Agreement.
    Section 7.20.    Insurance. Each Obligor has obtained (and is maintaining), insurance for its assets (including the Collateral) and business as required under the Loan Documents.
    Section 7.21.    Certain Fees. Except as described on Schedule 7.21, as of the Effective Date, no broker’s or finder’s fee will be payable in connection with the execution and delivery of this Agreement.
    Section 7.22.    Sanctions Laws. Obligors and, to the knowledge of the Obligors, any director, officer or employee of an Obligor acting on behalf of the Obligors, are in compliance with applicable Sanctions Laws.
    Section 7.23.    Anti-Corruption Laws. No Obligor nor any of its Subsidiaries has, nor, to the knowledge of any Responsible Officer of any Obligor, has any director, officer, agent or employee of any Obligor acting on behalf of such Obligor (a) taken any action, directly or indirectly, that would result in a violation by such Persons of the Anti-Corruption Laws, (b) made, offered to make, promised to make or authorized the payment or giving of, directly or indirectly, any Prohibited Payment or (c) been subject to any investigation by any Governmental Authority with regard to any actual or alleged Prohibited Payment.
    Section 7.24.    Anti-Terrorism Laws. The Obligors (a) to their knowledge, are in compliance with applicable Economic Sanctions Laws and Anti-Terrorism Laws, (b) are not Designated Persons and (c) have not used any part of the proceeds from any advance on behalf of any Designated Person or has not used, directly by it or indirectly through any Subsidiary, such proceeds in connection with any investment in, or any transactions or dealings with, any Designated Person.
    Section 7.25.    Associated Practice Entities, Associated Practice Entity Owners, and Administrative Services Documents. Schedule 7.25 contains a complete and accurate list of each Associated Practice Entity, each Person(s) who own(s) such Associated Practice Entity (each, an “Associated Practice Entity Owner”), and each related Administrative Services Document as of the Effective Date. Fully executed true and correct copies of all of the Administrative Services Documents (including all amendments, modifications and supplements thereto) as in effect on the Effective Date have been provided to the Administrative Agent on or prior to the Effective Date. The Obligors, Subsidiaries of the Obligors, and to the Obligors’ knowledge, the Associated Practice Entities, are in compliance in all material respects with their respective obligations under the Administrative Services Documents. To the knowledge of the Obligors, no Administrative Services Document Termination Event or other event entitling an Associated Practice Entity to terminate any Administrative Services Document has occurred.
    Section 7.26.    Associated Practice Entity Owners. To the knowledge of the Obligors: (a) each Associated Practice Entity Owner is a duly qualified physician licensed to practice medicine in the state in which the applicable Associated Practice Entity is providing professional medical services or is otherwise permitted by applicable state law to own the Associated Practice Entity; (b) each Associated Practice Entity Owner holds an unlimited license to practice medicine in the state in which the applicable Associated Practice Entity is providing professional medical services to the extent required under applicable state law; and (c) there is no pending or threatened disciplinary proceeding or action against any Associated Practice Entity Owner’s license to practice medicine and his/her license has not been suspended, revoked, terminated, restricted, or otherwise limited. To the extent an Associated Practice Entity Owner is actively engaged in the practice of medicine, the Associated Practice Entity Owner, to the Obligors’ knowledge: (i) has a policy of professional liability insurance in such amounts and with such limits as required by state law to cover any professional medical services rendered by the Associated Practice Entity Owner on behalf of the Associated Practice Entity; and (ii) is eligible to participate in any Third-Party Payor Program, as applicable.
    Section 7.27.    Regulatory Matters. Without limiting the generality of Section 7.07 or any other representation or warranty made in this Agreement, each Obligor hereby represents and warrants that:
    (a)    Compliance with Health Care Laws. For the six (6) years preceding the Effective Date, each Obligor and each of their respective Subsidiaries and to the knowledge of the Obligors, each Associated Practice Entity, is and has been in compliance with all Health Care Laws applicable to it and its assets, business or operations, except to the extent that any noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
    (b)    Material Statements. No Obligor nor any of their respective Subsidiaries, nor any officer, affiliate, employee or agent of any Obligor or any Subsidiary, and to the knowledge of the Obligors, no Associated Practice Entity, has for the six (2) years preceding the Effective Date made an untrue statement of a material fact or fraudulent statement to any Government Authority, failed to disclose a material fact that must be disclosed to any Government Authority, or committed an act, made a statement or failed to make a statement that, at the time such statement, disclosure or failure to disclose occurred, that could reasonably be expected, individually or in the aggregate, to constitute a violation of any Health Care Law that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
    (c)    Exclusion. No Credit Party nor any of their respective Subsidiaries, nor any owner, officer, director, partner, agent or managing employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in any Obligor or any Subsidiary, and to the knowledge of any Credit Party, no Associated Practice Entity has in the six (6) years preceding the Effective Date been (i) excluded from any Government Reimbursement Program, (ii) “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), (iii) debarred, disqualified, suspended or excluded from participation in any Third-Party Payor Program or is listed on the General Services Administration list of excluded parties, nor, to the knowledge of the Obligors, is any such debarment, disqualification, suspension or exclusion threatened or pending, or (iv) made a party to any other action by any Governmental Authority that may prohibit it from selling products or providing services to any governmental or other purchaser pursuant to any federal, state or local laws or regulations.
    (d)    HIPAA Compliance. Each Obligor and each of their respective Subsidiaries and to the knowledge of any Obligor, each Associated Practice Entity, is and has been for the six (6) years preceding the Effective Date, in compliance in all material respects with HIPAA and similar state health information privacy and security laws except to the extent that any noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Further, in each contractual arrangement that is subject to HIPAA, each Obligor and each of their respective Subsidiaries, and to the knowledge of any Obligor, each Associated Practice Entity, has: (i) entered into a written business associate agreement (as such term is defined under the HIPAA regulations) that substantially meets the requirements of HIPAA; (ii) at all times complied with such business associate agreements in respect of the HIPAA privacy or security standards; and (iii) at no time experienced or had an unauthorized use or disclosure of Protected Health Information (as defined in the HIPAA regulations) or privacy or security breach or other privacy or security incident within the meaning of HIPAA that has affected more than five hundred (500) individuals, except to the extent failure to comply with clauses (i) or (ii) could not be reasonably excepted to have a Material Adverse Effect.
    (e)    Corporate Integrity Agreement. No Obligor nor any of their respective Subsidiaries, nor any owner, officer, director, partner, agent or managing employee of any Obligor or any Subsidiary of any Obligor, and to the knowledge of any Obligor, no Associated Practice Entity, is a party to or bound by any individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, or other formal or informal agreement with any Government Authority concerning compliance with any Requirements of Law.
    (f)    Health Care Compliance Program. Each Obligor and each of their respective Subsidiaries, and to the knowledge of any Obligor, each Associated Practice Entity, maintains and adheres to, in all respects, commercially reasonable compliance policies and procedures designed to promote compliance with and to detect, prevent, and address violations of all applicable Health Care Laws (“Health Care Compliance Program”) except to the extent that the failure to maintain and adhere to such policies and procedures could not reasonably be expected to result in a Material Adverse Effect. No Obligor or Subsidiary, or to the knowledge of any Obligor, any Associated Practice Entity, is aware of any complaints from Licensed Providers, employees, independent contractors, vendors, customers, patients or other persons that could reasonably be considered to indicate a violation of Health Care Law which could be reasonably expected to result individually or in the aggregate in a Material Adverse Effect.
    (g)    Health Care Permits. Each Obligor and each of their respective Subsidiaries, and to the knowledge of any Obligor, each Associated Practice Entity, holds all material Health Care Permits necessary for it to conduct its current business or operations. All such Health Care Permits are in full force and effect and there is no default under, violation of, or other noncompliance with the terms and conditions of any such Health Care Permit which could reasonably be expected to result individually or in the aggregate in a Material Adverse Effect. To the knowledge of the Obligors, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, could reasonably be expected to result in the suspension, revocation, termination, restriction, limitation, modification, probation, or nonrenewal of any such Health Care Permit. No Government Authority has taken, or to the knowledge of the Obligors and their respective Subsidiaries, intends to take, action to suspend, revoke, terminate, place on probation, restrict, limit, modify or not renew any material Health Care Permit of an Obligor, Subsidiary or Associated Practice Entity.
    (h)    Licensed Providers. To the knowledge of the Obligors, (i) each Licensed Provider holds all professional licenses and other Health Care Permits required in the performance of such Licensed Provider’s duties for the Obligors or their respective Subsidiaries, or Associated Practice Entity, and (ii) each such Health Care Permit is in full force and effect. To the knowledge of the Obligors, no such Health Care Permits held by Licensed Providers are subject to a pending or threatened disciplinary action, including suspension, revocation, termination, nonrenewal or other restriction, except in each case where the failure to hold such unrestricted Health Care Permits, or such suspension, revocation, termination, nonrenewal, other restriction of such Health Care Permits, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
    (i)    Proceedings; Audits. No Obligor, Subsidiary, or to the knowledge of the Obligors, any Associated Practice Entity is subject to any pending audit, claim review,

investigation, proceeding, or other action (in each case, whether civil, criminal, administrative or investigative), which could result in, the repayment of any monies received, or the imposition of any penalties, from any Third-Party Payor Program and, in each case, no Obligor, Subsidiary, or, to the Obligors’ knowledge, no Associated Practice Entity, has received notice of, any such audit, claim review, investigation, proceeding, or other action, except to the extent that such audit, claim review, investigation, proceeding, or other action could not reasonably be expected to result in a Material Adverse Effect.
    (j)    Third-Party Payor Authorizations. Each Obligor and each Subsidiary and, to the knowledge of the Obligors, each Associated Practice Entity and Licensed Provider holds in full force and effect, all Third-Party Payor Authorizations necessary to participate in and be reimbursed by all Third-Party Payor Program in which it participates (if any), except to the extent that non-participation in such Third-Party Payor Program could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of any Obligor, there is no investigation, audit, claim review, or other action pending or threatened in writing, which could result in a suspension, revocation, termination, restriction, limitation, modification or nonrenewal of any Third-Party Payor Authorization or result in the exclusion of an Obligor, Subsidiary of an Obligor or Associated Practice Entity from any Third-Party Payor Program, except to the extent that such investigation, audit, claim review or other action, or such suspension, revocation, termination, restriction, limitation, modification or nonrenewal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
    (k)    Overpayments. No Obligor or Subsidiary of an Obligor or, to the knowledge of any Obligor, any Associated Practice Entity (i) has knowingly retained a overpayment received from, or failed to refund any material amount due to, any Third-Party Payor Program in violation of any applicable Health Care Law; (ii) in the six (6) years prior to the Effective Date has received written notice of any overpayment or refunds due to any Third-Party Payor Program in violation of any applicable Health Care Law, or (iii) in the six (6) years prior to the Effective Date failed to file any report with a Third-Party Payor Program in violation of any applicable Health Care Law, all except to the extent that such retention, written notice, or failure to file a report could not reasonably be expected to result in a Material Adverse Effect.
    Section 7.28.    Update of Schedules. Each of Schedules 7.05(b), 7.12, 7.14, 7.16 and 7.25 may be updated by Borrower from time to time in order to insure the continued accuracy of such Schedule as of any upcoming date on which representations and warranties are made incorporating the information contained on such Schedule. Each such updated Schedule shall be effective immediately upon the receipt thereof by the Lenders.
    Section 7.29.    Specified Merger Agreement. Parent and Ambulnz represent and warrant that the Obligations are “Senior Indebtedness” as such term is defined in the Specified Merger Agreement.
Article 8
Affirmative Covenants and Financial Covenants
Each Obligor covenants and agrees with the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than the Warrant Obligations and inchoate indemnity obligations) have been paid in full in cash:
    Section 8.01.    Financial Statements and Other Information. The Administrative Borrower will furnish to the Administrative Agent for distribution to the Lenders:
    (a)    [reserved];
    (b)    as soon as available and in any event within forty-five (45) days after the end of each the first three fiscal quarters of the Combined Group’s fiscal year, the consolidated balance sheet of the Combined Group as at the end of such fiscal quarter and the related consolidated statement of income, stockholders’ equity and cash flows of the Combined Group for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the Financial Plan for the current fiscal year, all in reasonable detail, together with (i) a certificate of a Responsible Officer of the Administrative Borrower stating that such financial statements fairly present in all material respects the financial condition of the Combined Group as at such date and the results of operations of the Combined Group for the period ended on such date and have been prepared substantially in accordance with GAAP consistently applied, subject to changes resulting from normal quarterly or year-end adjustments and except for the absence of footnotes and the absence of booking of stock compensation (which Hicuity only does in connection with its audited financial statements) and (ii) a management’s discussion and analysis of the financial condition and results of operations in the same format as is reported to Parent’s Board; provided that, so long as Parent is a Publicly Reporting Company, Parent’s filing of a Quarterly Report on Form 10-Q with the SEC shall be deemed to satisfy the requirements of this Section 8.01(b) on the date on which such report is first available via the SEC’s EDGAR system or a successor system related thereto with respect to the filing of such financial statements;
    (c)    as soon as available and in any event within ninety (90) days after the end of each fiscal year, the consolidated balance sheet of the Combined Group as of the end of such fiscal year, and the related consolidated statement of income, changes in shareholders’ equity and cash flows of the Combined Group for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the Financial Plan for the fiscal year covered by such financial statements, prepared substantially in accordance with GAAP consistently applied, all in reasonable detail accompanied by a report and opinion thereon of Urish Popeck & Co., LLC or another firm of independent certified public accountants of recognized national standing acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than with respect to, or resulting solely from the upcoming Stated Maturity Date occurring within one year from the time such report is delivered) or any qualification or exception as to the scope of such audit; provided that, so long as Parent is a Publicly Reporting Company, Parent’s filing of an Annual Report on Form 10-K with the SEC shall be deemed to satisfy the requirements of this Section 8.01(c) on the date on which such report is first available via the SEC’s EDGAR system or a successor system related thereto;
    (d)    at the time of delivery of the financial statements required under Section 8.01(b) and Section 8.01(c), a compliance certificate of a Responsible Officer of the Administrative Borrower as of the end of the applicable accounting period (which delivery may be by electronic communication including email and shall be deemed to be an original authentic counterpart thereof for all purposes) in the form of Exhibit D (a “Compliance Certificate”) which, for purposes of clarification, shall (i) for all Compliance Certificates delivered pursuant to this Section 8.01(d), demonstrate the Combined Group’s compliance with Section 8.15 in respect of such period, (ii) for each Compliance Certificate delivered the financial statements pursuant to Sections 8.01(b) and 8.01(c), (x) confirm that no Default or Event of Default is continuing (and if a Default or Event of Default has occurred and is continuing state the proposed actions that the Obligors intend to take in connection with such Default or Event of Default) and (y) demonstrate the Combined Group’s compliance with Section 8.16, in respect of such fiscal quarter, and (iii) for each Compliance Certificate delivered with the financial statements pursuant to Section 8.01(c), (x) state that the representations and warranties made by the Obligors in Article 7 are true in all material respects on and as of the date thereof; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects (and if a representation and warranty is untrue or incorrect, state the proposed actions that the Obligors intend to take in connection with such untrue or incorrect representation and warranty) and (y) provide updated Schedules to this Agreement (if any);
    (e)    promptly, and in any event within five (5) Business Days after receipt thereof by an Obligor thereof, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which an Obligor is subject concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of such Obligor;
    (f)    at the time of delivery of the financial statements required under Section 8.01(c), the information regarding insurance maintained by Obligors under Section 8.05;
    (g)    promptly following the Lenders’ written request at any time, proof of compliance with Section 8.15, which may include statements showing the current balance of each account of the Obligors holding Unrestricted Cash necessary to establish compliance with Section 8.15;
    (h)    within ten (10) days of delivery, copies of all periodic reports distributed by the Borrowers to their shareholders generally; provided that (i) any such material may be redacted by the Borrowers to exclude information relating to the Loan Documents or the Lenders and (ii) the Lenders shall not be entitled to receive statements, reports and notices relating to topics that (A) are subject to attorney-client privilege, (B) present a conflict of interest for the Lenders or (C) are otherwise excluded pursuant to Section 8.22; provided that, if Parent is subject to the public reporting requirements of the Exchange Act, Parent’s filing of any such material with the SEC shall be deemed to satisfy the requirements of this Section 8.01(h) on the date on which such report is first available via the SEC’s EDGAR system or a successor system related thereto;
    (i)    a financial forecast for Parent and its Subsidiaries for each fiscal year, including forecasted balance sheets, statements of income and cash flows of Parent and its Subsidiaries, all of which shall be prepared on a consolidated basis and delivered promptly after approval by Parent’s Board and not later than March 31 of such fiscal year (the “Financial Plan”);
    (j)    promptly following any Lender’s written request, certification that such Obligor is not a passive foreign investment company (“PFIC”) within the meaning of Sections 1291 through 1297 of the Code, or, if such Obligor determines that it is a PFIC, such information as would allow the Lender to make a qualified electing fund election with respect to the Equity Interests of the Obligor;
    (k)    such other information respecting the operations, properties, business or condition (financial or otherwise) of the Combined Group (including with respect to the Collateral) as the Lenders may from time to time reasonably request;
    (l)    promptly after the receipt thereof, a copy of any “management letter” received from its certified public accounts and the management’s response thereto;
    (m)    within five (5) Business Days of filing, provide access (via posting and/or links on Parent’s web site) to all reports on Form 10-K and Form 10-Q filed with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange;

    (n)    within five (5) Business Days of filing, provide notice and access (via posting and/or links on Parent’s web site) to all reports on Form 8-K filed with the SEC, and copies of (or access to, via posting and/or links on Parent’s web site) all other reports, proxy statements and other materials filed by such Public Reporting Company with the SEC, any Governmental Authority succeeding to any of the functions of the SEC or with any national securities exchange;
    (o)    promptly, and in any event no later than three (3) Business Days following the delivery thereof under the applicable Existing Purchase Agreement, any notice delivered pursuant to the terms thereof.
Notwithstanding anything to the contrary set forth in the foregoing or elsewhere in this Agreement, any certificates, documents or other information required by this Agreement to be provided concurrently with any of the financial statements made available to the Administrative Agent pursuant any of Sections 8.01(b) or (c) may be separately provided by the Borrower to the Administrative Agent no later than the latest permitted delivery deadline for such financial statements even if such financial statements are delivered or otherwise made available to the Administrative Agent prior to such delivery deadline. By way of example, for purposes of certainty, if the Borrowers make available the quarterly financial statements required pursuant to Section 8.01(b) by means of the SEC’s EDGAR system or a successor system related thereto in accordance therewith on the 39th day after the end of the appliable fiscal quarter, the Borrowers shall still be permitted to deliver the accompanying Compliance Certificate required by Section 8.01(d) within the stated 45 day period set forth in Section 8.01(b) as the same may be adjusted pursuant to any permitted extension therefor as set forth therein.
    Section 8.02.    Notices of Material Events. The Administrative Borrower will furnish to the Administrative Agent for distribution to the Lenders written notice of the following promptly after a Responsible Officer first learns of the existence of:
    (a)    the occurrence of any Default or Event of Default;
    (b)    the occurrence of any Casualty Event with respect to any Obligor’s Property resulting in a Loss, to the extent not covered by insurance, aggregating to $2,000,000 or more;
    (c)    (i) any proposed Acquisition by any Obligor that would reasonably be expected to result in environmental liability under Environmental Laws in excess of $1,500,000, and (ii) in each case, to the extent that any of the following would reasonably be expected to result in liability in excess of $1,500,000: (A) spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material required to be reported to any Governmental Authority under applicable Environmental Laws, and (B) all actions, suits, Claims, notices of violation, hearings, investigations or proceedings pending, or threatened in writing against or affecting any Obligor or any of its Subsidiaries or with respect to the ownership, use, maintenance and operation of their respective businesses, operations or properties, relating to Environmental Laws or Hazardous Material;

    (d)    the assertion of any environmental matter by any Person in writing against, or with respect to the activities of, any Obligor or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any Permits, licenses or authorizations, in each case, which would (either individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect;
    (e)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or directly affecting any Obligor or any of its Subsidiaries, in each case, that would reasonably be expected to result in a Material Adverse Effect;
    (f)    (i) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (ii) promptly, and in any event within ten (10) days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto;
    (g)    within five (5) Business Days of obtaining written notice or knowledge thereof: (i) the termination of any Material Agreement; (ii) the receipt by any Obligor or any of its Subsidiaries of a written notice under any Material Agreement (and a copy thereof) asserting a default by such Obligor or any of its Subsidiaries where such alleged default would permit such counterparty to terminate such Material Agreement; (iii) the entering into of any new Material Agreement by an Obligor (and a copy thereof); or (iv) any amendment to a Material Agreement (and a copy thereof) that would reasonably be expected to be materially adverse to the Lenders; provided that (1) notices and Material Agreements required to be delivered under this subsection (g) may be delivered with the next Compliance Certificate delivered annually with the financial statements set forth in Section 8.01(c), unless any of the foregoing events would reasonably be expected to have a Material Adverse Effect and (2) any amendments entered into in good faith in the Ordinary Course of Business (including, for the avoidance of doubt, relating to amended service levels, term commitments and market pricing adjustments) shall not be considered materially adverse to the Lenders;
    (h)    within five (5) Business Days of obtaining written notice or knowledge thereof, any infringement or other violation by any Person of any Obligor Intellectual Property that would reasonably be expected to result in a Material Adverse Effect;
    (i)    within five (5) Business Days of obtaining written notice or knowledge thereof, a licensing agreement or arrangement entered into by any Obligor or any of its Subsidiaries in connection with any infringement or alleged infringement of the Intellectual Property of another Person which would reasonably be expected to have a Material Adverse Effect;

    (j)    within five (5) Business Days of obtaining written notice or knowledge thereof, any written Claim by any Person that the conduct of any Obligor’s (or any Subsidiary thereof) business infringes any Intellectual Property of such Person, except to the extent any such Claim would not reasonably be expected to result in a Material Adverse Effect;
    (k)    the reports and notices as and when required by the Security Documents;
    (l)    within thirty (30) days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to Section 8.01, notice of any material change in accounting policies or financial reporting practices by the Obligors unless such change or practice was required by GAAP;
    (m)    promptly after the occurrence thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving an Obligor (or any Subsidiary thereof) that would reasonably be expected to result in a Material Adverse Effect;
    (n)    concurrently with the delivery of financial statements under Sections 8.01(b) and 8.01(c), the creation or other acquisition of any Obligor Intellectual Property after the date hereof and during such prior period which is registered or becomes registered or the subject of an application for registration with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, or with any other equivalent foreign Governmental Authority;
    (o)    within seven (7) Business Days following any change to any Obligor’s ownership of Deposit Accounts, Securities Accounts and Commodity Accounts, by delivering to the Lenders an updated Schedule 7 to the Security Agreement setting forth a complete and correct list of all such accounts as of the date of such change;
    (p)    any of the following health care regulatory events relating to an Obligor or Associated Practice Entity: (i) receipt of any subpoena, civil investigative demand letter, or other notice from any Government Authority of any investigation or audit, or pending or threatened (in writing) proceedings relating to any material violation of any Health Care Law which could reasonably be anticipated to result in a Material Adverse Effect, (ii) receipt of notice from any Government Authority or Third-Party Payor Program of any payment suspension, material overpayment demand, or prepayment review, validation review, program integrity review, relating to a Government Reimbursement Program or any material Third-Party Payor Program which could reasonably be expected to result in a Material Adverse Effect, (iii) loss, suspension or relinquishment of any material accreditation, approval or qualification for participation in a Government Reimbursement Program or any material Third-Party Payor Program and (iv) voluntary disclosure to a Government Authority of an overpayment amount greater than $1,000,000 related to an actual or potential violation of Health Care Laws;

    (q)    the termination of any Administrative Services Document by an Associated Practice Entity, or any Associated Practice Entity Owner challenging in writing or pursuant to a proceeding filed with a Government Authority, the enforceability of an Administrative Services Document under an applicable Law or providing notice of intent to terminate an Administrative Services Document; and
    (r)    any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of the Administrative Borrower setting forth in reasonable detail the event or development requiring such notice and any action taken or proposed to be taken with respect thereto; provided that, so long as Parent is a Publicly Reporting Company, Parent’s filing of notice of any such event with the SEC shall be deemed to satisfy the requirements of this Section 8.02 on the date on which such report is first available via the SEC’s EDGAR system or a successor system related thereto.
Notwithstanding any contrary provision of this Agreement or any other Loan Document (including, without limitation, Sections 8.01 and 8.02), until such time as the Administrative Agent provides written notice to the Administrative Borrower that it no longer desires to receive information that constitutes material non-public information, the Borrowers shall provide any information required pursuant to the terms hereof, including any information that may be material non-public information, to the Administrative Agent; provided, that notwithstanding the forgoing, the Borrowers shall at all times comply with Section 8.01(d)(i)-(iii) and 8.02(a).
    Section 8.03.    Existence; Maintenance of Properties, Etc. (a) It will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, disposition, liquidation or dissolution permitted under Section 9.03.
    (b)    It shall, and shall cause each of its Subsidiaries to, maintain and preserve all rights, licenses, Permits, privileges and franchises material to the conduct of its business, and maintain and preserve all of its assets and properties necessary to the conduct of its business in good working order and condition, ordinary wear and tear and damage from casualty or condemnation excepted.
    (c)    It shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to cause each new employee and contractor to execute and deliver a customary confidentiality, non-disclosure and Intellectual Property assignment agreement.
    (d)    Parent shall maintain sufficient authorized but unissued share capital to satisfy in full, without the need for the passing of any further resolutions of its shareholders, the outstanding rights represented by the Warrant Certificate.

    Section 8.04.    Payment of Obligations. It will, and will cause each of its Subsidiaries to, pay and discharge before the same become delinquent and in default (a) all federal income and other material Taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful Claims for labor, materials and supplies which, if unpaid, might become a Lien (other than a Permitted Lien) upon any properties or assets of any Obligor, except to the extent such Taxes, fees, assessments or governmental charges or levies, or such Claims, are being contested in good faith by appropriate proceedings and are adequately reserved against substantially in accordance with GAAP, (b) all lawful Claims which, if unpaid, would by Law become a Lien upon its Property not constituting a Permitted Lien and (c) all other obligations if the failure to discharge such obligation would reasonably be expected to result in a Material Adverse Effect.
    Section 8.05.    Insurance. At its own cost and expense, it will, and will cause each of its Subsidiaries, to obtain and maintain, with financially sound and reputable insurers, insurance of the kinds, and in the amounts, as are consistent with customary practices and standards of its industry in the same or similar locations, it being understood and agreed that the insurance held by the Obligors on the Effective Date is deemed to fulfill this requirement on the date hereof. All general liability and property liability insurance policies required pursuant to this Section 8.05 will name the Administrative Agent as a “lender’s loss payee,” “additional insured” or “mortgagee,” as applicable and as its interests may appear. Each Obligor will use its commercially reasonable efforts to ensure, or to cause others to ensure, that all insurance policies required pursuant to this Section 8.05 shall provide that they shall not be terminated or cancelled nor shall any policy be materially changed in a manner adverse to the insured Person without at least thirty (30) days’ written notice (or ten (10) days’ written notice if termination is due to non-payment) to the insured Person and the Administrative Agent. Receipt of notice of termination or cancellation of any such insurance policies shall entitle the Administrative Agent to renew any such policies, all in accordance with the first sentence of this Section 8.05 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Obligors (payable within three (3) Business Days of any Obligor’s receipt of written demand therefor) and, unless an Event of Default has occurred and is continuing, with the prior written consent of such Obligor (such consent not to be unreasonably withheld). The amount of any such expenses shall accrue interest at the Default Rate if not paid when due and shall constitute “Obligations.” All of the insurance policies required hereby will be evidenced by one or more certificates of insurance, together with appropriate loss payee or additional insured clauses or endorsements in favor of the Administrative Agent as required by this Section 8.05, delivered to the Administrative Agent on or before the Effective Date (subject to Section 8.19) and at such other times as the Administrative Agent may request from time to time.
    Section 8.06.    Books and Records; Inspection Rights. It will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. It will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice and at reasonable times, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and with reasonable advance notice as the Administrative Agent may request. It will, and will cause each of its Subsidiaries to, pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (a) so long as no Event of Default has occurred and is continuing, one such inspection each calendar year and (b) during a continuing Event of Default, all such inspections.
    Section 8.07.    Compliance with Laws. (a) It will, and will cause each of its Subsidiaries to, (i) comply in all material respects with all Requirements of Law (including, without limitation, Health Care Laws and Environmental Laws) and (ii) comply in all material respects with all terms of outstanding Indebtedness and all other agreements, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
    (b)    Each Obligor will maintain, and will cause each of its Subsidiaries to maintain, all records required to be maintained by a Governmental Authority or otherwise under any applicable Health Care Law, except where failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
    Section 8.08.    Licenses. It will, and will cause each of its Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other Governmental Approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the Transactions, or the operation and conduct of its business and ownership of its properties, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.
    Section 8.09.    Action under Environmental Laws. It will, and will cause each of its Subsidiaries to, upon a Responsible Officer becoming aware of the release of any Hazardous Materials or the existence of any environmental liability under applicable Environmental Laws with respect to their respective businesses, operations or properties, take all actions, at their cost and expense, as shall be required by applicable Law to investigate and clean up the condition of their respective businesses, operations or properties, including all required removal, containment and remedial actions, and restore their respective businesses, operations or properties to a condition, in each case in compliance with applicable Environmental Laws, except where failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
    Section 8.10.    Use of Proceeds. The proceeds of the Term Loans will be used only as provided in Section 2.05. No part of the proceeds of the Term Loans will be used, whether directly or indirectly, for any purpose that violates any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.
    Section 8.11.    Certain Obligations Respecting Subsidiaries; Further Assurances; Intellectual Property.
    (a)    Subsidiaries. It will take such action, and will cause each of its Subsidiaries (other than Excluded Subsidiaries) to take such action, from time to time as shall be necessary to ensure that all such Subsidiaries are “Guarantors” hereunder. Without limiting the generality of the foregoing, in the event that any Obligor shall form or acquire any new Subsidiary (other than an Excluded Subsidiary), it and such Subsidiary will promptly and in any event within ninety (90) days (or such longer time as consented to by the Administrative Agent in writing) of the formation or Acquisition of such Subsidiary:
    (i)    cause such new Subsidiary to become a “Guarantor” hereunder, and a “Grantor” under the Security Documents, pursuant to a Guarantee Assumption Agreement;
    (ii)    take such action or cause such Subsidiary to take such action (including delivering originals of any certificated Equity Interests of such Subsidiary, if any, together with original, executed, undated transfer powers executed in blank and originals of any intercompany notes with undated endorsements executed in blank) as shall be necessary to create and perfect valid and enforceable first priority Liens (subject to Permitted Liens) on substantially all of the personal Property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder (other than Excluded Assets);
    (iii)    to the extent that the parent of such Subsidiary is not itself an Excluded Subsidiary and has not otherwise pledged Equity Interests in its Subsidiaries in accordance with the terms of the Security Documents and this Agreement, cause such parent of such Subsidiary to execute and deliver a pledge agreement in favor of the Lenders, in respect of all outstanding issued shares of such Subsidiary; and
    (iv)    deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents reasonably requested by the Majority Lenders.
Notwithstanding any of the forgoing to the contrary, on the Effective Date, the UK Subsidiaries shall be Obligors pursuant to this Agreement and the Security Agreement but, until such time that the Administrative Agent may request, the security interests provided by the UK Subsidiaries pursuant to the Security Documents shall not be required to be perfected under the laws of England and Wales.
    (b)    Further Assurances. It will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested in writing by the Majority Lenders to effectuate the purposes and objectives of, subject to the exceptions, limitations and other terms and conditions of, this Agreement. Without limiting the generality of the foregoing, it will, and will cause each Person that is required to be a Guarantor to, take such action from time to time (including executing and delivering such assignments, security agreements, control agreements and other instruments) as shall be reasonably requested in writing by the Majority Lenders to create, in favor of the Lenders, perfected security interests and Liens (subject to Permitted Liens) in substantially all of the personal Property of such Obligor as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.

    (c)    Intellectual Property. In the event that any Obligor creates, develops or acquires Obligor Intellectual Property during the term of this Agreement, then the provisions of this Agreement shall automatically apply thereto and any such Obligor Intellectual Property shall automatically constitute part of the Collateral under the Security Documents, without further action by any party, in each case from and after the date of such creation, development or acquisition (except that any representations or warranties of any Obligor shall apply to any such Obligor Intellectual Property only from and after the date, if any, subsequent to such acquisition that such representations and warranties are brought down or made anew as provided herein). In the event that any Obligor holds or acquires Obligor Intellectual Property during the term of this Agreement, then, upon the request of the Administrative Agent, such Obligor shall take any action as shall be reasonably necessary and reasonably requested by the Administrative Agent to ensure that the provisions of this Agreement and the Security Agreement shall apply thereto and any such Obligor Intellectual Property shall constitute part of the Collateral under the Security Documents.
    (d)    Collateral Access Agreements. Subject to Section 8.19, in the case of any location as to which (i) Collateral with a value in excess of $2,000,000 is located or (ii) an Obligor maintains its chief executive office, the Obligors will, in each case, use commercially reasonable efforts to provide the Administrative agent with a Collateral Access Agreement from the applicable landlord, bailee or similar Person.
    (e)    Excluded Assets; Excluded Subsidiaries. Notwithstanding any other provision of this Agreement to the contrary, the preceding provisions of this Section 8.11 shall not apply to Excluded Assets or Excluded Subsidiaries.
    Section 8.12.    [Reserved].
    Section 8.13.    Non-Consolidation. The Obligors will, and will cause each of its Subsidiaries to, (a) maintain entity records and books of account separate from those of any other entity (other than the Obligors) which is an Affiliate of such entity and (b) not commingle its funds or assets with those of any other entity (other than the Obligors) which is an Affiliate of such entity.
    Section 8.14.    Anti-Terrorism and Anti-Corruption Laws. No Obligor shall engage in any transaction that violates any of the applicable prohibitions set forth in any Economic Sanctions Law, Anti-Terrorism Law, or the US Foreign Corrupt Practices Act of 1977 (15 USC. §§ 78dd-1 et seq.). None of the funds or assets of such Obligor or any Subsidiary that are used to repay the Term Loans shall constitute property of, or shall be beneficially owned by, any Designated Person or, to each Obligor’s knowledge, be the direct proceeds derived from any transactions that violate the prohibitions set forth in any applicable Economic Sanctions Law, and no Designated Person shall have any direct or indirect interest in such Obligor insofar as such interest would violate any Economic Sanctions Laws applicable to such Obligor.
    Section 8.15.    Minimum Liquidity. The Obligors shall have aggregate Unrestricted Cash of not less than $10,000,000 at all times.

    Section 8.16.    Minimum Mobile Health Net Revenue. As of the end of the fiscal quarter ended September 30, 2026 and each fiscal quarter thereafter, the Obligors shall maintain, on a consolidated basis, Mobile Health Net Revenue for the twelve (12) month period most recently ended on such date of not less than the amount set forth in the table below:

Twelve-Month Period Ended	Minimum Net Revenue
September 30, 2026	$97,000,000
December 31, 2026	$105,000,000
March 31, 2027	$115,000,000
June 30, 2027	$125,000,000
September 30, 2027	$135,000,000
December 31, 2027	$140,000,000
March 31, 2028	$145,000,000
June 30, 2028	$150,000,000
September 30, 2028	$160,000,000
December 31, 2028	$170,000,000
March 31, 2029	$175,000,000
June 30, 2029	$177,500,000
September 30, 2029	$180,000,000
; provided that in the event that the Obligors sell Business A, then the minimum Mobile Health Net Revenue levels set forth in the table above shall be reduced by the Administrative Agent and the Administrative Borrower to give pro forma effect to such sale.
    Section 8.17    Maintenance of Material Contracts, Intellectual Property, Etc. Such Obligor will, and will cause each of its Subsidiaries (to the extent applicable) to: (a) maintain in full force and effect all Material Agreements, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (b) maintain in full force and effect all Material Intellectual Property owned or controlled by such Obligor or any such Subsidiary that is used in and necessary for the current operations of such Obligor’s or such Subsidiary’s business, as the case may be, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

    Section 8.18.    Cash Management. The Obligors will, and will cause each of their Subsidiaries to:
    (a)    subject to Section 8.19, maintain all Deposit Accounts, Securities Accounts, Commodity Accounts and lockboxes (other than Excluded Accounts) with a bank or financial institution that has executed and delivered to the Administrative Agent a “springing” account control agreement, in form and substance reasonably acceptable to the Administrative Agent (each such Deposit Account, Securities Account, Commodity Account and lockbox, a “Controlled Account”);
    (b)    on the Effective Date designate a Deposit Account of Ambulnz as the account to receive the “Management Fee” and other amounts paid by Hicuity to Ambulnz pursuant to the terms of the Services Agreement. No later than thirty (30) days (or such later date as may be agreed to by the Administrative Agent in its sole discretion) the Obligors will cause such account to be a Controlled Account by delivering a deposit account control agreement to the Administrative Agent; and
    (c)    in order to segregate and to facilitate perfection of the Administrative Agent’s security interest in funds received by any Obligor from any Government Reimbursement Programs, to the extent an Obligor receives payments from a Government Reimbursement Program as of the Effective Date, such Obligor shall within one hundred twenty (120) days of the Effective Date, (or, with respect to future participation in any Government Reimbursement Program, prior to such Obligor’s receipt of payments from such Government Reimbursement Programs) fully segregate all payments under any Government Reimbursement Program (and only such payments) to one or more Segregated Health Care Accounts. No Obligor nor any of their respective Subsidiaries shall deposit any funds to a Segregated Health Care Account or direct or permit any other Person to deposit any funds to a Segregated Health Care Account, other than payments received from Government Reimbursement Programs. The Obligors shall have until the date that is one hundred twenty (120) days following (i) the Effective Date (or such later date as may be agreed to by the Administrative Agent), or (ii) with respect to future participation in any Government Reimbursement Programs, the date the Obligor begins receiving payments from such Government Reimbursement Program, to cause all amounts deposited into the Segregated Health Care Accounts to be automatically swept on a daily basis to a Controlled Account pursuant to a Sweep Agreement. Any such Sweep Agreement will, to the extent required by applicable Laws, require such depository bank to waive all of its existing and future rights of recoupment and set-off and banker’s lien against any Segregated Health Care Accounts, but shall permit such depository bank to maintain its existing and future rights of recoupment and set-off and banker’s lien against any Controlled Account.
    Section 8.19.    Post-Effective Date Obligations. The Obligors will, and will cause each of their Subsidiaries, to provide the items set forth in Schedule 8.19 within the time periods set forth therein.

    Section 8.20.    Health Care Compliance. Each Obligor and its Subsidiaries shall, and shall cause any Associated Practice Entity to:
(a)    comply with Health Care Laws except where failure to do so could not reasonably be expected to result in a Material Adverse Effect;
(b)    timely file or cause to be timely filed (after giving effect to any extension duly obtained), materially accurate and complete notifications, reports, submissions, Health Care Permit renewals and reports of every kind whatsoever required by Health Care Laws in order for such entity to carry on its business;
(c)     maintain in full force and effect, and free from restrictions or conditions, all material Health Care Permits and material Third-Party Payor Authorizations necessary under Health Care Laws to carry on the business of such entity;
(d)    require all Licensed Providers to be in material compliance with all applicable Health Care Laws in the performance of their duties to or for such entity, and to maintain in full force and effect all professional licenses and other Health Care Permits required to perform such duties, except where non-compliance could not reasonably be expected to have a Material Adverse Effect; and
(e)    maintain a Health Care Compliance Program that includes regular Health Care Compliance Program training for all directors, officers, employees, and contractors of such entity and modify such Health Care Compliance Program from time to time as may be necessary to promote continuing material compliance with all material applicable Health Care Laws.
    Section 8.21.    Associated Practice Entities and Administrative Services Documents.
(a)     On or prior to the Term Loan C Borrowing Date, the Obligors shall provide the Administrative Agent with fully executed copies of any Administrative Services Documents entered into for any Associated Practice Entity, including any amendments, waivers, or supplements with respect thereto. The Obligors shall promptly notify the Administrative Agent in writing at any time that any Person becomes an Associated Practice Entity and provide to the Administrative Agent: (i) such information about such Associated Practice Entity as Agent may reasonably request; (ii) an updated Schedule 7.25; (iii) a fully-executed set of Administrative Services Documents relating to such Associated Practice Entity in form and substance substantially similar, unless substantially similar documentation is prohibited by applicable law, to the forms provided to the Administrative Agent on the Effective Date subject to such amendments or modifications that are acceptable to the Administrative Agent in its reasonable discretion; and (iv) except with respect to any Hicuity-Affiliated Associated Practice Entity, a fully-executed collateral assignment of such Administrative Services Documents in a form acceptable to the Administrative Agent; provided that, (A) for the avoidance of doubt, the forms of Administrative Services Documents provided to the Administrative Agent on the Effective Date related to SteadyMD, LLC and Rapid Reliable Care by DocGo, LLC are acceptable to the Administrative Agent, (B) subject to clause (C), any Administrative Services Document entered into after the Effective Date shall be no less favorable to the Administrative Agent and the Lenders than the form Administrative Services Documents provided to the Administrative Agent in connection with the Tranche C Term Loan Borrowing Date, and (C) each Obligor shall be permitted to make such changes to the Administrative Services Documents (existing or in connection with a Permitted Acquisition) it may deem in good faith in consultation with the Administrative Agent and a nationally recognized law firm acting as the Administrative Borrower’s corporate and/or health care counsel to be reasonably required or necessary to comply with any Health Care Law or the Loan Documents, and so long as such changes are not materially adverse to the interests of the Administrative Agent and the Lenders.
    (b)     The Obligors will (i) comply in all respects with all of its material obligations under each Administrative Services Document, (ii) promptly enforce and diligently pursue all of its material rights under each Administrative Services Document and (iii) to the extent permitted by applicable Law and excluding any Hicuity-Affiliated Associated Practice Entity, take all actions as may be necessary and appropriate to ensure that any related Associated Practice Entity Security Agreement continues to create a valid and enforceable, perfected security interest in and Lien on such Associated Practice Entity’s accounts receivable and other collateral in favor of the applicable Obligor, superior to and prior to the rights of all third persons and subject to no other Liens.
    (c)    The Obligors shall promptly notify the Administrative Agent in writing of the occurrence of a change in Associated Practice Entity Owner for an Associated Practice Entity and provide a fully executed copy of any Associated Practice Entity Owner Agreement and a collateral assignment thereof for the new Associated Practice Entity Owner. For the avoidance of doubt, an Associated Practice Entity Owner Agreement shall not be required to the extent, in good faith in consultation with the Administrative Agent and a nationally recognized law firm acting as the Administrative Borrower’s corporate and/or health care counsel, omitting such agreement is reasonably required or necessary to comply with applicable state Health Care Law.
(d)    The Obligors will, no less frequently than on a daily basis, transfer the revenue in respect of the management fee and expense reimbursement due by any Associated Practice Entity in accordance with the related Administrative Services Document to a Controlled Account.
Article 9
Negative Covenants
Each Obligor covenants and agrees with the Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than the Warrant Obligations and inchoate indemnity obligations) have been paid in full in cash:

    Section 9.01.    Indebtedness. It will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:
    (a)    the Obligations;
    (b)    Indebtedness existing on the date hereof and set forth in Schedule 7.13A and Permitted Refinancings thereof;
    (c)    accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business;
    (d)    Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by it or any of its Subsidiaries in the Ordinary Course of Business;
    (e)    unsecured Indebtedness of an Obligor or any Subsidiary thereof to any other Obligor or Subsidiary thereof; provided to the extent such Indebtedness is owed to an Obligor, such Indebtedness shall be pledged to the Administrative Agent for the benefit of the Lenders under the Security Agreement and otherwise subordinate in right of payment to the Obligations on terms satisfactory to the Administrative Agent in its sole discretion; provided further, (i) liabilities from an Obligor to Subsidiaries that are not Obligors, together with the Investments in Subsidiaries that are not Obligors permitted pursuant to Section 9.05(e)(iv) made after the Effective Date, shall in an aggregate amount not exceed $500,000 per fiscal year and (ii) until such time as the security interests granted by the UK Subsidiaries pursuant to the Security Agreement are perfected under the laws of England and Wales, liabilities from an Obligor to the UK Subsidiaries, together with the Investments in the UK Subsidiaries permitted pursuant to Section 9.05(e)(v) made after the Effective Date, shall in an aggregate amount not exceed $2,500,000 per fiscal year;
    (f)    Guarantees by any Obligor of the Indebtedness of any other Obligor;
    (g)    Purchase money Indebtedness and Capital Lease Obligations; provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto and (ii) the aggregate outstanding principal amount of such Indebtedness does not exceed $20,000,000 at any time;
    (h)    unsecured workers’ compensation Claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, in each case incurred in the Ordinary Course of Business;
    (i)    Indebtedness under Hedging Agreements permitted pursuant to Section 9.05(f);

    (j)    Indebtedness approved in advance in writing by the Majority Lenders;
    (k)    Indebtedness with respect to corporate credit cards not to exceed $1,000,000 at any time outstanding;
    (l)    so long as no Default or Event of Default shall have occurred and is continuing, other unsecured Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding;
(m)    subject to Section 9.03, Indebtedness of any Person acquired in a Permitted Acquisition or other Investment permitted hereunder (so long as such Indebtedness (A) existed prior to the acquisition of such Person by Borrower or any Subsidiary, (B) is not created in connection with such acquisition and (C) is solely the obligation of such Person and not of any Borrower or any other Subsidiary) in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;
(n)    subject to Section 9.03, Indebtedness consisting of (i) contingent liabilities in respect of indemnification obligations and adjustment of purchase price and (ii) deferred payments (including seller notes and earnout obligations) in an aggregate amount, with respect to this clause (ii), not to exceed $2,500,000 at any time outstanding and shall constitute Subordinated Indebtedness;
(o)    letters of credit to support payments under leases and other ordinary course purposes, in an aggregate principal amount not to exceed $2,500,000;
(p)    Taxes, assessments and other governmental charges incurred in the Ordinary Course of Business or Taxes the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;
    (q)    other Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;
    (p)    the Hicuity Earnout; and
    (q)    the Existing Purchase Agreement Indebtedness.
    Section 9.02.    Liens. It will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any Property now owned by it, except:
    (a)    Liens securing the Obligations;
    (b)    any Lien on any Property of any Obligor existing on the date hereof and set forth in Schedule 7.13B; provided that (i) no such Lien shall extend to any other Property of such Obligor and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (other than in respect of fees, premium and accrued interest);
    (c)    Liens securing Indebtedness permitted under Section 9.01(g); provided that such Liens are restricted solely to the collateral described in Section 9.01(g);
    (d)    Liens imposed by Law which were incurred in the Ordinary Course of Business, including (but not limited to) carriers’, warehousemen’s, landlords’ and mechanics’ Liens, Liens relating to leasehold improvements, Liens pursuant to zoning, building or similar laws or rights reserved to or vested in any Governmental Authority and other similar liens arising in the Ordinary Course of Business and which (i) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of such Person or (ii) are being contested in good faith by appropriate proceedings and for which adequate reserves have been made if required substantially in accordance with GAAP;
    (e)    Liens, pledges or deposits made in the Ordinary Course of Business in connection with bids, Contracts, leases, appeal bonds, workers’ compensation, unemployment insurance or other similar social security legislation;
    (f)    Liens securing Taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings timely initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;
    (g)    servitudes, easements, rights of way, restrictions and other similar encumbrances on real Property imposed by applicable Laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;
    (h)    banker’s Liens, rights of setoff and similar Liens incurred in the Ordinary Course of Business and arising in connection with the Obligors’ Deposit Accounts or Securities Accounts held at financial institutions granted in the Ordinary Course of Business and not for borrowed money;
    (i)    Liens in connection with transfers permitted under Section 9.09;
    (j)    any judgment Lien or Lien arising from decrees or attachments not constituting an Event of Default;

    (k)    leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, nonexclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business;
    (l)    Liens on a Deposit Account of the Obligors and the cash and cash equivalents therein, in each case, securing Indebtedness described in Section 9.01(k) and/or Section 9.01(o);
(m)    Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bond or government contracts as well as Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, in each case, in the Ordinary Course of Business and not for borrowed money; and
(n)    other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed the $1,000,000;
provided, that no Lien otherwise permitted under any of the foregoing Section 9.02 (excluding Sections 9.02(a), (d), (f), (j) and (m)) shall apply to any owned Material Intellectual Property.
    Section 9.03.    Fundamental Changes and Acquisitions. It will not, and will not permit any of its Subsidiaries to, (a) enter into or consummate any transaction of merger, amalgamation or consolidation, including without limitation, a reverse-triangular merger, or other similar transaction or series of related transactions, (b) liquidate, wind up or dissolve itself (or suffer any liquidation, wind-up, or dissolution) (including in connection with any division or plan of division under Delaware law or any comparable event under a different jurisdiction’s laws) or (c) make or consummate any Acquisition, except:
    (i)    Investments permitted under Section 9.05(e);
    (ii)    Permitted Acquisitions for (i) aggregate consideration not to exceed $4,000,000 per acquisition and (ii) total consideration not to exceed $10,000,000, in each case, for the course of this Agreement; provided, any Subsidiary of an Obligor may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided further that (i) the Person surviving such merger shall be a direct or indirect wholly-owned Subsidiary of a Borrower and (ii) in the case of any such merger to which any Obligor is a party, such Obligor is the surviving Person;
    (iii)    the merger, amalgamation or consolidation of any Obligor or any Subsidiary thereof with or into any other Obligor or Subsidiary thereof, provided that if a Borrower is a party to such merger, amalgamation or consolidation, a Borrower shall be the surviving entity and if an Obligor is a party to such merger, amalgamation or consolidation, an Obligor shall be the surviving entity;
(iv)     the sale, lease, transfer or other disposition of assets (including, with respect to the UK Subsidiaries, pursuant to a solvent liquidation, winding-up or dissolution under the laws of England and Wales) by any Obligor or any Subsidiary thereof to any other Obligor or Subsidiary thereof; provided that in the case of any disposition of all or substantially all assets of an Obligor, such selling or disposing Obligor may not be a Borrower and no Obligor may dispose of such assets to a Subsidiary that is not an Obligor; and
(v)         the Merger.
    Section 9.04.    Lines of Business.
(a)Each Obligor will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than (i) the business engaged in on the Effective Date by such Obligor, including the business acquired in connection with the Merger, or (ii) a business reasonably related, incidental or complementary thereto or reasonable extensions thereof.
(b)Parent shall not have any material liabilities (other than liabilities to other Obligors and liabilities arising under the Loan Documents), own any material assets (other than Investments in its Subsidiaries) or engage in any material operations or business (other than, in each case, the ownership of its Subsidiaries and exercising its rights and performing its obligations under (i) the Loan Documents, (ii) its obligations to other Obligors (iii) Investments in Subsidiaries, (iv) corporate overhead and other customary holding company activities and obligations (including, but not limited to, maintaining insurance and engaging auditors, financials, lawyers and other advisors and professionals) and (v) activities reasonably incident to (i), (ii),(iii) and (iv)).
(c)MergerCo shall not have any liabilities (other than liabilities arising under the Loan Documents and liabilities under the Merger Agreement), own any assets or engage in any operations or business (other than performing its obligations under (i) the Loan Documents and (ii) the Merger Agreement).
    Section 9.05.    Investments. It will not, and will not permit any of its Subsidiaries to, make, directly or indirectly, or permit to remain outstanding any Investments except:
    (a)    Investments outstanding on the date hereof and identified in Schedule 9.05 and any modification, replacement, renewal or extension thereof to the extent not involving new or additional Investments;
    (b)    operating Deposit Accounts with banks;
    (c)    extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the Ordinary Course of Business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

    (d)    Permitted Cash Equivalent Investments;
    (e)    Investments by (i) any Obligor in any other Obligor (other than Investments in a UK Subsidiary), (ii) any Subsidiary that is not an Obligor in any other Subsidiary that is not an Obligor, (iii) intercompany Investments by a Borrower or its Subsidiaries in a Subsidiary that is a Guarantor or by any Subsidiary of a Borrower to any other Borrower, (iv) so long as no Default or Event of Default shall have occurred and is continuing at the time of such Investment, Investments by Obligors in the Subsidiaries that are not Obligors, which together with the Indebtedness by an Obligor to such Subsidiaries that are not Obligors permitted pursuant to Section 9.01(e)(i) made after the Effective Date, shall not in an aggregate amount exceed $500,000 in any fiscal year and (v) so long as no Default or Event of Default shall have occurred and is continuing at the time of such Investment, Investments by Obligors in the UK Subsidiaries, which together with the Indebtedness by an Obligor to the UK Subsidiaries permitted pursuant to Section 9.01(e)(ii) made after the Effective Date, shall not in an aggregate amount exceed $2,500,000 in any fiscal year;
    (f)    Hedging Agreements entered into in the ordinary course of any Obligor’s financial planning solely to hedge interest rate risks (and not for speculative purposes) in respect of Permitted Indebtedness and in an aggregate amount for all such Hedging Agreements not in excess of $250,000;
    (g)    Investments consisting of prepaid expenses, negotiable instruments held for collection or deposit, security deposits with utilities, landlords and other like Persons, and deposits in connection with workers’ compensation and similar deposits, in each case made in the Ordinary Course of Business;
    (h)    Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;
    (i)    Investments permitted pursuant to Section 9.03;
    (j)    Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the Ordinary Course of Business;
    (k)    Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of the Obligors or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by an Obligor’s Board in an aggregate amount not to exceed $250,000 for subclauses (i) and (ii) in any fiscal year;
    (l)    so long as no Default or Event of Default shall have occurred and is continuing at the time of such Investment, or after giving effect thereto, other Investments in an amount not to exceed $3,000,000 in any fiscal year;

(m)        Investments made after the Effective Date in an amount not in excess of $1,000,000 in the aggregate outstanding at any time in Existing Joint Ventures in the Ordinary Course of Business plus any cash amounts returned on any such Investments;
(n)        payments made pursuant to the Administrative Services Agreements in the Ordinary Course of Business, consistent with past practice, paid to Associated Practice Entities for ordinary course operating expenses including but not limited to payroll payments;
(o)        the Merger;
(p)        Guarantees permitted by Section 9.01;
(q)        Investments consisting of the indorsement by the Borrower or any Subsidiary of negotiable instruments payable to such Person for deposit or collection in the Ordinary Course of Business;
(r)        Investments held by the Obligors in Marketable Securities, which Investments are subject to a Control Agreement in accordance with Section 8.18 and are made and held in the Ordinary Course of Business and otherwise consistent with past practice (including with the Obligors’ established investments policies and practices); and
(s)        to the extent constituting Investments, cash contributions by Parent to ARM Insurance in accordance with applicable Law and Parent’s contract with ARM Insurance.
    Section 9.06.    Restricted Payments. It will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, other than:
    (a)    dividends with respect to any Equity Interests of the Obligors or any of their Subsidiaries payable solely in additional shares of its Qualified Equity Interests;
    (b)    any Restricted Payment by an Obligor or a Subsidiary of an Obligor to an Obligor;
    (c)    any purchase, redemption, retirement, or other Acquisition by Borrower or any of its Subsidiaries of shares of its capital stock or other Equity Interests with the proceeds received from a substantially concurrent issue of new shares of its capital stock or other Equity Interests;
    (d)    cashless exercises of options and warrants;
    (e)    repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans in an aggregate amount not to exceed $250,000 in any fiscal year;
    (f)    the making of cash payments in lieu of the issuance of fractional shares upon the conversion of convertible securities (or in connection with the exercise of warrants or similar securities) not to exceed $100,000 in any fiscal year;
    (g)    Intermediate Holdings, the Borrowers and their Subsidiaries may make distributions to Parent for the purpose of making Tax Distributions; and
    (h)    to the extent consented to by the Administrative Agent in its sole discretion, Parent may purchase, redeem or otherwise acquire Equity Interests pursuant to and in accordance with the Parent’s stock repurchase program as in effect on the Effective Date in an aggregate amount not to exceed $40,000,000 so long as both before and after giving effect to such purchase, redemption or other acquisition of Equity Interests, (i) the Borrowers shall be in pro forma compliance with the financial covenants set forth in Sections 8.15 and 8.16 and (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and
    (i)    Restricted Payments by Joint Ventures to any Person that owns Equity Interests in such Joint Venture, ratably according to their respective holdings of the type of Equity Interests in respect of which such Restricted Payment is being made.
    Section 9.07.    Payments of Indebtedness and Certain Other Obligations .
(a)         It will not, and will not permit any of its Subsidiaries to, make any payments in respect of any Subordinated Indebtedness other than in compliance with the subordination agreement or subordination terms applicable thereto.
(b)    It will not, and will not permit any of its Subsidiaries to, make any cash payments in respect of any Existing Purchase Agreement Indebtedness except and to the extent the Existing Purchase Agreement Conditions shall be satisfied.
    Section 9.08.    Change in Fiscal Year. It will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from that in effect on the date hereof, without prior written notice to the Administrative Agent, except to change the fiscal year of a Subsidiary acquired in connection with a Permitted Acquisition to conform its fiscal year to that of the Borrowers.
    Section 9.09.    Sales of Assets, Etc. It will not, and will not permit any of its Subsidiaries to, sell, lease, exclusively license (in terms of geography or field of use), as a licensor, transfer (including in connection with any division or plan of division under Delaware law or any comparable event under a different jurisdiction’s laws) or otherwise dispose of any of its Property (including accounts receivable and Equity Interests of Subsidiaries), or forgive, release or compromise any amount owed to the Obligors or any of its Subsidiaries, in each case, in one transaction or series of transactions (any thereof, an “Asset Sale”), except:

    (a)    transfers of cash in the Ordinary Course of Business for reasonably equivalent value;
    (b)    sales or leases of inventory in the Ordinary Course of Business on ordinary business terms;
    (c)    the forgiveness, release or compromise of any amount owed to any Obligor in the Ordinary Course of Business;
    (d)    entering into, or becoming bound, by a Permitted License to the extent not otherwise prohibited by this Agreement;
    (e)    issuance of Equity Interests by the Parent from time to time, including without limitation stock options in accordance with the Parent’s stock option plan;
    (f)    a sale, lease, exclusive license, transfer or other disposition (including by way of abandonment, cancellation or trade in) of any Property that is obsolete, worn out, surplus or no longer used or useful in connection with the business of the Obligors;
    (g)    dispositions resulting from Casualty Events;
    (h)    any transaction permitted under Section 9.02, 9.03, 9.05, 9.06 and 9.20;
    (i)    the dissolution of those Subsidiaries listed on Schedule 9.09;
(j)        transfers of Property by any Obligor or any Subsidiary thereof; provided, to the extent the transferor of such Property is (i) a Borrower, the transferee of such Property shall be a Borrower and (ii) an Obligor, the transferee of such Property shall be an Obligor;
(k)     dispositions of accounts receivable for purposes of collection in the Ordinary Course of Business;
(l)     disposition of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property;
(m)    the sale of Business A, pursuant to a single transaction, a series of related transactions or one or more individual transactions; provided, at least 75% of the upfront consideration paid in connection therewith shall be cash or Permitted Cash Equivalent Investments paid contemporaneously with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed;
(n)    dispositions of Intellectual Property rights that are no longer used or useful in the business of the Obligors and their Subsidiaries;

(o)    dispositions of non-core assets acquired pursuant to Permitted Acquisitions or other Acquisitions permitted hereunder;
(p)    other dispositions so long as (i) at least 75% of the consideration paid in connection therewith shall be cash or Permitted Cash Equivalent Investments paid contemporaneously with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (ii) such transaction does not involve the sale or other disposition of a minority Equity Interests in any Subsidiary, (iii) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 9.09, and (iv) the aggregate net book value of all of the assets sold or otherwise disposed of by the Obligors and their Subsidiaries in all such transactions in any fiscal year of the Borrowers shall not exceed $2,000,000; and
(q)    the sale of Business B, pursuant to a single transaction, a series of related transactions or one or more individual transactions.
    Section 9.10.    Transactions with Affiliates. It will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:
    (a)    transactions between or among the Obligors;
    (b)    customary compensation, indemnification and reimbursement of, and other employment arrangements with, directors, officers and employees of any Obligor in the Ordinary Course of Business;
    (c)    transactions upon fair and reasonable terms that are no less favorable to any Obligor than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate;
    (d)    any transaction permitted under Section 9.01, 9.03, 9.05, 9.06 or 9.09; and
    (e)    the transactions set forth on Schedule 9.10.
    Section 9.11.    Restrictive Agreements. It will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any Restrictive Agreement other than (a) restrictions and conditions imposed by Law or by the Loan Documents, (b) any stockholder agreement, charter, by laws or other organizational documents of an Obligor as in effect on the date hereof, (c) restrictions and conditions imposed by the Merger Agreement or (d) limitations associated with Permitted Liens or with any transaction permitted under Section 9.01, 9.03, 9.05, 9.06 or 9.09.

    Section 9.12.    Organizational Documents, Material Agreements; Administrative Services Documents; Merger Agreement; Services Agreement; Existing Purchase Agreements. (a) It will not, and will not permit any of its Subsidiaries to, enter into any amendment to or modification of any Organizational Document that would reasonably be expected to be materially adverse to the interests of the Lenders without the prior written consent of the Administrative Agent.
    (b)    It will not, and will not permit any of its Subsidiaries to (i) enter into any material waiver, amendment or modification of any Material Agreement that would be reasonably expected to materially adversely affect the Lenders (provided that any waiver, amendment or modification entered into in good faith in the Ordinary Course of Business (including, for the avoidance of doubt, relating to amended service levels, term commitments and market pricing adjustments) shall not be considered materially adverse to the Lenders); and (ii) take or omit to take any action that results in the termination of, or permits any other Person to terminate, any Material Agreement or Material Intellectual Property that would be reasonably expected to (y) in the case of Material Agreements, have a Material Adverse Effect and (z) in the case of Material Intellectual Property, be materially adversely affect the Lenders, without, in each case, the prior written consent of the Administrative Agent (provided that any waiver, amendment or modification entered into in good faith in the Ordinary Course of Business (including, for the avoidance of doubt, relating to amended service levels, term commitments and market pricing adjustments) shall not be considered materially adverse to the Lenders).
        (c)    It will not, and will not permit any of its Subsidiaries to, amend, terminate, or otherwise modify (or permit any amendment, termination or modification of) any of the Administrative Services Documents in any manner that would be reasonably expected to materially adversely affect the Lenders, without, in each case, the prior written consent of the Administrative Agent.
(d)    It will not, and will not permit any of its Subsidiaries to, amend, assign (other than by Ambulnz to an Obligor that is a wholly-owned Subsidiary), or otherwise modify (or permit any amendment or modification of) any provision of the Services Agreement in any manner that would be reasonably expected to be adversely affect the Lenders, without, in each case, the prior written consent of the Administrative Agent.
(e)    It will not enter into any material waiver, amendment or modification of the Merger Agreement (including, but not limited to, any amendments to provisions relating to pricing, term and any contingent payments) that would be reasonably expected to adversely affect the Lenders in any material respect, without the prior written consent of the Administrative Agent.
(f)    It will not, and will not permit any of its Subsidiaries to, amend or modify any provisions of the Existing Purchase Agreements     that would be reasonably expected to adversely affect the Lenders in any material respect (it being understood that any Existing Purchase Agreement Material Amendment would adversely affect the Lenders in any material respect) without the prior written consent of the Administrative Agent.
    Section 9.13.    [Reserved].

    Section 9.14.    Sales and Leasebacks. Except as permitted by Section 9.01(g), it will not, and will not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any Property (whether real, personal, or mixed), whether now owned or hereafter acquired, which (a) any Obligor has sold or transferred or is to sell or transfer to any other Person and (b) which any Obligor intends to use for substantially the same purposes as Property which has been or is to be sold or transferred.
    Section 9.15.    Hazardous Material. It will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply would not reasonably be expected to result in a Material Adverse Change.
    Section 9.16.    Accounting Changes. It will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment, except as required or permitted by GAAP.
    Section 9.17.    Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that would result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event that would, in the aggregate, have a Material Adverse Effect. No Obligor or any Subsidiary thereof shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan that would have a Material Adverse Effect.
    Section 9.18.    [Reserved].
    Section 9.19.    Outbound Licenses. It will not, and will not permit any of its Subsidiaries to, enter into or become bound by any outbound license or agreement unless such outbound license or agreement is a Permitted License.
    Section 9.20.    Inbound Licenses. It will not, and will not permit any of its Subsidiaries to, enter into or become bound by any inbound license other than Permitted Licenses without the consent of the Administrative Agent.
Article 10
Events of Default
    Section 10.01.    Events of Default. Each of the following events shall constitute an “Event of Default”:
    (a)    the Borrowers shall fail to pay any principal on the Term Loans when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

    (b)    any Obligor shall fail to pay (i) interest on or in respect of any Obligation when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days or (ii) any Obligor shall fail to pay any other Obligation (other than an amount referred to in Section 10.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or
    (c)    any representation or warranty made by or on behalf of an Obligor or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall: (i) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier; or
    (d)    any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Sections 8.01(b)-(d), 8.02(a), 8.02(b), 8.03(a) (with respect to such Obligor’s existence), 8.10, 8.11, 8.15, 8.16, 8.18, 8.19, 8.21 or Article 9; or
    (e)    any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01 (other than in clauses (a)-(d)) and 8.02 (other than in clauses (a) and (b)) and such failure shall continue unremedied for a period of five (5) or more days; or
    (f)    any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), (b), (d) or (e)) or any other Loan Document and such failure shall continue unremedied for a period of thirty (30) or more days, after knowledge by a Responsible Officer of a Borrower or receipt of notice from the Administrative Agent; or
    (g)    any Obligor shall fail to make any payment in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace or cure period as originally provided by the terms of such Indebtedness; or
    (h)    (i) any “event of default” or similar event under, the Contract governing any Material Indebtedness shall occur and such breach or “event of default” or similar event shall continue unremedied, uncured or unwaived after a period of five (5) Business Days after the expiration of any cure period thereunder, (ii) any event or condition occurs (A) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 10.01(h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property securing such Material Indebtedness or (iii) any “event of default” or similar event under, any Existing Purchase Agreement shall occur (other than as a result of a bona fide dispute disclosed to the Administrative Agent on or prior to the Effective Date) and such breach or “event of default” or similar event shall continue unremedied, uncured or unwaived after a period of thirty (30) Business Days after the expiration of any cure period thereunder; or
    (i)    (i) the Obligors and their Subsidiaries on a consolidated basis, cease to be Solvent, or generally do not or become unable to pay their debts or meet their liabilities as the same become due, or admit in writing their inability to pay their debts generally, or declare any general moratorium on their indebtedness, or propose a compromise or arrangement or deed of company arrangement between them and any class of their creditors; or (ii) any Obligor shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (excluding any solvent liquidation, dissolution or reorganization permitted under Section 9.03), (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(j), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for an Obligor or any Subsidiary or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing; or
    (j)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of an Obligor or any Subsidiary of an Obligor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for an Obligor or any Subsidiary of an Obligor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or
    (k)    one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 (excluding any amounts covered by insurance as to which the applicable carrier has accepted coverage) shall be rendered against any Obligor or any combination thereof and the same shall remain undischarged, unpaid, unvacated, unbonded or unappealed for a period of forty-five (45) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment; or

    (l)    an ERISA Event shall have occurred that, in the opinion of the Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; or
    (m)    a Change of Control shall have occurred; or
        (n)    any termination of the Merger Agreement shall have occurred other than a termination pursuant to its terms upon the consummation of the Merger; or
        (o)     a Material Adverse Change shall have occurred; or
        (p)     (i) any Lien created by any of the Security Documents shall at any time not constitute a valid and perfected Lien in favor of the Administrative Agent on Collateral with an aggregate value in excess of $1,000,000, free and clear of all other Liens (other than Permitted Liens) except due to the action or inaction of the Administrative Agent or any Lender(s) and except with respect to, and for so long as, the Administrative Agent’s Lien on the UK Subsidiaries shall remain unperfected under the laws of England and Wales in accordance with Section 8.11(a), (ii) the Security Documents or any Guarantee of any of the Obligations shall for whatever reason cease to be in full force and effect, or (iii) any of the Security Documents or any Guarantee of any of the Obligations, or the enforceability thereof, shall be repudiated or contested by any Obligor; or
    (q)    one or more Administrative Services Document Termination Events occur that relate to one or more Administrative Services Agreements that individually or in the aggregate generated at least fifteen percent (15)% of Mobile Health Net Revenue of the Obligors for the most recently ended fiscal quarter and that are not cured (which cure may include new or continued Administrative Services Agreements representing at least an equivalent amount of Mobile Health Net Revenue) within forty-five (45) days after the receipt or sending of the notice of the termination; or
    (r)    (i) any Obligor or Subsidiary defaults in the performance of, or compliance with, any term of any Administrative Services Document to which it is a party, subject to any applicable cure periods contained therein; (ii) any provision of any Administrative Services Document, at any time after its execution and delivery and for any reason other than as expressly permitted thereunder or hereunder, ceases to be in full force and effect; (iii) any Obligor contests in any manner the validity or enforceability of any provision of any Administrative Services Document; or (iv) any Obligor denies that it has any further liability or obligation under any provision of any Administrative Services Document to which it is a party, or purports to revoke, terminate or rescind any provision of any Administrative Services Document to which it is a party, and, in the case of any of clauses (i) through (iv), such event, when taken together with any such events occurring with respect to other Obligors, could reasonably be expected to have a Material Adverse Effect.

    Section 10.02.    Remedies. (a) Upon the occurrence of any Event of Default, then, and in every such event (other than an Event of Default described in Section 10.01(i) or (j)), and at any time thereafter during the continuance of such event, the Majority Lenders may, by notice to the Borrower, take either or both of the following actions, at the same time or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Term Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately (in the case of the Term Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.
    (b)    Upon the occurrence of any Event of Default described in Section 10.01(i) or (j), the Commitments shall automatically terminate and the principal amount of the Term Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately (in the case of the Term Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.
    (c)    If any Lender collects any money or property pursuant to this Article 10, they shall pay out the money or property in the order set forth in Section 4.01(b).
    Section 10.03.    Prepayment Premium and Redemption Price. For the avoidance of doubt, the Prepayment Premium (as a component of the Redemption Price) shall be due and payable at any time the Term Loans become due and payable prior to the Stated Maturity Date for any reason, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to the Administrative Borrower in accordance with Section 10.02(a), or automatically, in accordance with Section 10.02(b)), by operation of law or otherwise (including, without limitation, on account of any bankruptcy filing). In view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such acceleration, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lenders, and any Prepayment Premium shall be due and payable upon such date. Each Obligor hereby waives any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise. The Obligors and the Lenders acknowledge and agree that any Prepayment Premium due and payable in accordance with this Agreement shall not constitute unmatured interest, whether under Section 5.02(b)(3) of the Bankruptcy Code or otherwise. Each Obligor further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation.

Article 11
Guarantee
    Section 11.01.    The Guarantee. The Guarantors hereby jointly and severally guarantee to the Administrative Agent and each Lender, and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Term Loans, all fees and other amounts and Obligations from time to time owing to the Administrative Agent and any Lender by the Borrowers under this Agreement or under any other Loan Document and by any other Obligor under any of the Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby further jointly and severally agree that if the Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
    Section 11.02.    Obligations Unconditional. The Obligations of the Guarantors under Section 11.01 are irrevocable, continuing, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrowers under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor, it being the intent of this Section 11.02 that the Obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:
    (a)    at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
    (b)    any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;
    (c)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect (including, without limitation, any modification, supplement, or amendment that results in any increase in the Guaranteed Obligations, any change in the interest or fees payable, any renewal, extension, amendment, rescission, waiver, release, discharge, indulgence, compromise, arrangement, or any other variation in connection with the Guaranteed Obligations, any Loan Document, or any other agreement), or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other Guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or
    (d)    any Lien or security interest granted to, or in favor of, any Lender as security for any of the Guaranteed Obligations shall fail to be perfected or otherwise be taken, exchanged, substituted, varied, released, impaired, or subordinated;
    (e)    any Guarantee of the Guaranteed Obligations shall be taken, released, impaired, amended, waived or otherwise modified;
    (f)    any of the Guaranteed Obligations, any Loan Document, or any related agreement, security, or instrument shall be illegal, invalid or unenforceable for any reason whatsoever;
    (g)    any Collateral or other assets shall be sold or disposed, and/or the proceeds of such sale or disposition applied, to satisfy all or part of the Guaranteed Obligations;
    (h)    any of the security or Collateral held for the Guaranteed Obligations shall lose or diminish in value, whether such loss or diminution arises from any act or omission of the Administrative Agent or any Lender;
    (i)    there shall be any Default, failure, or delay, willful or otherwise, in the payment and/or performance of the Guaranteed Obligations;
    (j)    there shall be any change, restructuring or termination of the corporate structure, ownership or existence of any Obligor or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligor or its assets or any resulting restructuring, compromise, release or discharge of any Guaranteed Obligations;
    (k)    there shall be any failure of any of the Administrative Agent or any Lender to disclose to any Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor, or any other information now or hereafter known to the Administrative Agent or such Lender;
    (l)    any person shall fail to execute or deliver this Agreement (including the Guarantee in this Article 11) or any other Guarantee or agreement or the release or reduction of liability of any Obligor or surety with respect to the Guaranteed Obligations;
    (m)     any of the Administrative Agent or any Lender shall fail to assert any Claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

    (n)    any Obligor shall assert any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, such against any of the Administrative Agent or any Lender; or
    (o)    any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Guaranteed Obligations shall exist or occur, or any of the Administrative Agent or any Lender shall rely on any representation, in each case, that might vary the risk of any Obligor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Obligor or surety.
The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrowers under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other Guarantee of, or security for, any of the Guaranteed Obligations.
    Section 11.03.    Reinstatement. The obligations of the Guarantors under this Article 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Persons in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any Claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar Law.
    Section 11.04.    Subrogation. The Guarantors hereby jointly and severally agree that, until the payment and satisfaction in full of all Guaranteed Obligations (other than the Warrant Obligations) and the expiration and termination of the Commitments, they shall not exercise any right or remedy arising by reason of any performance by them of their Guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrowers or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.
    Section 11.05.    Remedies. The Guarantors jointly and severally agree that, as between the Guarantors, on one hand, and the Lenders, on the other hand, the obligations of the Borrowers under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Article 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in Article 10) for purposes of Section 11.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

    Section 11.06.    Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the Guarantee in this Article 11 constitutes an instrument for the payment of money, and consents and agrees that each Lender, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.
    Section 11.07.    Continuing Guarantee. The Guarantee in this Article 11 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising. Without limiting the generality of the foregoing, the Guarantors hereby unconditionally and irrevocably waive any right to revoke this Guarantee in this Article 11 and acknowledge that the Guarantee in this Article 11 is continuing in nature, shall guarantee any ultimate balance owing to any of the Administrative Agent or any Lender, and applies to all presently existing and future Guaranteed Obligations, until the complete, irrevocable and indefeasible payment and satisfaction in full of the Guaranteed Obligations. The Guarantee in this Article 11 shall continue to apply to all Guaranteed Obligations owing to the Administrative Agent and the Lenders by any entity resulting from any Obligor merging, amalgamating, or otherwise entering into any other business combination transaction with one or more other entities.
    Section 11.08.    Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 11.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article 11 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.
For purposes of this Section 11.08, (a) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (b) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (c) “Pro Rata Share” means, as of the date of determination, for any Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been guaranteed by such Guarantor) to (ii) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrowers and the Guarantors hereunder and under the other Loan Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the Effective Date, as of such date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.
    Section 11.09.    General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate Law, or any state or federal bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise, taking into account the provisions of Section 11.08, be held or determined to be void, invalid or unenforceable, or subordinated to the Claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Administrative Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the Claims of other creditors as determined in such action or proceeding.
Article 12
Administrative Agent
    Section 12.01.    Appointment. Each of the Lenders hereby irrevocably appoints Perceptive Credit Holdings IV, LP, a Delaware limited partnership, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 12 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrowers nor any other Obligor will have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
    Section 12.02.    Rights as a Lender. The Person serving as the Administrative Agent hereunder will have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” will, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity to the extent such Person is a Lender. The Lenders acknowledge and agree that such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower, the other Obligors or any other Subsidiaries or Affiliates of the Obligors as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

    Section 12.03.    Exculpatory Provisions. (a) The Administrative Agent will not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder are administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
    (i)    will not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
    (ii)    will not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as will be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including any action that may be in violation of the automatic stay under any Insolvency Proceeding; and
    (iii)    will not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and will not be liable for the failure to disclose, any information relating to the Obligors or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
    (b)    The Administrative Agent will not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as will be necessary, or as the Administrative Agent believes in good faith will be necessary, under the circumstances), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent will be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrowers or a Lender.
    (c)    The Administrative Agent will not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

    Section 12.04.    Reliance by Administrative Agent. The Administrative Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and will not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Term Loans that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
    Section 12.05.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article 12 will apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and will apply to their respective activities in connection with the syndication of the facility as well as activities as Administrative Agent. The Administrative Agent will not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
    Section 12.06.    Resignation of Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Administrative Borrower, which notice shall set forth the effective date of such resignation (the “Resignation Effective Date”), such date not to be earlier than the thirtieth (30th) day following the date of such notice. The Majority Lenders and the Administrative Borrower shall mutually agree upon a successor to the Administrative Agent. If the Majority Lenders and the Administrative Borrower are unable to so mutually agree and no successor shall have been appointed within twenty-five (25) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but will not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent it shall designate (in its reasonable discretion after consultation with the Administrative Borrower and the Majority Lenders). Whether or not a successor has been appointed, such resignation will become effective in accordance with such notice on the Resignation Effective Date.
    (b)    With effect from the Resignation Effective Date (i) the retiring Administrative Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent will continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent will instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent will be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent will be the same as those payable to its predecessor unless otherwise agreed between the Administrative Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 12 and Sections 13.03 and 13.06 will continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
    Section 12.07.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Affiliates and based on such documents and information as it will from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
    Section 12.08.    Administrative Agent May File Proofs of Claim. In case of the pendency of any Insolvency Proceeding or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of the Term Loans will then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on the Borrower) will be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:
    (a)    to file and prove a Claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid hereunder or under any other Loan Document and to file such other documents as may be necessary or advisable in order to have the Claims of the Lenders and the Administrative Agent (including any Claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under this Agreement or any other Loan Document) allowed in such judicial proceeding; and

    (b)    to collect and receive any monies or other property payable or deliverable on any such Claims and to distribute the same.
Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make any payments of the type described above in this Section 12.08 to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement or any other Loan Document.
    Section 12.09.    Collateral and Guaranty Matters; Appointment of Collateral Agent. (a) Without limiting the provisions of Section 12.08, the Lenders irrevocably agree as follows:
    (i)    the Administrative Agent is authorized, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) on the date when all Obligations have been satisfied in full in cash (other than the Warrant Obligations and contingent obligations as to which no Claims have been asserted), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) subject to Sections 13.01 and 13.04, if approved, authorized or ratified in writing by the Majority Lenders; and
    (ii)    the Administrative Agent is authorized, at its option and discretion, to release any Guarantor from its obligations hereunder if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by the Administrative Agent at any time, each Lender will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under its guaranty pursuant to this Section 12.09.
    (b)    The Administrative Agent will not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Obligor in connection therewith, nor will the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
    (c)    Each Lender hereby appoints the Administrative Agent as its collateral agent under each of the Security Documents and agrees that, in so acting, the Administrative Agent will have all of the rights, protections, exculpations, indemnities and other benefits provided to the Administrative Agent under this Agreement, and hereby authorizes and directs the Administrative Agent, on behalf of such Lender and all Lenders, without the necessity of any notice to or further consent from any of the Lenders, from time to time to (i) take any action with respect to any Collateral or any Security Document which may be necessary to perfect and maintain perfected the Liens on the Collateral granted pursuant to any such Security Document or protect and preserve the Administrative Agent’s ability to enforce the Liens or realize upon the Collateral, (ii) act as collateral agent for each Lender for purposes of acquiring, holding, enforcing and perfecting all Liens created by the Loan Documents and all other purposes stated therein, (iii) enter into intercreditor or subordination agreements, as the case may be, in connection with Indebtedness permitted pursuant to Section 9.01(e), (iv) enter into non-disturbance or similar agreements in connection with licensing agreements and arrangements permitted by this Agreement and the other Loan Documents and (v) otherwise to take or refrain from taking any and all action that the Administrative Agent shall deem necessary or advisable in fulfilling its role as collateral agent under any of the Security Documents.
Article 13
Miscellaneous
    Section 13.01.    No Waiver. No failure on the part of the Administrative Agent or the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by Law.
    Section 13.02.    Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, the Loan Documents) shall be given or made in writing (including by electronic mail) delivered, if to the Administrative Borrower, another Obligor, the Administrative Agent or the Lenders, to its address specified on Schedule 13.02 or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by electronic mail shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).
    Section 13.03.    Expenses, Indemnification, Etc.
    (a)    Expenses. Each Obligor agrees to pay or reimburse (i) the Administrative Agent and the Lenders for all of their reasonable and documented out of pocket costs and expenses (including the reasonable fees and expenses of Chapman and Cutler LLP, counsel to the Administrative Agent) in connection with (A) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Term Loans (exclusive of post-closing costs); provided such fees shall be credited against the Expense Deposit paid by the Borrower, (B) post-closing costs and (C) the negotiation or preparation of any amendment, modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (ii) the Administrative Agent and the Lenders for all of their reasonable and documented out of pocket costs and expenses (including the reasonable fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default.
    (b)    Indemnification. Each Obligor hereby indemnifies the Administrative Agent, the Lenders, their respective Affiliates, and their respective directors, officers, employees, attorneys, agents and advisors (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims and Losses of any kind (including reasonable fees and disbursements of counsel), joint or several, that is incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or any of the other Loan Documents or the Transactions or any use made or proposed to be made with the proceeds of the Term Loans, whether or not such investigation, litigation or proceeding is brought by an Obligor, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Article 6 are satisfied or the other Transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from any Indemnified Party’s gross negligence or willful misconduct. No Obligor shall assert any claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the Transactions or the actual or proposed use of the proceeds of the Term Loans.
    (c) Limitation. This Section 13.03 shall not apply to Taxes other than Taxes relating to a non-Tax Claim or Loss governed by this Section 13.03.
    Section 13.04.    Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement or any other Loan Document (except for the Warrant Certificate and Fee Letter, which may be amended, modified, waived or supplemented in accordance with the terms thereof) may be amended, modified, waived or supplemented only by an instrument in writing signed by the Borrower, the Administrative Agent and the Majority Lenders; provided that:
    (a)    no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time:
    (i)    change the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Term Loans that, in each case, shall be required for the Lenders or any of them to take any action hereunder (including pursuant to any change to the definition of “Majority Lenders”);

    (ii)    release one or more Guarantors (or otherwise limit such Guarantors’ liability with respect to the Obligations owing to the Lenders under the Guarantees) if such release or limitation is in respect of all or substantially all of the value represented by the Guarantees to the Lenders;
    (iii)    release, or subordinate the Lenders’ Liens in, all or substantially all of the Collateral in any transaction or series of related transactions (other than in connection with any sale of Collateral permitted herein); or
    (iv)    amend any provision of this Section 13.04.
    (b)    no amendment, waiver or consent shall, unless in writing and signed by each Lender specified below for such amendment, waiver or consent:
    (i)    increase the Commitments of a Lender without the consent of such Lender;
    (ii)    reduce the principal of, or stated rate of interest on, or any Prepayment Premium payable on, the Term Loans owed to a Lender or any fees or other amounts stated to be payable hereunder or under the other Loan Documents to such Lender without the consent of such Lender;
    (iii)    postpone any date scheduled for any payment of principal of, or interest on, the Term Loans, any date scheduled for payment or for any date fixed for any payment of fees hereunder (excluding the due date of any mandatory prepayment of a Term Loan), in each case payable to a Lender without the consent of such Lender;
    (iv)    change the order of application of prepayment of the Term Loans from the application thereof set forth in the applicable provisions of Section 4.01(b) in any manner that adversely affects the Lenders without the consent of holders of a majority of the Commitments or Term Loans outstanding or otherwise change any provision requiring the pro rata distributions hereunder among the Lenders without all Lenders’ consent; or
    (v)    modify Section 2.02 without the consent of each Lender directly and adversely affected thereby.
    Section 13.05.    Successors and Assigns.
    (a)    General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by such Obligor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (e) of this Section) and, to the extent expressly contemplated hereby, the Indemnified Parties of the Lenders) any legal or equitable right, remedy or Claim under or by reason of this Agreement.
    (b)    Amendments to Loan Documents. Each of the Lenders and the Obligors agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to the Lenders and the Obligors, as shall reasonably be necessary to implement and give effect to any assignment made by any Lender (or any direct or indirect assignee thereof) from time to time under this Section 13.05.
    (c)    Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (c)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Assignee) all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment and the Term Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of (y) the Administrative Agent and (z) so long as no Event of Default shall have occurred and be continuing, the Administrative Borrower, provided that no consent of the Administrative Agent or the Administrative Borrower shall be required for an assignment of any Commitment or of all or any portion of a Term Loan to, in either case, a Lender, an Affiliate of a Lender or an Approved Fund; provided, further that such consent of the Administrative Borrower shall not be unreasonably withheld or delayed, and the Administrative Borrower shall have deemed to have consented to any assignment if it has not otherwise responded within ten (10) Business Days after receipt of notice of such proposed assignment.
    (ii)    Assignments shall be subject to the following additional conditions:
    (A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Term Loans, the amount of the Commitments or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $500,000, unless the Administrative Agent otherwise consents;
    (B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents; and
    (C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement in form and substance reasonably satisfactory to Administrative Agent.
    (iii)    Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment

Agreement, have the rights and obligations of a Lender under the Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under the Loan Documents (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto). Any assignment or transfer by a Lender of rights or obligations under the Loan Documents that does not comply with this Section 13.05 shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.
    (d)    Register. The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Administrative Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless (i) it has been recorded in the Register as provided in this paragraph and (ii) any written consent to such assignment required by paragraph (b) of this Section has been obtained.
    (e)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (a “Participant”), other than an Ineligible Assignee, in all or a portion of such Lender’s rights and obligations under the Loan Documents (including all or a portion of its Commitments and the Term Loans owing to it); provided that (i) such Lender’s obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers shall continue to deal solely and directly with such Lender in connection therewith.
    (f)    Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Term Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest. The Borrowers agree that each Participant shall be entitled to the benefits of Section 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(e) (it being understood that the documentation required under Section 5.03(e) shall be delivered to the Borrowers and the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.05(a), provided that such Participant (A) agrees to be subject to the provisions of Section 5.03(g) as if it were an assignee under Section 13.05(a); and (B) shall not be entitled to receive any greater payment under Section 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, unless the sale of the participation to such Participant is made with the Administrative Borrower’s prior written consent. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 4.04(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
    (g)    Certain Pledges. Subject to Section 13.05(d), the Lenders may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure obligations of the Lenders, including any pledge or assignment to secure obligations to a Federal Reserve Bank or another central bank; provided that no such pledge or assignment shall release the Lenders from any of their obligations hereunder or substitute any such pledgee or assignee for the Lenders as a party hereto.
    Section 13.06.    Survival. The obligations of the Obligors under Sections 5.01, 5.02, 5.03, 13.03, 13.05, 13.09, 13.10, 13.11, 13.12, 13.13, 13.14, 13.15 and Article 11 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Obligations and the termination of the Commitments and, in the case of any Lender’s assignment of any interest in the Commitments or the Term Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that such Lenders may cease to be a “Lender” hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of the Term Loans, herein or pursuant hereto shall survive the making of such representation and warranty.
    Section 13.07.    Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
    Section 13.08.    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by electronic transmission (in PDF format) or

DocuSign shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
    Section 13.09.    Governing Law. This Agreement and the other Loan Documents, the rights and obligations of the parties hereunder and thereunder, and all claims, disputes and matters arising hereunder or thereunder or related hereto or thereto, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions (other than Section 5-1401 of the New York General Obligations Law).
    Section 13.10.    Jurisdiction, Service of Process and Venue.
    (a)    Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof shall be brought in the Supreme Court of the State of New York sitting in New York County or in the United States District Court for the Southern District of New York and irrevocably submits to the exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.
    (b)    Alternative Process. Nothing herein shall in any way be deemed to limit the ability of the Lenders to serve any such process or summonses in any other manner permitted by applicable Law.
    (c)    Waiver of Venue, Etc. Each Obligor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.
    Section 13.11.    Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Agreement, the other loan documents or the transactions contemplated hereby or thereby.
    Section 13.12.    Waiver of Immunity. To the extent that any Obligor may be or become entitled to claim for itself or its property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.
    Section 13.13.    Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Each Obligor acknowledges, represents and warrants that in deciding to enter into this Agreement and the other Loan Documents or in taking or not taking any action hereunder or thereunder, it has not relied, and will not rely, on any statement, representation, warranty, covenant, agreement or understanding, whether written or oral, of or with the Lenders other than those expressly set forth in this Agreement and the other Loan Documents.
    Section 13.14.    Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
    Section 13.15.    No Fiduciary Relationship. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Obligors, their stockholders or equity holders and/or their Affiliates (collectively, solely for purposes of this paragraph, the “Obligors”). The Obligors acknowledge that the Lenders have no fiduciary relationship with, or fiduciary duty to, any Obligor arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between each Lender and each Obligor are solely that of creditors and debtors. This Agreement and the other Loan Documents do not create a joint venture among the parties.
    Section 13.16.    USA Patriot Act. The Administrative Agent and the Lenders hereby notify the Obligors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), they are required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of each Obligor and other information that will allow the Administrative Agent and such Lender to identify each Obligor in accordance with the Act and Beneficial Ownership Regulation, including a beneficial ownership certification in form and substance acceptable to the Administrative Agent.
    Section 13.17.    Treatment of Certain Information; Confidentiality. The Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed to (a) its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (collectively, “Representatives”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as FINRA or the National Association of Insurance Commissioners) or any exchange, (c) to the extent required by the applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those in this Section 13.17, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers or any Guarantor and its obligation, (g) with the consent of the Administrative Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender, or any of its respective Representatives on a nonconfidential basis from a source other than the Borrowers or any other Obligor. For purposes of this Section, “Information” means all information received from an Obligor relating to an Obligor or its Subsidiary or any of their respective businesses, except that the term “Information” shall not include, and the Lenders shall not be subject to any confidentiality obligation with respect to any information that (i) is or becomes available to the Lender or any of its Representatives on a nonconfidential basis prior to disclosure by an Obligor or its Subsidiary, (ii) becomes available to a Lender or any of its Representatives after disclosure by the Borrowers or any other Obligor from a source that, to the knowledge of such Lender, is not subject to a confidentiality obligation to the Borrowers or such other Obligor, (iii) is or becomes publicly available other than as a result of a breach by such Lender, or (iv) is developed by a Lender or any of its Representatives. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
In the case of any Lender that has elected to receive material non-public information pursuant to Section 8.02, such Lender acknowledges that (a) the Information may include material non-public information concerning an Obligor or its Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.
    Section 13.18.    Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Lender agrees, and the Administrative Agent is hereby irrevocably authorized by each Lender and given a limited power of attorney by each Lender to perform the actions described hereafter in this Section 13.18 (without requirement of notice to or consent of any Lender except as expressly required by Section 13.04) to take any action reasonably requested by the Borrowers having the effect of releasing any Collateral or Obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to by the Lenders or (ii) under the circumstances described in paragraph (b) below.

    (b)    At such time as the Term Loans and the other Obligations (other than the Warrant Obligations and the inchoate indemnity obligations) under the Loan Documents shall have been paid in full in cash and the Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Obligor under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.
    Section 13.19.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
    (a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
    (b)    the effects of any Bail-In Action on any such liability, including, if applicable:
    (i)    a reduction in full or in part or cancellation of any such liability;
    (ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
    (iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
    Section 13.20.    Administrative Borrower. Each Borrower hereby designates Ambulnz as the administrative Borrower (in such capacity, the “Administrative Borrower”) to act as its representative and agent on its behalf, for the purposes of giving instructions with respect to the disbursement of the proceeds of the Term Loans, giving and receiving all notices and consents hereunder or under any of the other Loan Documents and taking all other actions on behalf of each Borrower under the Loan Documents. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Ambulnz in its capacity as Administrative Borrower as a notice or communication from each Borrower. Each warranty, covenant, agreement and undertaking made on behalf of each Borrower by Ambulnz in its capacity as Administrative Borrower for the Borrowers shall be deemed for all purposes to have been made by each Borrower and shall be binding upon and enforceable against each Borrower to the same extent as it if the same had been made directly by each Borrower. Such appointment shall remain in full force and effect unless and until the Administrative Agent shall have received written notice signed by each Borrower terminating such appointment. Borrowers shall have the right, to appoint another Borrower as the Administrative Borrower with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed). It is understood that the handling of the loan account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Administrative Agent nor the Lenders shall incur liability to the Borrowers as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the loan account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Administrative Agent and the Lenders to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify the Administrative Agent and hold each Indemnified Party harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnified Party by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the loan account and Collateral of the Borrowers as herein provided, (b) the Administrative Agent and the Lenders relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Administrative Agent or any Lender hereunder or under the other Loan Documents.
    Section 13.21.    Joint and Several Liability of Borrowers.
(a)Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Administrative Agent and the Lenders under the Loan Documents, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the Borrowers to accept joint and several liability for the Obligations.
(b)Each Borrower, jointly and severally, hereby irrevocably and conditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 13.21), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.
(c)If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrower will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.
(d)The Obligations of each Borrower under the provisions of this Section 13.21 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 13.21(d)) or any other circumstances whatsoever.
(e)Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Term Loans, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or the Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent or the Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent or a Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which would, but for the provisions of this Section 13.21 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 13.21, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 13.21 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 13.21 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or the Administrative Agent or a Lender.
(f)Each Borrower represents and warrants to the Administrative Agent and the Lenders that such Borrower is currently informed of the financial condition of the Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to the Administrative Agent and the Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of the other Borrower’s financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g)The provisions of this Section 13.21 are made for the benefit of the Administrative Agent and each Lender, and their successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Administrative Agent or each Lender, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 13.21 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 13.21 will forthwith be reinstated in effect, as though such payment had not been made.
(h)Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Administrative Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which the Administrative Agent or a Lender may have against any Borrower with respect to any payments to the Administrative Agent or any Lender hereunder are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any Borrower therefor.
(i)Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any Indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such Indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Administrative Agent, and such Borrower shall deliver any such amounts to the Administrative Agent for application to the Obligations in accordance with this Agreement.
    Section 13.22.     Amendment and Restatement. This Agreement shall become effective on the Effective Date and amends, restates and replaces in its entirety the Existing Credit Agreement as of the Effective Date. From and after the Effective Date all references made to the “Credit Agreement” in any Loan Document or in any other instrument or document shall, without further action, be deemed to refer to this Agreement. Each of the parties hereto acknowledges and agrees that this Agreement amends, restates and replaces the Existing Credit Agreement and this Agreement does not constitute or operate as a novation or an accord and satisfaction of the

Existing Credit Agreement or the indebtedness, obligations and liabilities of the Obligors evidenced or provided for thereunder. For the avoidance of doubt, the grant of security interest in the Collateral in favor of the Administrative Agent pursuant to the Security Documents continues in full force and effect.
    Section 13.23.     Reaffirmation and Consent.
(a)Each of the Obligors hereby (i) reaffirms its obligations under the Existing Credit Agreement, as amended and restated hereby, and each and every other Loan Document to which it is a party (whether those Loan Documents are, or are not, being amended and/or restated in connection herewith), (ii) reaffirms all Liens on the Collateral and all guaranties which have been granted by it in favor of the Administrative Agent pursuant to any of the Loan Documents and (iii) confirms and agrees that each of the Security Documents continues to secure the payment and performance of the Obligations.
(b)The parties hereto hereby irrevocably confirm that the security constituted by the Loan Documents or pursuant thereto prior to the date hereof shall not be impaired, affected or discharged (whether in whole or in part) by or as a result of this Agreement.
(c)The parties hereto acknowledge and agree that all loans, advances and other “Obligations” of any kind outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement shall constitute “Term Loans” and “Obligations” made hereunder.
(d)The parties hereto confirm that this Agreement shall not constitute or effect a novation of the obligations of each Obligor under the Existing Credit Agreement and other Loan Documents and in any event, the Administrative Agent and all other parties to this Agreement expressly reserve all guarantees and all other security interests or other security granted in favor of the Agent pursuant to the Existing Credit Agreement and other Loan Documents (whether those Loan Documents are, or are not, being amended and/or restated in connection herewith), which guarantees and all other security interests or other security (whether being amended and/or restated in connection herewith), shall continue to remain in full force and effect.
(e)In addition, unless specifically amended, or amended and restated, hereby or contemporaneously herewith, each of the “Loan Documents” (as defined in the Existing Credit Agreement) shall continue in full force and effect and that, from and after the Effective Date, (i) all references to loans to, or notes issued by, the Borrowers therein shall be deemed to refer to the loans to, or notes issued by, the Borrowers hereunder, and (ii) all references to the “Loan Documents” contained therein shall be deemed to refer to the Loan Documents as defined in this Agreement.
Section 13.24.     Waiver of Events of Default. Upon the Effective Date, the Administrative Agent and each Lender hereby consents, acknowledges and agrees that any and all Defaults and Events of Default existing under the Existing Credit Agreement immediately prior to the Effective Date (the “Existing Defaults”) are hereby expressly waived, effective as of the Effective Date, for all purposes of this Agreement and the other Loan Documents and any condition, representation, warranty or other provision of this Agreement or any other Loan Document requiring, stipulating or asserting as to the absence of Defaults or Events of Default on the Effective Date shall not, in any event, be deemed violated, breached or untrue or otherwise cause, in and of itself, any Default or Event of Default to have occurred solely due to the existence of the Existing Defaults. Upon the Effective Date, by operation of this Section 13.24, no Existing Defaults shall be deemed or construed to be continuing, unwaived, unremedied or otherwise outstanding.
[Remainder of the Page Intentionally Left Blank; Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.
    Borrowers:
    Hicuity Health, Inc.
    By:
    Name:
    Title:

[Signature Page to Amended and Restated Credit Agreement and Guaranty]

    Ambulnz Holdings, LLC
    By:
    Name:
    Title:

    Guarantors:
    [Parent]
    By:
    Name:
    Title:

    [________]
    By:
    Name:
    Title:

Lenders:
Perceptive Credit Holdings IV, LP
By:    Perceptive Credit Opportunities GP, LLC,
its general partner
By:
Name: Sandeep Dixit
Title: Chief Credit Officer
By:
Name: Sam Chawla
Title: Portfolio Manager
[Signature Page to Amended and Restated Credit Agreement and Guaranty]

[Signature Page to Amended and Restated Credit Agreement and Guaranty]

Administrative Agent:
Perceptive Credit Holdings IV, LP
By: Perceptive Credit Opportunities GP, LLC, its general partner
By:
Name: Sandeep Dixit
Title: Chief Credit Officer
By:
Name: Sam Chawla
Title: Portfolio Manager

[Signature Page to Amended and Restated Credit Agreement and Guaranty]

Schedule 1.01(c)
Existing Purchase Agreements

As used in this Schedule 1.01(c) and otherwise in this Agreement, the following terms shall have the respective definitions set forth below:
“CRMS Purchase Agreement” means that certain Equity Purchase Agreement, dated as of March 31, 2023, by and among Parent, Ambulnz and certain individuals party thereto.
“Existing Purchase Agreements” means, collectively, the CRMS Purchase Agreement, the PCA Purchase Agreement and the Specified Merger Agreement.
“Existing Purchase Agreement Conditions” means in respect of any cash payments of any Existing Purchase Agreement Indebtedness under the applicable Existing Purchase Agreement, the following conditions, as applicable:
(a)    in respect of payments of Existing Purchase Agreement Indebtedness under the Specified Merger Agreement, (i) such payments shall not exceed, in aggregate, $12,500,000, (ii) no Event of Default shall have occurred and be continuing and (iii) such Indebtedness shall be subject to the subordination provisions set forth in the Specified Merger Agreement as in effect on the Effective Date;
(b)    in respect of payments of Existing Purchase Agreement Indebtedness under the CRMS Purchase Agreement, (i) such payments shall not exceed, in aggregate, $5,100,000 and (ii) no Event of Default shall have occurred and be continuing; and
(c)    in respect of payments of Existing Purchase Agreement Indebtedness under the PCA Purchase Agreement, (i) such payments shall not exceed, in aggregate, $200,000 and (ii) no Event of Default shall have occurred and be continuing;
provided, in no event shall any payment of any Existing Purchase Agreement Indebtedness paid in or otherwise satisfied with Equity Interests of DocGo be prohibited by or subject to any conditions set forth in the foregoing.
“Existing Purchase Agreement Indebtedness” means, respectively, (i) the earnouts payable in respect of and pursuant to the terms and conditions of the CRMS Purchase Agreement, (ii) the earnouts payable in respect of and pursuant to the terms and conditions of and the Specified Merger Agreement; provided that any earnouts payable under the Specified Merger Agreement shall be subordinated to the Obligations pursuant to the terms of the Specified Merger Agreement in effect on the Effective Date and (iii) the deferred consideration payable in respect of and pursuant to the terms and conditions of the PCA Purchase Agreement, all of which such obligations shall be unsecured.

“Existing Purchase Agreement Material Amendment” means any amendment or modifications to the Existing Purchase Agreements that (i) changes the date any payment thereunder to be earlier than the dates payable therein as of the Effective Date, (ii) increases the amount of any payment thereunder or the formulation with respect thereto and (iii) with respect to the Specified Merger Agreement, changes the subordination provisions contained therein.
“PCA Purchase Agreement” means that certain Asset Purchase Agreement, dated as of August 6, 2025 by and among Primary Case Ambulance Corporation, a New York corporation, Paul Lebowitz and Ambulnz.
“Specified Merger Agreement” means that certain Agreement and Plan of Merger, dated as of October 20, 2025, by and among Ambulnz, STMD Merger Company, LLC, a Delaware limited liability company, SteadyMD, Inc., a Delaware corporation and Shareholder Representative Services LLC, a Colorado limited liability company.